As filed with the Securities and Exchange Commission on March 17, 1997
                                                     Registration No. 333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           ------------------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------
                            Eagle Financial Corp.
            (Exact name of registrant as specified in its charter)

       Delaware                       6712                      06-1194047
(State of Incorporation)   (Primary Standard Industrial       (I.R.S.Employer
                           Classification Code Number)       Identification No.)
                              ------------------
                                222 Main Street
                          Bristol, Connecticut  06010
                                (860) 314-6400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              ------------------

                  Mark J. Blum                                      Stuart G. Stein, Esq.
Vice President, Chief Financial Officer and Secretary              Hogan & Hartson L.L.P.
                Eagle Financial Corp.                             555 Thirteenth Street, N.W.
                  222 Main Street                                  Washington, D.C.  20004
             Bristol, Connecticut  06010                               (202) 637-8575
                   (860) 314-6400

(Name, address including zip code, and telephone number, including area code, of registrant's agent for service)
                           ------------------------
                                   Copy to:
                        Stanford N. Goldman, Jr., Esq.
              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                               Boston, MA  02111
                                (617) 542-6000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                             --------------------
                        Calculation of Registration Fee

=================================================================================================================================
Title of each class of          Amount to be          Proposed maximum             Proposed maximum       Amount of registration
securities to be                 registered          offering price per unit      aggregate offering               fee
registered                                                                             price
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par               1,752,077                $24.1875*                  $42,378,365.82*           $12,841.93*
value $.01 per share
=================================================================================================================================

* Estimated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933 based upon the average of high and low prices of the common stock of MidConn Bank as reported on The Nasdaq Stock Market National Market System on March 13, 1997.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

MidConn Bank
346 Main Street
Kensington, Connecticut 06037
                                                          ____________ ___, 1997


To the Shareholders of
MidConn Bank:

       You are cordially invited to attend a special meeting of shareholders of MidConn Bank to be held on May 22, 1997, at 10:00 a.m. at ___________________,
Connecticut.

       As described in the enclosed Joint Proxy Statement/Prospectus, at the MidConn Bank shareholder meeting you will be asked to approve the Agreement and Plan of Merger, dated as of January 27, 1997, by and among Eagle Financial Corp. ("EFC"), Eagle Federal Savings Bank ("Eagle Bank") and MidConn Bank (the "Merger Agreement"). Under the Merger Agreement, MidConn Bank will be merged into Eagle Bank, EFC's wholly-owned subsidiary (the "Merger"). Upon the Merger, each outstanding share of MidConn Bank common stock (other than dissenting shares) will be converted into .86 of a share of EFC common stock, plus cash to be paid in lieu of fractional shares. It is intended that such conversion will qualify as a tax-free exchange for federal income tax purposes.

       Ostrowski & Company, Inc., MidConn Bank's financial advisor in connection with the Merger, has delivered its written opinion to MidConn Bank's Board of Directors that, as of the date of the Merger Agreement, the consideration to be received by the holders of MidConn Bank common stock in the Merger was fair to such holders from a financial point of view. The written opinion of Ostrowski & Company, Inc. is reproduced in full as Appendix A to the accompanying Joint
                                       ----------
Proxy Statement/Prospectus.

       Consummation of EFC's acquisition of MidConn Bank is subject to certain conditions, including approval of the Merger Agreement by at least two-thirds of the outstanding shares of MidConn Bank common stock entitled to be voted at the MidConn Bank shareholders meeting and the receipt of certain regulatory approvals, as well as approval by the holders of EFC common stock of the issuance of additional shares of EFC common stock.

       Your Board of Directors unanimously approved the Merger Agreement and the Merger, and recommends that you vote "FOR" approval of the Merger Agreement and the Merger.

       THE REQUIRED VOTE TO APPROVE THE MERGER AGREEMENT IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF MIDCONN BANK COMMON STOCK. ACCORDINGLY, THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE MIDCONN BANK SHAREHOLDERS MEETING OR THE ABSTENTION FROM VOTING BY A SHAREHOLDER WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT AND THE MERGER.

       You are urged to carefully read the Joint Proxy Statement/Prospectus, which provides you with a description of the EFC common stock and the terms of the Merger. A copy of the Merger Agreement (including each of the exhibits thereto) and the other documents described in the accompanying Joint Proxy Statement/Prospectus will be provided without charge upon oral or written request to Mark J. Blum, Vice President, Chief Financial Officer and Secretary of Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010, telephone
(860) 314-6400. It is very important that your shares be represented at the MidConn Bank shareholders meeting. Whether or not you plan to attend the MidConn Bank shareholders meeting, you are requested to complete, date and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. Failure to return a properly executed proxy card or to vote at the MidConn Bank shareholders meeting will have the same effect as a vote against the Merger Agreement and the Merger.

                                        Sincerely,



                                        RICHARD J. TOMAN
                                        President and Chief Executive Officer

                                 MIDCONN BANK
                                346 Main Street
                        Kensington, Connecticut  06037

                              -------------------

                         NOTICE OF SPECIAL MEETING OF
                          SHAREHOLDERS TO BE HELD ON
                                 May 22, 1997

                              -------------------

       NOTICE IS HEREBY GIVEN that a special meeting of shareholders of MidConn Bank will be held on May 22, 1997, at 10:00 a.m. at ________________,
Connecticut, for the following purposes:

       1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 27, 1997, by and among Eagle Financial Corp. ("EFC"), Eagle Federal Savings Bank ("Eagle Bank") and MidConn Bank (the "Merger Agreement") and the merger provided for therein. As more fully described in the accompanying Joint Proxy Statement/Prospectus, under the Merger Agreement, MidConn Bank will be merged into Eagle Bank, EFC's wholly-owned subsidiary (the "Merger"). Upon the Merger, each outstanding share of MidConn Bank common stock (other than dissenting shares) will be converted into .86 of a share of EFC common stock, plus cash to be paid in lieu of fractional shares; and

       2. To transact such other business as may properly come before the MidConn Bank shareholders meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the MidConn Bank shareholders meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the Merger provided for therein or otherwise.

       If the Merger Agreement is approved, adopted and consummated, each holder of MidConn Bank common stock will have the right to dissent and demand payment of the fair value of his shares. This right is contingent upon strict compliance with the procedures set forth in the applicable statutes. The full text of these statutes is included as Appendix C to the accompanying Joint Proxy
                        ----------
Statement/Prospectus.

       The Board of Directors of MidConn Bank has fixed the close of business on April 17, 1997 as the record date for the determination of shareholders of MidConn Bank entitled to notice of and to vote at the MidConn Bank shareholders meeting. Only holders of record of MidConn Bank common stock at the close of business on that date will be entitled to notice of and to vote at the MidConn Bank shareholders meeting or any adjournments or postponements thereof.

                                        By Order of the Board of Directors


                                        DOROTHY A. BIALEK
                                        Secretary
Kensington, Connecticut
___________ ___, 1997

       WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MIDCONN BANK SHAREHOLDERS MEETING IN PERSON. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT IS VOTED AT THE MIDCONN BANK SHAREHOLDERS MEETING.

EAGLE FINANCIAL CORP.
222 Main Street
Bristol, Connecticut 06010


                                                          ____________ ___, 1997

To the Shareholders of
Eagle Financial Corp.:

       You are cordially invited to attend a special meeting of shareholders of Eagle Financial Corp. ("EFC") to be held on May 22, 1997, at 3:00 p.m. at ___________________, Connecticut.

       As described in the enclosed Joint Proxy Statement/Prospectus, at the EFC shareholders meeting, you will be asked to approve the issuance of up to _________ shares of EFC common stock in connection with the acquisition by EFC of MidConn Bank pursuant to the Agreement and Plan of Merger, dated as of January 27, 1997, by and among EFC, Eagle Federal Savings Bank ("Eagle Bank") and MidConn Bank (the "Merger Agreement"). Under the Merger Agreement, MidConn Bank will be merged into Eagle Bank. Upon the Merger, each outstanding share of MidConn Bank common stock (other than dissenting shares) will be converted into
 .86 of a share of EFC common stock, plus cash to be paid in lieu of fractional shares. It is intended that such conversion will qualify as a tax-free exchange for federal income tax purposes.

       Keefe, Bruyette & Woods, Inc., EFC's financial advisor in connection with the Merger, has delivered its written opinion to EFC's Board of Directors that as of the date of the Merger Agreement, the exchange ratio was fair to EFC from a financial point of view. The written opinion of Keefe, Bruyette is reproduced in full as Appendix B to the accompanying Joint Proxy Statement/Prospectus.
           ----------

       Consummation of EFC's acquisition of MidConn Bank is subject to certain conditions, including approval of the issuance of the EFC common stock by a majority of the total votes cast on the proposal and the receipt of certain regulatory approvals, as well as approval by MidConn Bank shareholders of the Merger Agreement.

       Your Board of Directors unanimously approved the issuance of the additional shares of EFC common stock in connection with the Merger Agreement and recommends that you vote "FOR" approval of the issuance.

       You are urged to carefully read the Joint Proxy Statement/Prospectus, which provides you with a description of the issuance of the EFC common stock and the terms of the Merger pursuant to which such shares will be issued. A copy of the Merger Agreement (including each of the exhibits thereto) and the other documents described in the accompanying Joint Proxy Statement/Prospectus will be provided without charge upon oral or written request to Mark J. Blum, Vice President, Chief Financial Officer and Secretary of Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010, telephone (860) 314-6400. It is very important that your shares be represented at the EFC shareholders meeting. Whether or not you plan to attend the EFC shareholders meeting, you are requested to complete, date and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope.

                                        Sincerely,



                                        ROBERT J. BRITTON
                                        President and Chief Executive Officer

                             EAGLE FINANCIAL CORP.
                                222 Main Street
                          Bristol, Connecticut  06010

                              -------------------

                         NOTICE OF SPECIAL MEETING OF
                          SHAREHOLDERS TO BE HELD ON
                                 May 22, 1997

                              -------------------

       NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Eagle Financial Corp. ("EFC") will be held on May 22, 1997, at 3:00 p.m. at ______________, Connecticut for the following purposes:

       1. To consider and vote upon a proposal to approve the issuance of up to ________ shares of EFC common stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of January 27, 1997 (the "Merger Agreement"), by and among EFC, Eagle Federal Savings Bank ("Eagle Bank") and MidConn Bank. As more fully described in the accompanying Joint Proxy Statement/Prospectus, under the Merger Agreement, MidConn Bank will be merged into Eagle Bank (the "Merger"). Upon the Merger, each outstanding share of MidConn Bank common stock (other than dissenting shares) will be converted into .86 of a share of EFC common stock, plus cash to be paid in lieu of fractional shares; and

       2. To transact such other business as may properly come before the EFC shareholders meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the EFC shareholders meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the issuance of EFC common stock or otherwise.

       The Board of Directors of EFC has fixed the close of business on April 17, 1997 as the record date for the determination of shareholders of EFC entitled to notice of and to vote at the EFC shareholders meeting. Only holders of record of EFC common stock at the close of business on that date will be entitled to notice of and to vote at the EFC shareholders meeting or any adjournments or postponements thereof.

                                        By Order of the Board of Directors

                                        ROBERT J. BRITTON
                                        President and Chief Executive Officer

Bristol, Connecticut
__________ ___, 1997

       WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE EFC SHAREHOLDERS MEETING IN PERSON. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT IS VOTED AT THE EFC SHAREHOLDERS MEETING.

EAGLE FINANCIAL CORP.                                     MIDCONN BANK
   222 Main Street                                       346 Main Street
Bristol, Connecticut 06010                         Kensington, Connecticut 06037


                             JOINT PROXY STATEMENT

                            ----------------------

                             EAGLE FINANCIAL CORP.
                                  PROSPECTUS

                       1,752,077 Shares of Common Stock

                            ----------------------

       This Joint Proxy Statement/Prospectus is being furnished to shareholders of MidConn Bank and to shareholders of Eagle Financial Corp. ("EFC"); it relates to the special meeting of shareholders of MidConn Bank (the "MidConn Bank Meeting") to be held on May 22, 1997, at 10:00 a.m. at ___________________,
Connecticut, and to the special meeting of shareholders of EFC (the "EFC Meeting") to be held on May 22, 1997, at 3:00 p.m. at ____________________,
Connecticut, and to any adjournments or postponements of the MidConn Bank Meeting and the EFC Meeting. This Joint Proxy Statement/Prospectus is first being mailed to shareholders of MidConn Bank and to shareholders of EFC on or about ________ ___, 1997.

       At the MidConn Meeting, the principal item of business will be to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of January 27, 1997, by and among EFC, Eagle Federal Savings Bank ("Eagle Bank"), and MidConn Bank (the "Merger Agreement") and the merger provided for therein. At the EFC Meeting, the principal item of business will be to consider and vote upon a proposal to approve the issuance of up to __________ shares of EFC common stock, par value $.01 per share ("EFC Common Stock") in connection with the acquisition of MidConn Bank pursuant to the Merger Agreement.

       The Merger Agreement provides for MidConn Bank to be acquired by EFC through a merger of MidConn Bank with and into Eagle Bank, a wholly-owned subsidiary of EFC (the "Merger"). Upon the Merger, each issued and outstanding share of MidConn Bank common stock, par value $1.00 per share ("MidConn Bank Common Stock"), other than dissenting shares, will be converted into .86 of a share of EFC Common Stock (the "Exchange Ratio"). Cash will be paid in lieu of fractional shares. In connection with the Merger Agreement, MidConn Bank has granted EFC an irrevocable option (the "Option") to purchase up to 485,319 newly issued shares of MidConn Bank Common Stock at a purchase price of $21.00 per share (which price is subject to adjustment) upon the occurrence of certain events.

       The Merger is subject to various conditions, including approvals of applicable federal and Connecticut regulatory authorities. MidConn Bank and EFC expect that the Merger will be consummated in the second quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods. If the Merger is not consummated by September 30, 1997, the Merger Agreement will be terminated unless MidConn Bank and EFC mutually consent to an extension. For a more detailed description of the Merger and the Option, see "THE MERGER."

       This Joint Proxy Statement/Prospectus also constitutes a prospectus of EFC with respect to up to 1,752,077 shares of EFC Common Stock subject to issuance in connection with the acquisition of MidConn Bank by EFC pursuant to the Merger Agreement.

       THE EFC COMMON STOCK OFFERED HEREBY INVOLVES RISK. MIDCONN BANK SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCLOSED

UNDER "RISK FACTORS" BEGINNING AT PAGE 17 RELATING TO CERTAIN FACTORS RELEVANT TO AN ASSESSMENT OF EFC AND THE EFC COMMON STOCK.

       THE EFC COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), ANY STATE SECURITIES COMMISSION, THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), OR THE CONNECTICUT COMMISSIONER OF BANKING (THE "CONNECTICUT COMMISSIONER"), NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION, THE OTS, THE FDIC, OR THE CONNECTICUT COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF EFC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND ("BIF"), THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENTAL AGENCY.

       The information set forth in this Joint Proxy Statement/Prospectus concerning MidConn Bank has been furnished by MidConn Bank. The information concerning EFC and Eagle Bank has been furnished by EFC. The descriptions of the Merger Agreement, the Option Agreement, the MidConn Bank Stockholder Agreement and the Eagle Financial Corp. Stockholder Agreement (as defined herein) and other documents in this Joint Proxy Statement/Prospectus are qualified by reference to the text of those documents, which are incorporated herein by reference, copies of which will be provided without charge upon written or oral request addressed to Mark J. Blum, Vice President, Chief Financial Officer and Secretary of Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010, telephone (860) 314-6400.

       NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS, OR INCORPORATED BY REFERENCE HEREIN, IN CONNECTION WITH THE SOLICITATION OF PROXIES BY MIDCONN BANK OR EFC OR THE OFFERING OF EFC COMMON STOCK MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MIDCONN BANK OR EFC. THIS JOINT PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY EFC COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF THE EFC COMMON STOCK OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDCONN BANK OR EFC OR THE INFORMATION HEREIN OR THE DOCUMENTS OR REPORTS INCORPORATED BY REFERENCE SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                            ----------------------

   The date of this Joint Proxy Statement/Prospectus is _________ ___, 1997.

                             AVAILABLE INFORMATION

       EFC and MidConn Bank are both subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith EFC files reports, proxy statements and other information with the SEC and MidConn Bank files reports, proxy statements and other information with the FDIC. With respect to EFC, such reports, proxy statements and other information can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information filed by EFC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is (http://www.sec.gov). With respect to MidConn Bank, such reports, proxy statements and other information filed by MidConn Bank may be inspected and copied at the FDIC, 550 17th Street, N.W., Washington, D.C. 20429. EFC Common Stock and MidConn Bank Common Stock are traded on The Nasdaq Stock Market National Market System ("The Nasdaq National Market"). Reports, proxy statements and other information concerning EFC and MidConn Bank can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

       EFC has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the EFC Common Stock to be issued to the shareholders of MidConn Bank in connection with the acquisition of MidConn Bank by EFC pursuant to the Merger Agreement. As permitted by the rules and regulations of the SEC, this Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference herein as to the contents of any contract or other document are not necessarily complete and, in each instance where such contract or document is filed as an exhibit to the Registration Statement, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by EFC with the SEC (File No. 0-15311) under the Exchange Act are hereby incorporated in this Joint Proxy Statement/Prospectus by reference: (i) EFC's Annual Report on Form 10-K for the year ended September 30, 1996; (ii) EFC's Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended December 31, 1996; and (iii) EFC's Current Reports on Form 8-K filed with the SEC on October 29, 1996, December 19, 1996 and February 5, 1997.

       All documents filed by EFC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the EFC Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus. In lieu of incorporating by reference the description of the capital stock of EFC which is contained in a registration statement filed under the Exchange Act, such description is included in this Joint Proxy Statement/Prospectus. See "DESCRIPTION OF EFC CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS."

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus. EFC will provide without charge to each person, including any beneficial owner, to whom a copy of this Joint Proxy Statement/Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated herein by reference and not delivered herewith (not including exhibits to the information incorporated by reference unless such exhibits are specifically incorporated by reference into the text of such documents).

       This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from: Mark J. Blum, Vice President, Chief Financial Officer and Secretary, Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010; telephone (860) 314-6400. In order to ensure timely delivery of the documents, any request should be made as soon as possible, but no later than May 15, 1997.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----

Available Information.......................................

Incorporation of Certain Documents
     by Reference...........................................

Merger Summary..............................................
     The Parties............................................
     The Merger.............................................
     Comparison of Shareholder Rights.......................
     Market Prices of Common Stock..........................
     Comparative Per Share Data.............................
     Summary Financial and Other
        Data................................................

Risk Factors................................................
     Recent Growth and Market Area Focus....................
     Legislative and General Regulatory
        Developments........................................
     Sources of Funds for Cash Dividends....................
     Commercial Lending.....................................
MidConn Bank Meeting........................................
     Matters to be Considered at the
        MidConn Bank Meeting................................
     Record Date and Voting.................................
     Vote Required; Revocability of
        Proxies.............................................
     Solicitation of Proxies................................

EFC Meeting.................................................
     Matters to be Considered at the
        EFC Meeting.........................................
     Record Date and Voting.................................
     Vote Required; Revocability of
        Proxies.............................................
     Solicitation of Proxies................................

The Merger..................................................
     The Parties............................................
     Background of the Merger...............................
     Recommendation of the MidConn Bank
        Board of Directors and Reasons for
        the Merger..........................................
     Recommendation of the EFC Board of
        Directors and Reasons for the
        Issuance............................................
     Purpose and Effects of the Merger......................
     Structure..............................................
     Exchange Ratio.........................................
     Options................................................
     Regulatory Approvals...................................
     Conditions to the Merger...............................
     Conduct of Business Pending
        the Merger..........................................
     Third Party Proposals..................................
     Expenses; Breakup Fee..................................
     Opinion of MidConn Bank Financial
        Advisor.............................................
     Opinion of EFC Financial Advisor.......................
     Certain Provisions of the Merger
        Agreement...........................................
     Termination and Amendment of
        the Merger Agreement................................
     Certain Federal Income Tax
        Consequences........................................
     Accounting Treatment...................................
     Resales of EFC Common Stock
        Received in the Merger..............................
     Dissenters' Appraisal Rights...........................
     Interests of Certain Persons in
        the Merger..........................................
     Indemnification........................................
     Option Agreement.......................................

Pro Forma Combined Financial
     Statements.............................................

Market Prices and Dividends.................................
     EFC Common Stock.......................................
     MidConn Bank Common Stock..............................

Description of EFC Capital Stock and
     Comparison of Shareholder Rights.......................
     EFC Capital Stock......................................
     Certificate of Incorporation and Bylaw
        Provisions..........................................
     Applicable Law.........................................

Information about MidConn Bank..............................
     Description of Business of MidConn Bank................
     Description of Property of MidConn Bank................
     Management's Discussion and Analysis
        of Financial Condition and
        Results of Operations - Year Ended
        September 30, 1996..................................
     Management's Discussion and Analysis
        of Financial Condition and Results of
        Operations - Quarter Ended
        December 31, 1996...................................
     Principal Shareholders.................................
     Security Ownership of Management.......................
     Legal Proceedings......................................
     Independent Accountants................................
     Section 16(a) Compliance...............................

Adjournment of MidConn Bank and EFC
     Meetings...............................................

Shareholder Proposals.......................................

Other Matters...............................................

Experts.....................................................

Legal Matters...............................................

Appendix A
----------
     Opinion of Ostrowski & Company, Inc. ..................  A-1
Appendix B
----------
     Opinion of Keefe, Bruyette & Woods, Inc. ..............  B-1
Appendix C
----------
     Section 36a-125(h) and Sections 33-855
       to 33-872 of the Connecticut
       General Statutes.....................................  C-1
Exhibit F
---------
     Index to Financial Statements..........................  F-1
     Financial Statements of MidConn Bank...................  F-2

                                MERGER SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus. Shareholders of MidConn Bank and of EFC are urged before voting to give careful consideration to all of the information contained in or incorporated by reference into this Joint Proxy Statement/Prospectus.

The Parties

     EFC. EFC is a Delaware corporation and the holding company of Eagle Bank, its wholly-owned, federally chartered, FDIC insured savings bank subsidiary. Both EFC and Eagle Bank are headquartered in Bristol, Connecticut. Through Eagle Bank, EFC provides a full range of financial services to customers from 19 traditional banking offices and four supermarket branch offices located in Hartford and eastern Litchfield Counties in Connecticut.

     At December 31, 1996, EFC had total consolidated assets of $1.49 billion, total deposits of $1.07 billion, and shareholders' equity of $105 million. EFC Common Stock is quoted on The Nasdaq National Market under the symbol "EGFC". The address of EFC's principal executive offices is Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010, and its telephone number is (860) 314-6400. See "THE MERGER -- The Parties."

     Eagle Bank. Eagle Bank, a federal savings bank, is a wholly-owned subsidiary of EFC. Eagle Bank will be the surviving federal savings bank following the Merger (the "Surviving Bank"). See "THE MERGER -- The Parties." The address of Eagle Bank's principal executive offices is Eagle Federal Savings Bank, 222 Main Street, Bristol, Connecticut 06010, and its telephone number is
(860) 314-6400.

     MidConn Bank. MidConn Bank, a Connecticut-chartered savings bank, is headquartered in Kensington, Connecticut. Deposits at MidConn Bank are FDIC insured. MidConn Bank currently serves customers from eight branch offices located in Hartford County and two branch offices located in Middlesex County. MidConn Bank is engaged primarily in the business of attracting deposits from the general public and using those funds and other sources of funds primarily for residential and commercial mortgage loans.

     At December 31, 1996, MidConn Bank had total consolidated assets of $363 million, total deposits of $315 million, and shareholders' equity of $35 million. MidConn Bank Common Stock is quoted on The Nasdaq National Market under the symbol "MIDC". The address of MidConn Bank's principal executive offices is MidConn Bank, 346 Main Street, Kensington, Connecticut 06037, and its telephone number is (860) 828-0301. See "THE MERGER -- The Parties."

The Merger

     General. The Merger Agreement provides for the acquisition of MidConn Bank by EFC through the merger of MidConn Bank with and into Eagle Bank, with Eagle Bank being the Surviving Bank which will continue to be a wholly-owned subsidiary of EFC. Eagle Bank will remain headquartered in Bristol, Connecticut as an FDIC insured federally chartered savings bank.

     At the Effective Time (defined below) of the Merger, each issued and outstanding share of MidConn Bank Common Stock, except for (i) shares held as treasury stock or held, directly or indirectly, by EFC, MidConn Bank or any of EFC's subsidiaries (other than shares held in a fiduciary capacity ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")), which shall be canceled and (ii) Dissenting Shares (defined below), will be converted into .86 of a share of EFC Common Stock, plus cash to be paid in lieu of fractional shares. See "THE MERGER -- Exchange Ratio." The Merger will not change the outstanding EFC Common Stock held by EFC shareholders prior to the Merger.

     MidConn Bank and EFC expect that the Merger will be consummated in the second quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods. If the Merger is not consummated by September 30, 1997, the Merger Agreement will be terminated unless MidConn Bank and EFC mutually consent to an extension. See "THE MERGER -- Structure."

     Exchange Ratio. At the Effective Time, except as discussed below, each issued and outstanding share of MidConn Bank Common Stock will be converted automatically into .86 of a share of EFC Common Stock. Shares held as treasury stock or held directly or indirectly by MidConn Bank, EFC or any of EFC's subsidiaries (other than Trust Account Shares and DPC shares) shall be canceled. Dissenting Shares will not be converted into the right to receive shares of EFC Common Stock, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their rights of payment under applicable law. See "THE MERGER -- Dissenters' Appraisal Rights" and Appendix C. Cash will be paid in lieu of fractional shares.

     Based on the ________ shares of MidConn Bank Common Stock outstanding on the April 17, 1997 record date and the Exchange Ratio of .86, EFC would issue up to ________ shares of EFC Common Stock to the MidConn Bank shareholders in the Merger, plus cash in lieu of fractional shares. These numbers do not reflect additional shares of EFC Common Stock to be issued in the event of the exercise prior to the Merger of the ________ shares of MidConn Bank Common Stock that are subject to existing stock options held by directors, officers and employees of MidConn Bank.

     Options. As of the MidConn Bank Record Date (defined below), there were outstanding options to purchase _____ shares of MidConn Bank Common Stock at an average exercise price of $___ per share, all of which are or will be, immediately before the Effective Time, vested and exercisable in full. These options are held as follows: options for ____ shares by non-employee directors; _______ shares by Messrs. _____, respectively; ____ shares by other officers and employees; and shares by retired officers and directors. Under the Merger Agreement, shares of MidConn Bank Common Stock issued prior to consummation of the Merger upon the exercise of the _____ outstanding options held by directors, officers and other employees of MidConn Bank will also be converted into EFC Common Stock at the Exchange Ratio.

     Under the Merger Agreement, if the substitution of EFC Common Stock for and cancellation of each MidConn Option is permitted under the terms of each option granted by MidConn Bank to purchase shares of MidConn Bank Common Stock pursuant to the MidConn Bank stock option plans that is outstanding and unexercised immediately before the Effective Time (a "MidConn Option"), then each holder of a MidConn Option shall have the right to receive, at the Effective Time, in substitution for and cancellation of such MidConn Option, shares of EFC Common Stock in accordance with a specified formula which, as is described in more detail below, will generally result in the option holder receiving shares of EFC Common Stock having a value (based on a 20-trading-day average price) essentially equal to the "spread" on the option (that is, the value of shares of EFC Common Stock, based on the Exchange Ratio and such average price, that the option holder would have received if he or she had exercised the option, reduced by the applicable exercise price). The option holder generally will be subject to federal income tax (at ordinary income rates) on the value of such shares of EFC Common Stock received (subject to certain special rules if the sale of such shares is restricted in accordance with the "pooling of interest" accounting rules, as described below).

     If the condition set forth in the first sentence of the preceding paragraph is not satisfied as of the Effective Time as to every MidConn Option, each MidConn Option shall be converted automatically into an option to purchase shares of EFC Common Stock in an amount and at an exercise price, as adjusted for the Exchange Ratio (and otherwise subject to the terms of the applicable MidConn Bank stock option plans and the option agreement with respect to the MidConn Option). See "THE MERGER --Options." The duration and other terms of each such MidConn Option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to MidConn Bank in the MidConn Bank stock option plans (and the corresponding references in the option agreement documenting such MidConn Option) shall be deemed to be references to EFC.

     Conditions to the Merger. The respective obligations of the parties under the Merger Agreement to consummate the Merger are subject to the satisfaction of various conditions, including approval by at least two-thirds of the outstanding shares of MidConn Bank Common Stock, approval of the issuance of EFC Common Stock as part of the Merger by a majority of the total votes cast on the proposal at the EFC Meeting, receipt of regulatory approvals, receipt of a favorable tax opinion from EFC's special counsel and an opinion from EFC's independent accountants that the Merger will be accounted for as a pooling-of-interests, as well as other customary conditions. See "THE MERGER -- Conditions to the Merger."

     MidConn Bank Meeting. The MidConn Bank Meeting will be held on May 22, 1997 at 10:00 a.m. at _______________, Connecticut, at which time the holders of record of MidConn Bank Common Stock at the close of business on April 17, 1997 (the "MidConn Bank Record Date") will be asked to consider and vote upon: (i) a proposal to approve and adopt the Merger Agreement and the Merger provided for therein, and (ii) such other matters as may properly be brought before the MidConn Bank Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to vote at the MidConn Bank Meeting is required to approve and adopt the Merger Agreement and the Merger provided for therein.

     All of the directors of MidConn Bank, who beneficially owned as of the MidConn Bank Record Date, an aggregate of _______ shares of MidConn Bank Common Stock (excluding all stock options) or approximately ____ % of the outstanding shares of MidConn Bank, and certain affiliates of MidConn Bank have entered into a stockholder agreement with EFC, dated as of January 27, 1997 (the "MidConn Bank Stockholder Agreement"), pursuant to which they have each agreed, among other things, to certain transfer restrictions and to vote all shares of MidConn Bank Common Stock with respect to which they have the right to vote in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and against any third party merger proposal. No separate consideration was paid to any of the directors for entering into the MidConn Bank Stockholder Agreement. EFC required that the MidConn Stockholder Agreement be executed as a condition to EFC entering into the Merger Agreement. See "MIDCONN BANK MEETING."

     The Board of Directors of MidConn Bank believes that the terms of the Merger Agreement are fair to, and in the best interests of, MidConn Bank and its shareholders. The Board of Directors of MidConn Bank unanimously approved the Merger Agreement and the Merger and recommends that holders of MidConn Bank Common Stock vote "FOR" approval and adoption of the Merger Agreement and the Merger. For a discussion of the factors considered by the Board of Directors in reaching its decision, see "THE MERGER -- Background of the Merger" and "-- Recommendation of the MidConn Bank Board of Directors and Reasons for the Merger."

     EFC Meeting. The EFC Meeting will be held on May 22, 1997, at 3:00 p.m. at __________________, Connecticut, at which time the holders of record of EFC Common Stock at the close of business on April 17, 1997 (the "EFC Record Date") will be asked to consider and vote upon: (i) a proposal to approve the issuance of up to ___________ shares of EFC Common Stock in connection with the acquisition of MidConn Bank by EFC pursuant to the Merger Agreement, and (ii) such other business as may properly be brought before the EFC Meeting or any adjournments or postponements thereof. The Merger is conditioned on the approval by the EFC shareholders of the issuance of these shares of EFC Common Stock, which approval requires an affirmative vote of a majority of the total votes cast on the proposal. The Board of Directors of EFC believes that the terms of the Merger Agreement are fair to, and in the best interests of EFC and its shareholders. The Board of Directors of EFC unanimously approved the issuance of the shares of EFC Common Stock in connection with the Merger Agreement and recommends that the holders of EFC Common Stock vote "FOR" approval of the issuance. For a discussion of the factors considered by the Board of Directors in reaching its decision, see "THE MERGER -- Background of the Merger" and "-- Recommendation of the EFC Board of Directors and Reasons for the Issuance." See "EFC MEETING."

     Fairness Opinions. On January 27, 1997, Ostrowski & Company, Inc. ("O & Co.") delivered its opinion to the Board of Directors of MidConn Bank that, as of such date, the consideration to be received by the holders of MidConn Bank Common Stock was fair from a financial point of view. The opinion of O & Co. describes the matters considered and the scope of the review undertaken in rendering such opinion. O & Co.'s opinion and presentations to the MidConn Bank Board of Directors, together with a review by the MidConn Bank Board of the assumptions used by O & Co., were among the factors considered by the MidConn Bank Board of Directors in reaching its determination to approve the Merger Agreement and the Merger. On January 27, 1997, the date that O & Co. delivered its opinion, EFC Common Stock closed at $29.25 per share. The Merger Agreement does not provide for an update by O & Co. of its opinion. See "THE MERGER -- Opinion of MidConn Bank Financial Advisor." A copy of O & Co.'s opinion letter dated as of January 27, 1997 is attached as Appendix A to this Joint Proxy
                                            ----------
Statement/Prospectus and should be read by MidConn Bank shareholders in its entirety.

     The Board of Directors of EFC reviewed financial analyses and other material information in considering the Merger. EFC also consulted with Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette") as to certain issues concerning the Merger, including whether the Exchange Ratio is fair to EFC from a financial point of view. On January __, 1997, Keefe, Bruyette delivered a fairness opinion to EFC with respect to the terms of the Merger. See "THE MERGER -- Opinion of EFC Financial Advisor." A copy of Keefe, Bruyette's updated opinion letter dated the date of this Joint Proxy Statement/Prospectus is attached as Appendix B to
                                                                 ----------
this Joint Proxy Statement/Prospectus and should be read by EFC shareholders in its entirety.

     Regulatory Approvals. Consummation of the Merger is conditioned on receipt of required regulatory approvals from the OTS and the Connecticut Commissioner. Applications as to such approvals have been filed and are pending. No other regulatory approvals are required to effect the Merger pursuant to the Merger Agreement. Neither MidConn Bank nor EFC is aware of any reason why all required regulatory approvals should not be obtained. See "THE MERGER -- Regulatory Approvals."

     Accounting Treatment. The Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the Merger so qualifying. See "THE MERGER -- Accounting Treatment."

     Federal Income Tax Consequences. It is intended that the Merger will qualify as a tax-free reorganization for federal income tax purposes so that MidConn Bank shareholders generally should not recognize gain or loss as a result of exchanging their MidConn Bank Common Stock for the EFC Common Stock issued in the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

     Dissenters' Appraisal Rights. The holders of EFC Common Stock do not have dissenters' rights of appraisal in connection with the Merger.

     Under Connecticut law, holders of MidConn Bank Common Stock are entitled to dissenters' rights of appraisal in connection with the Merger. Shares of MidConn Bank Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by shareholders who have properly dissented from the Merger (collectively, "Dissenting Shares") pursuant to Section 36a-125(h) and Sections 33-855 to 33-872, inclusive, of the Connecticut General Statutes (the "CGS"), shall not be converted into the right to receive shares of EFC Common Stock, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, the shares of MidConn Bank Common Stock held by such shareholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, shares of EFC Common Stock pursuant to the Merger Agreement. See "THE MERGER -- Dissenters' Appraisal Rights" and Appendix C to this Joint Proxy
                                                 ----------
Statement/Prospectus, which set forth the steps to be taken by a holder of MidConn Bank Common Stock who wishes to exercise the right to dissent.

     Effective Time. The Merger will become effective (the "Effective Time") as of the date and time specified in the Agreement of Merger and Articles of Combination to be filed with the OTS prior to the Merger. It is anticipated that the Effective Time will occur (i) on the fifth day after the last required regulatory approval is received and all applicable waiting periods have expired,
(ii) if elected by EFC, the last business day of the month in which the date set forth in (i) above occurs, or (iii) at such other time as the parties may agree. MidConn Bank and EFC expect that the Merger will be consummated in the second quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods. If the Merger is not consummated by September 30, 1997, the Merger Agreement will be terminated unless MidConn Bank and EFC mutually consent to an extension.

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of MidConn Bank and EFC and by either of them individually under certain specified circumstances, including if the Merger is not consummated by September 30, 1997. See "THE MERGER -- Termination and Amendment of Merger Agreement."

     Exchange of MidConn Bank Common Stock Certificates. Upon the Effective Time, each holder of a certificate representing MidConn Bank Common Stock issued and outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to EFC's transfer agent, First National Bank of Boston (the "Exchange Agent"), be entitled to receive a certificate representing the number of whole shares of EFC Common Stock into which such MidConn Bank Common Stock will have been automatically converted as part of the Merger. The Exchange Agent will mail a letter of transmittal with instructions to all holders of record of MidConn Bank Common Stock immediately prior to the Effective Time for use in surrendering their certificates for MidConn Bank Common Stock in exchange for new certificates representing EFC Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY MIDCONN BANK SHAREHOLDERS UNTIL THE
-----------------------------------------------------------------------------
LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "THE MERGER --Exchange
---------------------------------------------------
Ratio."

     Option Agreement. As a condition of and inducement to EFC's entering into the Merger Agreement, EFC and MidConn Bank entered into an option agreement, dated as of January 27,

1997 (the "Option Agreement"), immediately after their execution of the Merger Agreement. The Option Agreement may have the effect of discouraging the making of alternative acquisition-related proposals, even if such proposal is for a higher price per share for MidConn Bank Common Stock than the price per share consideration to be paid pursuant to the Merger Agreement.

     If the Option granted pursuant to the Option Agreement becomes exercisable, EFC may purchase at a price of $21.00 per share up to 485,319 newly issued shares of MidConn Bank Common Stock, or approximately 19.9% of the MidConn Bank Common Stock then outstanding. The Option would become exercisable primarily upon the occurrence of certain events that create the potential for a third party to acquire MidConn Bank. To the knowledge of MidConn Bank, no event that would permit exercise of the Option has occurred as of the date hereof. If the Option becomes exercisable, EFC or any permitted transferee of EFC may, under certain circumstances, require MidConn Bank to repurchase, for a formula price, the Option (in lieu of its exercise) or any shares of MidConn Bank Common Stock purchased upon exercise of the Option. See "THE MERGER -- Option Agreement."

     Interests of Certain Persons in the Merger. The Merger Agreement provides for one MidConn Bank director (selected by the Board of Directors of EFC in consultation with MidConn Bank) to be invited to serve as an additional member of the Boards of Directors of EFC and Eagle Bank upon consummation of the Merger. The director will serve until the annual meeting of shareholders following the fiscal year ended September 30, 1999.

     Pursuant to existing employment and severance agreements of MidConn Bank, and as provided in the Merger Agreement, severance payments are expected to be made upon the consummation of the Merger and termination of their current employment positions without cause to Richard J. Toman, Robert W. Anderson, Dorothy A. Bialek, Robert C. Rungee and Daniel J. Rys, Jr. These payments, which are limited to the maximum amount that can be paid without adverse tax consequences under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), would be based on 2.99 times their respective average annual compensation that was paid by MidConn Bank and includible in their gross income for federal tax purposes for the calendar years 1992 through 1996.

     Based on 2.99 times their respective average annual compensation paid by MidConn Bank and includible in gross income for federal tax purposes for the calendar years 1992 through 1996, the severance payments to Messrs. Toman, Anderson, Rungee and Rys and Ms. Bialek upon termination of employment without cause in connection with the Merger would be approximately $515,971, $246,777, $223,467, $164,193, and $206,880, respectively.

     The Merger Agreement provides that as to each employee of MidConn Bank who was a party to an employment or severance agreement with MidConn Bank on the date of the Agreement and whose employment is terminated after the Effective Time and during the term of such agreement, Eagle Bank will assume the obligations of MidConn Bank under such agreement and, in addition, take certain actions at the discretion of the employee. Pursuant to the Merger Agreement, MidConn Bank will make a severance payment to Douglas Larson equal to twelve months of his compensation based on his compensation for December 1996, which amount will be $60,000. In addition, Eagle Bank has agreed to pay for continuation of group term life insurance with a death benefit not in excess of three times such employee's annual rate of compensation from MidConn Bank as of the Effective Time for one year and for accrued and unused vacation and sick leave.

     Also upon consummation of the Merger, Eagle Bank has agreed to employ Mr. Toman as an officer from the Effective Time through December 31, 1997 to assist in the transition at a salary of $14,000 per month, and thereafter to retain him as a part-time independent contractor consultant for the subsequent year with consulting fees at an annual rate of $50,000. See "THE MERGER --Interests of Certain Persons in the Merger."

     EFC also has agreed to indemnify the directors, officers and employees of MidConn Bank as to certain matters. See "THE MERGER -- Indemnification."

     As of the MidConn Bank Record Date, the directors and executive officers of MidConn Bank and their affiliates owned _________ of the outstanding shares (______%) of MidConn Bank Common Stock. To approve and adopt the Merger Agreement and the Merger, the affirmative vote of at least two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to be voted at the MidConn Bank Meeting is required. As of the EFC Record Date, the directors and executive officers of EFC and their affiliates owned _________ of the outstanding shares (______%) of EFC Common Stock. To approve the issuance of the additional shares of EFC Common Stock in connection with the Merger Agreement, the affirmative vote of a majority of the total votes cast on the proposal at the EFC Meeting is required.

Comparison of Shareholder Rights

     If the Merger is consummated, the holders of MidConn Bank Common Stock will become holders of EFC Common Stock. There are certain differences between the rights of EFC shareholders and MidConn Bank shareholders. For a summary of such differences, see "DESCRIPTION OF EFC CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS."

Market Prices of Common Stock

     EFC Common Stock and MidConn Bank Common Stock are traded on The Nasdaq National Market. The symbol for EFC Common Stock is "EGFC". The symbol for MidConn Bank Common Stock is "MIDC".

     The following table sets forth per share closing prices of the EFC Common Stock and MidConn Bank Common Stock on The Nasdaq National Market, as of the dates specified and the pro forma equivalent market value of the EFC Common Stock to be issued for the MidConn Bank Common Stock in the Merger. See "MARKET PRICES AND DIVIDENDS."


                                                                    MidConn Bank
                                  Last Reported Sale Price          Common Stock
                            ------------------------------------     Pro Forma
Date                               EFC           MidConn Bank     Equivalent Market
----                           Common Stock      Common Stock           Value   (a)
                               ------------      ------------     -----------------
September 30, 1994..........      $21.25            $14.25             $18.28
September 30, 1995..........       23.00             14.25              19.78
September 30, 1996..........       27.25             19.25              23.44
December 31, 1996...........       30.50             19.75              26.23
January 27, 1997 (b)........       29.25             20.00              25.16
March ___, 1997 (c).........

(a) Determined by multiplying the respective closing prices of the EFC Common Stock by the .86 Exchange Ratio. See "THE MERGER -- Exchange Ratio."

(b) Last trading date prior to announcement of the execution of the Merger Agreement.

(c) The most recent practicable date prior to the date of this Joint Proxy Statement/Prospectus.

     Shareholders are advised to obtain current market quotations for EFC Common Stock. It is expected that the market price of EFC Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the date on which the Merger is consummated. No assurance can be given as to the market price of EFC Common Stock at the time of the Merger.

Comparative Per Share Data

     Following are certain comparative selected historical per share data of EFC and of MidConn Bank, pro forma combined per share data of EFC and MidConn Bank, and equivalent pro forma per share data of MidConn Bank. The financial data is based on, and should be read in conjunction with, the historical consolidated financial statements and the notes thereto of EFC and of MidConn Bank and the pro forma combined financial statements and the notes thereto appearing herein or incorporated by reference elsewhere into this Joint Proxy Statement/Prospectus. All per share data of EFC, MidConn Bank and pro forma are presented on a fully diluted basis and have been adjusted retroactively to give effect to stock dividends. The pro forma data is not necessarily indicative of results which will be obtained on a combined basis. The pro forma data has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger.

                                            At or for the Three
                                                Months Ended
                                                December 31,           At or for the Year Ended September 30,
                                                ------------        -------------------------------------------
Net Income before cumulative change per            1996                1996            1995            1994
fully diluted Common Share:                        ----                ----            ----            ----
  EFC -- historical...........................     $0.61               $2.89           $2.38          $ 2.13(a)
  MidConn Bank -- historical..................      0.35                0.94            0.56            0.97(a)
  Pro Forma Combined (b)......................      0.55                2.42            1.92            1.81
  MidConn Bank Equivalent Pro Forma (c).......      0.47                2.08            1.65            1.56

Cash Dividends per Common Share:..............
  EFC -- historical...........................      0.23                0.92            0.82            0.69
  MidConn Bank -- historical..................      0.15                0.60            0.54            0.44
  Pro Forma Combined..........................      0.23                0.92            0.82            0.69
  MidConn Bank Equivalent Pro Forma (c).......      0.20                0.79            0.71            0.59

Book Value per Common Share:..................
  EFC -- historical...........................     23.16               22.31           20.73           19.24
  MidConn Bank -- historical..................     18.13               18.00           17.77           17.68
  Pro Forma Combined (d)......................     21.86               21.94           20.71           19.66
  MidConn Bank Equivalent Pro Forma (c).......     18.80               18.87           17.81           16.91

------------------------

(a) Does not give effect to the loss and additional income, respectively, in 1994 resulting from the cumulative effect of the change in the method of accounting for income taxes and post-retirement benefits other than pensions adopted by each of EFC and MidConn Bank in 1994 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 ("FASB 109") and No. 106 ("FASB 106"), which resulted in a decrease of $0.01 per share in EFC's net income for 1994 and an increase of $0.06 per share in MidConn Bank's net income for 1994.

(b) Pro Forma Combined EFC and MidConn Bank Net Income per Common Share data have been determined based upon (i) the combined historical net income of EFC and MidConn Bank and (ii) the combined historical weighted average common equivalent shares of EFC and MidConn Bank. For purposes of this determination, MidConn Bank's historical weighted average common shares outstanding were multiplied by the .86 Exchange Ratio. See "THE MERGER -- Exchange Ratio."

(c) MidConn Bank equivalent pro forma per share amounts are calculated by multiplying the pro forma combined amounts by the .86 Exchange Ratio.

(d) Pro Forma Combined EFC and MidConn Bank Book Value per Common Share has been determined based upon (i) the combined historical shareholders' equity of EFC and MidConn Bank and (ii) the combined historical common shares outstanding of EFC and MidConn Bank. For purposes of this determination, MidConn Bank's historical common shares outstanding were multiplied by the .86 Exchange Ratio.

Summary Financial and Other Data

         The following tables present summary historical financial and other data for EFC and MidConn Bank as of the dates and for the periods indicated. This summary data is based upon, and should be read in conjunction with, the historical and pro forma consolidated financial statements and notes thereto of EFC and MidConn Bank incorporated by reference herein or appearing elsewhere herein. As to historical information, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" for information with respect to EFC and Exhibit F for information
                                                   ---------
with respect to MidConn Bank. For pro forma information, see "-- Comparative Per Share Data" above and "PRO FORMA COMBINED FINANCIAL STATEMENTS" appearing elsewhere herein. All adjustments necessary for a fair presentation of financial position and results of operations of interim periods have been included. All per share data of EFC and MidConn Bank have been adjusted retroactively to give effect to stock dividends. The pro forma amounts are not necessarily indicative of results which will be obtained on a combined basis. The pro forma data has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger.

Selected Consolidated Financial Data - EFC


Financial Condition
  and Other Data - EFC
    (Dollars in Thousands)        At December 31,                               At September 30,
                                 -----------------      --------------------------------------------------------------
                                       1996                1996         1995         1994         1993          1992
                                     -------            ---------    ----------   ----------   ----------    ---------
Total assets.....................   $1,458,050          $1,402,809   $1,237,286   $1,070,276    $792,468       $751,171
Loans receivable, net............      828,594             814,488      713,545      810,705     656,344        568,124
Investment securities............       47,818              52,877      105,874       76,466      54,701         70,536
Mortgage-backed securities.......      497,251             450,120      355,785      116,063      49,176         71,064
Intangible assets (a)............       26,355              26,990        9,869       11,511       1,861          2,138
Deposits.........................    1,067,480           1,059,355      951,751      948,829     706,214        677,701
FHL Bank advances and other
  borrowings.....................      241,204             221,678      155,467       39,592      16,252          7,326
Shareholders' equity.............      105,209             101,148       92,460       66,276      60,407         55,004
Number of banking offices........           23                  23           23           23          17             17

Operating Data - EFC                        At or for the Three Months
(Dollars in Thousands)                         Ended December 31,                   At or for the Year Ended September 30,
                                               ------------------       ------------------------------------------------------------
                                                1996        1995          1996         1995         1994        1993           1992
                                               ------      ------       --------     --------     --------    --------      --------

Interest income............................ $   24,879    $   22,149   $   95,601   $   82,897    $ 60,087    $ 55,754      $ 51,884
Interest expense...........................     14,429        12,748       55,842       42,880      29,016      28,469        29,698
                                            ----------    ----------   ----------   ----------    --------    --------      --------
Net interest income........................     10,450         9,401       39,759       40,017      31,071      27,285        22,186
Provision for loan losses..................        525           225        2,041        1,500       1,200       1,708         1,646
Non-interest income:
  Net gain (loss) on sale of securities....          -           631         (463)         (42)          -          52            37
  Net gain (loss) from mortgage
    banking activities.....................         20             6       (1,484)         244         120           -             -
  Gain on sale of deposits.................          -             -       15,904            -           -           -             -
  Other non-interest income................      1,275         1,266        4,951        4,199       3,046       2,452         2,425
                                            ----------    ----------   ----------   ----------    --------    --------      --------
    Total non-interest income..............      1,295         1,903       18,908        4,401       3,166       2,504         2,462
                                            ----------    ----------   ----------   ----------    --------    --------      --------
Non-interest expense:
  Net cost of real estate owned operations.        192           222        1,190          744       1,360         977           740
  Other non-interest expense...............      6,158         5,760       32,459       23,515      18,728      15,315        12,196
                                            ----------    ----------   ----------   ----------    --------    --------      --------
    Total non-interest expense.............      6,350         5,982       33,649       24,259      20,088      16,292        12,936
                                            ----------    ----------   ----------   ----------    --------    --------      --------
Income before income taxes and
  cumulative change........................      4,870         5,097       22,977       18,659      12,949      11,789        10,066
Income taxes...............................      1,974         2,173        9,339        7,687       5,353       5,637         4,900
                                            ----------    ----------   ----------   ----------    --------    --------      --------
Income before cumulative change............      2,896         2,924       13,638       10,972       7,596       6,152         5,166
Cumulative change (b)......................          -             -            -            -         (30)          -             -
                                            ----------    ----------   ----------   ----------    --------    --------      --------
Net income................................. $    2,896    $    2,924   $   13,638   $   10,972    $  7,566    $  6,152      $  5,166
                                            ==========    ==========   ==========   ==========    ========    ========      ========
Loan originations during period............ $   46,875    $   54,572   $  236,097   $  158,133    $219,904    $209,901      $163,478
Net increase in deposits...................      8,125        18,218      107,604        2,922     242,615      28,513       219,627
Loans serviced for others..................    239,710       231,685      242,600      234,800      95,100      11,800        13,200

See footnotes on the following page

Significant Statistical Data - EFC

                                      At or for the Three Months
                                          Ended December 31,                     At or for the Year Ended September 30,
                                          ------------------         ---------------------------------------------------------------

                                           1996        1995             1996         1995         1994        1993           1992
                                          ------      ------         ---------    ----------   ----------   --------      ----------

For The Period:

Net income per common share:
  Primary............................... $   0.61   $   0.63         $    2.92     $    2.41    $  2.14(c)  $   1.79       $   1.55
  Fully Diluted......................... $   0.61   $   0.62         $    2.89     $    2.38    $  2.13(c)  $   1.77       $   1.53
Cash dividends paid per common share.... $   0.23   $   0.23         $    0.92     $    0.82    $  0.69     $   0.57       $   0.50
Return on average assets................     0.83%      0.95%             1.00%         0.95%      0.85%(c)     0.79%          0.81%

Return on average shareholders' equity..    11.37%     12.56%            13.82%        12.68%     12.04%(c)    10.69%          9.80%

Average shareholders' equity to
  average assets........................     7.26%      7.56%             7.23%         7.51%      7.05%        7.41%          8.22%

Interest rate spread....................     2.99%      2.94%             2.92%         3.43%      3.41%        3.40%          3.26%

Net yield on average earning assets.....     7.40%      7.50%             7.40%         7.53%      6.96%        7.43%          8.39%

Non-interest expense to average assets..     1.81%      1.94%             2.12%         2.11%      2.24%        2.10%          2.02%

Non-interest expense (excluding net
  cost of real estate owned operations)
  to average assets.....................     1.76%      1.87%             2.04%         2.04%      2.09%        1.97%          1.90%


At End of Period:

Book value per common share............. $  23.16   $  21.37         $   22.31     $   20.73    $ 19.24     $  17.98       $  16.88
Tangible book value per common share.... $  17.36   $  19.24         $   16.36     $   18.52    $ 15.90     $  17.42       $  16.23
Common shares outstanding (000's).......    4,543      4,480             4,534         4,460      3,132        3,054          2,692
Shareholders' equity to total assets....     7.22%      7.42%             7.21%         7.47%      6.19%        7.62%          7.32%

Nonperforming assets to total assets....     0.93%      1.04%             0.88%         1.10%      1.15%        1.51%          1.38%

Allowance for loan losses to
  nonperforming loans...................       81%        66%               93%           67%       104%          77%           100%

Allowances for nonperforming assets to
  nonperforming assets..................       62%        55%               70%           56%        69%          42%            39%


------------------------

(a) The increase in intangible assets in 1996 is a result of the acquisition of the Fleet/Shawmut branches.
(b) Reflects cumulative change in method of accounting for income taxes and post-retirement benefits other than pensions adopted by EFC in 1994 in accordance with FASB 109 and FASB 106.
(c) Does not give effect to $30,000 loss in 1994 resulting from the cumulative change of EFC's adoption of FASB 109 and FASB 106. Giving effect to such cumulative change, (i) net income per common share for 1994 was $2.13 on a primary basis and $2.12 on a fully diluted basis; (ii) return on average assets for 1994 was 0.85%; and (iii) return on average shareholders' equity for 1994 was 11.99%.

Selected Consolidated Financial Data - MidConn Bank

Financial Condition
 and Other Data - MidConn Bank                       At December 31,                        At September 30,
                                                     ---------------      -----------------------------------------------------
    (Dollars in Thousands)                                1996              1996        1995       1994       1993       1992
                                                        --------          ---------  ---------  ---------  ---------  ---------
Total assets...................................         $363,176           $358,429   $358,326   $366,349   $229,653   $225,747
Loans receivable, net..........................          278,137            280,168    256,699    262,568    165,650    160,654
Investment securities..........................           51,237             38,066     62,253     58,697     36,401     31,625
Mortgage-backed securities.....................           11,804             17,944     14,271     16,978     13,661     14,074
Intangible assets (a)..........................            5,376              5,498      5,986      6,776        237        256
Deposits.......................................          311,794            309,422    311,411    313,948    185,281    182,144
FHL Bank advances and other borrowings.........           10,641             10,150     10,150     15,150     10,000     10,600
Shareholders' equity...........................           35,422             34,844     33,751     33,432     32,118     30,970
Number of banking offices......................               10                 10         10         10          6          6

Operating Data - MidConn Bank                   At or for the Three Months
    (Dollars in Thousands)                           Ended December 31,            At or for the Year Ended September 30,
                                                    -------------------    ----------------------------------------------------
                                                      1996       1995       1996        1995       1994       1993       1992
                                                    --------   --------    --------   --------   --------   --------   --------
Interest income................................     $  6,330   $  6,280    $ 25,033   $ 23,907   $ 17,360   $ 15,122   $ 17,935
Interest expense...............................        2,893      2,978      11,645     10,535      6,902      6,764      9,405
                                                    --------   --------    --------   --------   --------   --------   --------
Net interest income............................        3,437      3,302      13,388     13,372     10,458      8,358      8,530
Provision for loan losses......................          200        125       1,225      2,638        340         96        540
Non-interest income:
  Net gain on sales of securities..............            -          -           -         12         25        675        199
  Other non-interest income....................          207        192         857        938        670        849        696
                                                    --------   --------    --------   --------   --------   --------   --------
    Total non-interest income..................          207        192         857        950        695      1,524        895
                                                    --------   --------    --------   --------   --------   --------   --------
Non-interest expense:
  Net cost of real estate owned
    operations.................................          164        129         464        664        656      1,764      2,095
  Other non-interest expense...................        2,072      2,209       9,810      9,215      6,908      5,445      5,240
                                                    --------   --------    --------   --------   --------   --------   --------
    Total non-interest expense.................        2,236      2,338      10,274      9,879      7,564      7,209      7,335
                                                    --------   --------    --------   --------   --------   --------   --------
Income before income taxes and
  cumulative change............................        1,208      1,031       2,746      1,805      3,249      2,577      1,550
Income taxes...................................          523        421         891        731      1,394      1,002        744
                                                    --------   --------    --------   --------   --------   --------   --------
Income before cumulative change................          685        610       1,855      1,074      1,855      1,575        806
Cumulative change (b)..........................            -          -           -          -        127          -          -
                                                    --------   --------    --------   --------   --------   --------   --------
Net income.....................................     $    685   $    610    $  1,855   $  1,074   $  1,982   $  1,575   $    806
                                                    ========   ========    ========   ========   ========   ========   ========

Loan originations during period................     $ 11,774   $ 14,180    $ 67,028   $ 31,761   $ 61,852   $ 85,257   $ 61,174
Net increase (decrease) in deposits............        2,372      4,058      (1,989)    (2,537)   128,667      3,137     14,881
Loans serviced for others......................       18,055     20,939      18,829     21,306     22,751     25,096     18,230

See footnotes on the following page

Significant Statistical Data - MidConn Bank

                                                At or for the Three Months
                                                    Ended December 31,              At or for the Year Ended September 30,
                                                   --------------------    --------------------------------------------------------
                                                     1996        1995        1996        1995       1994          1993       1992
                                                   --------    --------    --------    --------   --------      --------   --------
For The Period

Net income per common share:
  Primary.......................................   $  0.35     $  0.32     $  0.95     $  0.56    $  0.97(c)    $  0.84    $  0.43
  Fully Diluted.................................   $  0.35     $  0.32     $  0.94     $  0.56    $  0.97(c)    $  0.84    $  0.43
Cash dividends paid per common share............   $  0.15     $  0.15     $  0.60     $  0.54    $  0.44       $  0.31    $  0.20
Return on average assets........................      0.76%       0.68%       0.51%       0.30%      0.66%(c)      0.68%      0.35%
Return on average shareholders' equity..........      7.80%       7.17%       5.36%       3.15%      5.66%(c)      5.00%      2.62%
Average shareholders' equity to
  average assets................................      9.74%       9.41%       9.56%       9.43%     11.76%        13.62%     13.38%
Interest rate spread............................      3.77%       3.62%       3.66%       3.77%      3.76%         3.52%      3.63%
Net yield on average earning assets.............      7.48%       7.46%       7.40%       7.15%      6.71%         7.05%      8.57%
Non-interest expense to average assets..........      2.48%       2.59%       2.84%       2.73%      2.71%         3.11%      3.19%
Non-interest expense (excluding net
  cost of real estate owned operations)
  to average assets.............................      2.30%       2.45%       2.71%       2.55%      2.48%         2.35%      2.28%


At End of Period:

Book value per common share.....................   $ 18.13     $ 17.96      $18.00     $ 17.77    $ 17.68       $ 17.11    $ 16.55
Tangible book value per common share............   $ 15.38     $ 14.87      $15.16     $ 14.62    $ 14.10       $ 16.98    $ 16.42
Common shares outstanding (000's)...............     1,953       1,902       1,936       1,900      1,891         1,877      1,871
Shareholders' equity to total assets............      9.75%       9.36%       9.72%       9.42%      9.13%        13.99%     13.72%
Non-performing assets to total assets...........      2.00%       1.79%       1.37%       1.69%      2.80%         2.51%      5.17%
Allowance for loan losses to
  non-performing loans..........................        39%         67%         74%         90%        44%           74%        46%
Allowances for non-performing assets to
  non-performing assets.........................        26%         32%         39%         37%        20%           20%        10%

--------------------

(a) Reflects the unamortized balance of the goodwill resulting from the acquisition of The Federal Savings Bank.
(b) Reflects cumulative change in method of accounting for income taxes and post-retirement benefits other than pensions adopted by MidConn Bank in 1994 in accordance with FASB 109 and FASB 106.
(c) Does not give effect to $127,000 of additional income in 1994 resulting from the cumulative change of MidConn Bank's adoption of FASB 109 and FASB
     106. Giving effect to such cumulative change, (i) net income per common share for 1994 was $1.04 on a primary basis and $1.03 on a fully diluted basis; (ii) return on average assets for 1994 was 0.71%; and (iii) return on average shareholders' equity for 1994 was 6.04%.

Pro Forma Combined Financial Data - Unaudited

Financial Condition
  and Other Data - Pro Forma
    (Dollars in Thousands)                           At December 31,              At or for the Year Ended September 30,
                                                     ---------------      -----------------------------------------------------
                                                          1996              1996        1995       1994       1993       1992
                                                        --------          ---------  ---------  ---------  ---------  ---------
Total assets..................................        $1,820,376         $1,761,238 $1,595,612 $1,436,625 $1,022,121   $976,918
Loans receivable, net.........................         1,104,131          1,094,656    970,244  1,073,273    821,994    728,778
Investment securities.........................            99,055             90,943    168,127    135,163     91,102    102,161
Mortgage-backed securities....................           509,055            468,064    370,056    133,041     62,837     85,138
Intangible assets.............................            31,731             32,488     15,855     18,287      2,098      2,394
Deposits......................................         1,379,274          1,368,777  1,263,162  1,262,777    891,495    859,845
FHL Bank advances and other
  borrowings..................................           251,845            231,828    165,917     54,742     26,252     17,926
Shareholders' equity..........................           136,061            135,992    126,211     99,708     92,525     85,974
Number of banking offices.....................                30                 33         33         33         23         23

Operating Data - Pro Forma                      At or for the Three Months
    (Dollars in Thousands)                           Ended December 31,            At or for the Year Ended September 30,
                                                    -------------------    ----------------------------------------------------
                                                      1996       1995       1996        1995       1994       1993       1992
                                                    --------   --------    --------   --------   --------   --------   --------
Interest income...............................      $ 31,209   $ 28,429    $120,634   $106,804   $ 77,447   $ 70,876   $ 69,819
Interest expense..............................        17,322     15,726      67,487     53,415     35,918     35,233     39,103
                                                    --------   --------    --------   --------   --------   --------   --------
Net interest income...........................        13,887     12,703      53,147     53,389     41,529     35,643     30,716
Provision for loan losses.....................           725        350       3,266      4,138      1,540      1,804      2,186
Non-interest income:
  Net gain (loss) on sales of
    securities................................             -        631        (463)       (30)        25        727        236
  Net gain (loss) from mortgage
    banking activities........................            20          6      (1,484)       244        120          -          -
  Gain on sale of deposits....................             -          -      15,904          -          -          -          -
  Other non-interest income...................         1,482      1,458       5,808      5,137      3,716      3,301      3,121
                                                    --------   --------    --------   --------   --------   --------   --------
    Total non-interest income.................         1,502      2,095      19,765      5,351      3,861      4,028      3,357
                                                    --------   --------    --------   --------   --------   --------   --------
Non-interest expense:
  Net cost of real estate owned
    operations................................           356        351       1,654      1,408      2,016      2,741      2,835
  Other non-interest expense..................         8,230      7,969      42,269     32,730     25,636     20,760     17,436
                                                    --------   --------    --------   --------   --------   --------   --------
    Total non-interest expense................         8,586      8,320      43,923     34,138     27,652     23,501     20,271
                                                    --------   --------    --------   --------   --------   --------   --------
Income before income taxes
  and cumulative change.......................         6,078      6,128      25,723     20,464     16,198     14,366     11,616
Income taxes..................................         2,497      2,594      10,230      8,418      6,747      6,639      5,644
                                                    --------   --------    --------   --------   --------   --------   --------
Income before cumulative
  change......................................         3,581      3,534      15,493     12,046      9,451      7,727      5,972
Cumulative change.............................             -          -           -          -         97          -          -
                                                    --------   --------    --------   --------   --------   --------   --------
Net income....................................      $  3,581   $  3,534    $ 15,493   $ 12,046   $  9,548   $  7,727   $  5,972
                                                    ========   ========    ========   ========   ========   ========   ========

Loan originations during period...............      $ 58,649   $ 68,752    $303,125   $189,894   $281,756   $295,158   $224,652
Net increase in deposits......................        10,497     22,276     105,615        385    371,282     31,650    234,508
Loans serviced for others.....................       257,765    252,624     261,429    256,106    117,851     36,896     31,430

See footnotes on the following page

Significant Statistical Data - Pro Forma Combined - Unaudited

                                             At or for the Three Months
                                                 Ended December 31,              At or for the Year Ended September 30,
                                                -------------------    --------------------------------------------------------
                                                  1996       1995        1996        1995        1994        1993        1992
                                                --------   --------    --------------------------------------------------------
For The Period:

Net income per common share (a):
   Primary....................................... $ 0.56     $ 0.56      $ 2.44      $ 1.94      $ 1.82      $ 1.53      $ 1.21
   Fully Diluted................................. $ 0.55     $ 0.56      $ 2.42      $ 1.92      $ 1.81      $ 1.52      $ 1.20
Cash dividends paid per common share............. $ 0.23     $ 0.23      $ 0.92      $ 0.82      $ 0.69      $ 0.57      $ 0.50
Return on average assets.........................   0.81%      0.89%       0.90%       0.80%       0.80%       0.77%       0.69%
Return on average shareholders' equity...........  10.46%     11.12%      11.62%       9.98%       9.85%       8.68%       7.15%
Average shareholders' equity to
   average assets................................   7.76%      7.98%       7.72%       7.97%       8.17%       8.83%       9.59%
Interest rate spread.............................   3.14%      3.14%       3.06%       3.50%       3.48%       3.42%       3.35%
Net yield on average earning assets..............   7.41%      7.52%       7.40%       7.44%       6.90%       7.35%       8.44%
Non-interest expense to average assets...........   1.95%      2.09%       2.54%       2.25%       2.35%       2.33%       2.33%
Non-interest expense (excluding net
   cost of real estate owned operations)
   to average assets.............................   1.87%      2.00%       2.45%       2.16%       2.18%       2.06%       2.00%

At End of Period:

Book value per common share (b).................. $21.86     $21.24      $21.94      $20.71      $19.66      $18.60      $17.67
Tangible book value per common share (b)......... $16.76     $18.72      $16.70      $18.11      $16.06      $18.18      $17.17
Common shares outstanding (000's)................  6,223      6,115       6,199       6,093       4,758       4,669       4,301
Shareholders' equity to total assets.............   7.47%      7.84%       7.72%       7.91%       6.94%       9.05%       8.80%
Nonperforming assets to total assets.............   1.15%      1.21%       0.98%       1.23%       1.57%       1.73%       2.26%
Allowance for loan losses to
   nonperforming loans...........................     84%        66%         89%         71%         82%         76%         80%
Allowances for nonperforming assets to
   nonperforming assets..........................     62%        47%         61%         50%         47%         35%         23%

-------------
(a) Pro forma combined EFC and MidConn Bank net income per common share data have been determined based upon (i) the combined historical net income of EFC and MidConn Bank and (ii) the combined historical weighted average common equivalent shares of EFC and MidConn Bank. For purposes of this determination, MidConn Bank's historical weighted average common shares outstanding were multiplied by the .86 Exchange Ratio. Also, pro forma combined net income per common share data does not give effect to the $97,000 of additional income in 1994 resulting from the cumulative change of EFC's and MidConn Bank's adoption of FASB 109 and FASB 106. Giving effect to such cumulative change, (i) net income per common share for 1994 was $1.84 on a primary basis and $1.83 on a fully diluted basis; (ii) return on average assets for 1994 was 0.81%; and (iii) return on average shareholder's equity for 1994 was 9.96%.

(b) Pro forma combined EFC and MidConn Bank book value per common share and tangible book value per common share have been determined based upon (i) the combined historical shareholders' equity of EFC and MidConn Bank and
     (ii) the combined historical common shares outstanding of EFC and MidConn Bank. For purposes of this determination, MidConn Bank's historical common shares outstanding were multiplied by the .86 Exchange Ratio.

                                 RISK FACTORS

     MidConn Bank shareholders should consider, among other matters, the following factors in voting upon the proposal to approve and adopt the Merger Agreement and the Merger provided for therein, consummation of which will result in holders of MidConn Bank Common Stock receiving shares of EFC Common Stock. These factors also should be considered by EFC shareholders in voting on the proposal to approve the issuance of EFC Common Stock to MidConn Bank shareholders as part of the Merger.

Recent Growth and Market Area Focus

     EFC has acquired other financial institutions in recent years including two acquisitions in fiscal 1992 and another in fiscal 1994. That trend continued in the second quarter of fiscal 1996 when Eagle Bank purchased five large branch offices in the Hartford County market that were being divested as part of the merger transaction between Fleet Bank, N.A. and Shawmut Bank Connecticut, N.A. (the "Fleet/Shawmut Transaction"). Upon the branch purchase, Eagle Bank closed two existing branches that were in close proximity to the newly acquired offices. The transaction, which increased Eagle Bank's deposit base by $253 million, allowed Eagle Bank to expand an already established network of branch offices in the Hartford area.

     EFC's strategy to focus on the greater Hartford market was further emphasized in the same quarter of 1996 when Eagle Bank sold seven relatively small, geographically separate branch offices in northern Fairfield County and $184 million of related deposits, which resulted in a $15.9 million gain. Later in the year Eagle Bank added four supermarket branches and three off-site automatic teller machines ("ATMs"), all of which were located in Hartford and its suburbs. The 1996 events substantially changed the landscape of EFC by creating a more geographically concentrated network of branches located in Hartford and eastern Litchfield Counties. In comparing Eagle Bank at 1996 fiscal year end to where it was twelve months earlier, Eagle Bank now operates four fewer full service branch offices but has a higher amount of total deposits in a more concentrated market area.

Legislative and General Regulatory Developments

     EFC is subject to federal and state regulatory oversight as a savings and loan holding company, primarily by the OTS and the Connecticut Commissioner. Eagle Bank is, and following the Merger will be, subject to extensive regulation by the OTS as its primary federal regulator and also to regulation as to certain matters by the FDIC. The OTS and FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives may be adopted. Future legislation or regulatory developments could have an adverse effect on Eagle Bank.

     Under recently enacted legislation, the Secretary of the Treasury is required to report to Congress no later than March 31, 1997 with respect to the development of a common charter for all federal and national financial institutions and the abolition of separate and distinct charters between banks and savings associations. If legislation with respect to the development of a common charter is enacted, Eagle Bank may be required to convert its federal savings bank charter to either a new federal type of bank charter or to a state depository institution charter. Future legislation also may result in EFC becoming regulated at the holding company level by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") rather than by the OTS. Regulation by the Federal Reserve Board could subject EFC to capital requirements that are not currently applicable to EFC as a holding company under OTS regulation and may result in statutory limitations on the type of business activities in which EFC may engage at the holding company level, which business activities currently are not restricted. EFC is unable to predict whether such legislation will be enacted.

Sources of Funds for Cash Dividends

     EFC has traditionally invested substantially all of its liquid assets in Eagle Bank. EFC's liquidity and ability to pay dividends to its shareholders is primarily derived from and dependent on the ability of Eagle Bank to pay dividends to EFC. Under current OTS regulations, because Eagle Bank meets the OTS capital requirements, it may pay out the higher of 100% of net income to date over the calendar year and 50% of surplus capital existing at the beginning of the calendar year, or 75% of its net income over the most recent four-quarter period, without regulatory supervisory approval. In general, Eagle Bank pays dividends to EFC only to the extent that funds are needed to cover operating expenses and dividends paid to shareholders. At December 31, 1996, Eagle Bank had approximately $34.0 million in excess capital over the OTS risk-based requirement, one half of which would be available for declaration of dividends to EFC. The OTS regulations permit the OTS to prohibit capital distributions under certain circumstances. See "MARKET PRICES AND DIVIDENDS."

Commercial Lending

     Since fiscal 1995, in addition to its traditional lending activities, EFC has emphasized origination of commercial loans within its primary market areas. Also, in fiscal 1996, as part of the Fleet/Shawmut Transaction, Eagle Bank purchased approximately $20 million of commercial loans. Commercial loans tend to improve interest rate sensitivity inasmuch as such loans tend to be of shorter maturity than 1-4 family residential mortgage loans, and may be structured to adjust to market interest rates. Commercial lending entails significant additional risk as compared to 1-4 family residential lending. Commercial loans typically involve relatively large loan balances to single borrowers or groups of related borrowers. The payment experience on such loans is typically dependent on the successful operation of the commercial venture and economic conditions generally.

                             MIDCONN BANK MEETING

Matters to be Considered at the MidConn Bank Meeting

     The MidConn Bank Meeting is scheduled to be held on May 22, 1997, at 10:00 a.m., at ________________________, Connecticut. At the MidConn Bank Meeting, the holders of MidConn Bank Common Stock will consider and vote upon: (i) the proposal to approve and adopt the Merger Agreement and the Merger provided for therein, and (ii) such other business as may properly come before the MidConn Bank Meeting, or any adjournments or postponements thereof including, without limitation, a motion to adjourn the MidConn Bank Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the Merger provided for therein or otherwise.

Record Date and Voting

     The Board of Directors of MidConn Bank has fixed the close of business on April 17, 1997 as the MidConn Bank Record Date for the determination of the holders of MidConn Bank Common Stock entitled to receive notice of and to vote at the MidConn Bank Meeting. Only holders of record of MidConn Bank Common Stock at the close of business on that date will be entitled to vote at the MidConn Bank Meeting or at any adjournment or postponement thereof. At the close of business on the MidConn Bank Record Date, there were _________ shares of MidConn Bank Common Stock outstanding and entitled to vote at the MidConn Bank Meeting, held by approximately _____ shareholders of record. No shares of preferred stock of MidConn Bank are issued and outstanding.

     Each holder of MidConn Bank Common Stock on the MidConn Bank Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the MidConn Bank Meeting or at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the shares of MidConn Bank Common Stock issued and outstanding and entitled to vote at the MidConn Bank Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares represented at the MidConn Bank Meeting for purposes of determining whether a quorum has been achieved. Since approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to be voted at the MidConn Bank Meeting, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

     Each participant in MidConn Bank's non-contributory employee stock ownership plan ("MidConn Bank ESOP") will receive a form to be used to instruct the trustees of the MidConn Bank ESOP how to vote the MidConn Bank Common Stock held by the MidConn Bank ESOP that is allocated to such participant. The MidConn Bank ESOP provides that each participant shall direct the trustees of the MidConn Bank ESOP as to the manner in which shares allocated to such participant are to be voted. The MidConn Bank ESOP provides that the trustees will vote such shares as instructed. The MidConn Bank ESOP also provides that the trustees of the MidConn Bank ESOP shall vote all allocated shares for which the trustees have not received directions from the applicable participant in their sole discretion. The trustees of the MidConn Bank ESOP are Mr. Toman and Ms. Bialek.

     The directions of participants regarding the voting of the shares allocated to them will not be disclosed to MidConn Bank, EFC or Eagle Bank, and will be tabulated by the Bank of Boston.

     To be effective, directions to the trustees must be received at the Bank of Boston, ATTN.: MidConn Bank ESOP Vote, by the close of business (5:00 p.m. E.S.T.) on ________ ___, 1997. Directions to the trustees received after the close of business on _________ ___, 1997, or received at a different address, will not be effective. A participant or beneficiary in the MidConn Bank ESOP who is otherwise a MidConn Bank shareholder should (i) complete and return directions to the MidConn Bank ESOP trustees with respect to shares of MidConn Bank Common Stock held by the MidConn Bank ESOP that are allocated to such participant and (ii) complete and return the enclosed proxy with respect to such other shares of MidConn Bank Common Stock.

     If a quorum is not obtained, or if fewer shares of MidConn Bank Common Stock are voted in favor of the proposal for approval of the Merger Agreement than the number required for approval, it is expected that the MidConn Bank Meeting will be adjourned for the purpose of allowing additional time for obtaining additional proxies. In such event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the Merger Agreement. The holders of a majority of the shares present at the MidConn Bank Meeting would be required to approve any adjournment of the MidConn Bank Meeting.

     If the enclosed proxy card is properly executed and received by MidConn Bank in time to be voted at the MidConn Bank Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" the proposal to approve and adopt the Merger Agreement and the Merger provided for therein.

     The Board of Directors of MidConn Bank is not aware of any matters other than the proposal to approve and adopt the Merger Agreement and the Merger provided for therein (or a proposal to adjourn or postpone the MidConn Bank Meeting as necessary) that may be properly brought before the MidConn Bank Meeting. If any other matters properly come before the

MidConn Bank Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of MidConn Bank.

     MIDCONN BANK SHAREHOLDERS SHOULD NOT FORWARD ANY MIDCONN BANK COMMON STOCK
     --------------------------------------------------------------------------
CERTIFICATES WITH THEIR PROXY CARDS.  IF THE MERGER IS CONSUMMATED, STOCK
-------------------------------------------------------------------------
CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A
-------------------------------------------------------------------------------
LETTER OF TRANSMITTAL WHICH WOULD BE SENT TO MIDCONN BANK SHAREHOLDERS BY THE
-----------------------------------------------------------------------------
EXCHANGE AGENT PROMPTLY AFTER THE EFFECTIVE TIME.
-------------------------------------------------

Vote Required; Revocability of Proxies

     The affirmative vote of at least two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to be voted at the MidConn Bank Meeting is required in order to approve and adopt the Merger Agreement and the Merger provided for therein.

     THE REQUIRED VOTE OF THE MIDCONN BANK SHAREHOLDERS WITH RESPECT TO THE MERGER AGREEMENT IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF MIDCONN BANK COMMON STOCK AND NOT UPON THE NUMBER OF SHARES WHICH ARE ACTUALLY VOTED. ACCORDINGLY, THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE MIDCONN BANK MEETING OR THE ABSTENTION FROM VOTING BY A SHAREHOLDER WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT AND THE MERGER PROVIDED FOR THEREIN.

     All of the directors of MidConn Bank, who beneficially owned, as of the MidConn Bank Record Date, an aggregate of ______ shares of MidConn Bank Common Stock (excluding all stock options) or approximately ____% of the outstanding shares of MidConn Bank, and certain affiliates of MidConn Bank have entered into the MidConn Bank Stockholder Agreement with EFC pursuant to which they have each agreed, among other things, to certain transfer restrictions and to vote all shares of MidConn Bank Common Stock with respect to which they have the right to vote (whether owned as of the date of the MidConn Bank Stockholder Agreement or thereafter acquired) in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and against any third party merger proposal. No separate consideration was paid to any of the directors for entering into the MidConn Bank Stockholder Agreement. EFC required that the MidConn Bank Stockholder Agreement be executed as a condition to EFC entering into the Merger Agreement.

     The presence of a shareholder at the MidConn Bank Meeting will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by (i) delivering to Dorothy A. Bialek, Secretary, MidConn Bank, 346 Main Street, Kensington, Connecticut 06037, a written notice of revocation prior to the MidConn Bank Meeting, (ii) delivering to MidConn Bank prior to the MidConn Bank Meeting a duly executed proxy bearing a later date, or (iii) attending the MidConn Bank Meeting and voting in person.

      The obligations of MidConn Bank and EFC to consummate the Merger Agreement are subject, among other things, to the condition that the Merger Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to vote thereon. The approval of the issuance of additional EFC Common Stock in connection with the transactions contemplated by the Merger Agreement is also required. See "THE MERGER -- Conditions to the Merger."

     As of the MidConn Bank Record Date, the MidConn Bank ESOP owned _____ shares (___%) of the MidConn Bank Common Stock outstanding and entitled to vote at the MidConn Bank Meeting. All the shares of MidConn Bank Common Stock held by the MidConn Bank ESOP have been allocated to the accounts of participants as of the MidConn Bank Record Date. The MidConn Bank ESOP provides that each participant shall direct the trustees of the MidConn Bank ESOP as to the manner in which shares allocated to such participant are to be voted. The trustees have discretion to vote allocated shares for which no instructions are received. See "-- Record Date and Voting."

Solicitation of Proxies

     In addition to solicitation by mail, directors, officers and employees of MidConn Bank may solicit proxies for the MidConn Bank Meeting from shareholders personally or by telephone or telegram without additional remuneration therefor. The cost of soliciting proxies will be paid by MidConn Bank. In addition, EFC, on behalf of itself and MidConn Bank, has retained Morrow & Company, a proxy solicitation firm, to assist in such solicitation. The fee to be paid to such firm is an aggregate $9,500 for both EFC and MidConn Bank, plus reasonable out-of-pocket expenses. Such fee will be paid by EFC. MidConn Bank will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.

                                  EFC MEETING

Matters to be Considered at the EFC Meeting

     The EFC Meeting is scheduled to be held on ________ ___, 1997, at ___ __.m., at _________________, Connecticut. At the EFC Meeting, the holders of EFC Common Stock will consider and vote upon: (i) the proposal to approve the issuance of up to __________ shares of EFC Common Stock in connection with the acquisition of MidConn Bank by EFC pursuant to the Merger Agreement, and (ii) such other business as may properly come before the EFC Meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the EFC Meeting to another time and/or place for the purposes of soliciting additional proxies in order to approve the issuance of EFC Common Stock or otherwise.

Record Date and Voting

     The Board of Directors of EFC has fixed the close of business on ________ ___, 1997, as the EFC Record Date for the determination of the holders of EFC Common Stock entitled to receive notice of and to vote at the EFC Meeting. Only holders of record of EFC Common Stock at the close of business on that date will be entitled to vote at the EFC Meeting or at any adjournment or postponement thereof. At the close of business on the EFC Record Date, there were ________ shares of EFC Common Stock outstanding and entitled to vote at the EFC Meeting, held by approximately _____ shareholders of record. The directors of EFC beneficially owned as of the EFC Record Date an aggregate of ___________ shares of EFC Common Stock (excluding stock options) or approximately ___% of the outstanding shares of EFC.

     Each holder of EFC Common Stock on the EFC Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the EFC Meeting or at any adjournment or postponement thereof. The presence, in person or by proxy, of at least one-third of the shares of EFC Common Stock issued and outstanding and entitled to be voted at the EFC Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares represented at the EFC Meeting for purposes of determining whether a quorum has been achieved.

     Each participant in EFC's non-contributory employee stock ownership plan ("EFC ESOP") will receive a form to be used to instruct the trustee of the EFC ESOP how to vote the EFC Common Stock held by the EFC ESOP that is allocated to such participant. The EFC ESOP provides that each participant shall direct the trustee of the EFC ESOP as to the manner in which shares allocated to such participant are to be voted. The EFC ESOP provides that the trustee will vote such shares as instructed. The EFC ESOP also provides that the trustee of the EFC ESOP shall vote all allocated shares for which the trustee has not received directions from the applicable participant in its sole discretion. The trustee of the EFC ESOP is Fleet Investment Services.

     The directions of participants regarding the voting of the shares allocated to them will not be disclosed to EFC, Eagle Bank or MidConn Bank, and will be tabulated by Fleet Investment Services.

     To be effective, directions to the trustee must be received at Fleet Investment Services, ATTN.: Eagle Financial Corp. ESOP Vote, by the close of business (5:00 p.m. E.S.T.) on ________ ___, 1997. Directions to the trustee received after the close of business on _________ ___, 1997, or received at a different address, will not be effective. A participant or beneficiary in the EFC ESOP who is otherwise an EFC shareholder should (i) complete and return directions to the EFC ESOP trustee with respect to shares of EFC Common Stock held by the EFC ESOP that are allocated to such participant and (ii) complete and return the enclosed proxy with respect to such other shares of EFC Common Stock.

     The Merger is conditioned on the approval by the EFC shareholders of the issuance of additional shares of EFC Common Stock in connection with the Merger Agreement, which approval requires the affirmative vote of a majority of the total votes cast on the proposal by the EFC shareholders entitled to vote at the EFC Meeting. Approval by the EFC shareholders of the issuance of the additional shares is also necessary under the rules of The Nasdaq National Market. As of the EFC Record Date, of the shares of additional EFC Common Stock proposed to be issued as part of the Merger, _______ shares of EFC Common Stock would be issued to the holders of the ________ then outstanding shares of MidConn Bank Common Stock and _______ shares of EFC Common Stock would be issued or reserved for issuance with respect to the exercise of the ______ then outstanding MidConn Options held by directors, officers and employees of MidConn Bank.

     If a quorum is not obtained, or if fewer shares of EFC Common Stock are voted in favor of approval of the proposal authorizing the issuance of the additional EFC Common Stock in connection with the Merger Agreement than the number required for approval, it is expected that the EFC Meeting will be adjourned for the purpose of allowing additional time for obtaining additional proxies. In such event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the proposal authorizing the issuance of the additional EFC Common Stock. The holders of a majority of the shares entitled to vote at the EFC Meeting would be required to approve any adjournment of the EFC Meeting.

     If the enclosed proxy card is properly executed and received by EFC in time to be voted at the EFC Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval of the proposal authorizing the issuance of the additional EFC Common Stock in connection with the Merger Agreement.

     The Board of Directors of EFC is not aware of any matters other than the proposal to approve the issuance of the additional shares of EFC Common Stock in connection with the Merger Agreement (or a proposal to adjourn or postpone the EFC Meeting as necessary) that may be properly brought before the EFC Meeting. If any other matters properly come before the EFC Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of EFC.

Vote Required; Revocability of Proxies

     The affirmative vote of a majority of the total votes cast on the proposal at the EFC Meeting is required to approve the issuance of the additional shares of EFC Common Stock in connection with Merger Agreement.

     The presence of a shareholder at the EFC Meeting will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by (i) delivering to Mark J. Blum, Vice President, Chief Financial Officer and Secretary, Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010, a written notice of revocation prior to the EFC Meeting, (ii) delivering to EFC prior to the EFC Meeting a duly executed proxy bearing a later date, or (iii) attending the EFC Meeting and voting in person.

     The obligations of EFC and MidConn Bank to consummate the Merger are subject, among other things, to the condition that the issuance of additional shares of EFC Common Stock shall have been approved by the affirmative vote of a majority of the total votes cast on the proposal. Approval of the Merger Agreement and the Merger provided for therein by the affirmative vote of two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to vote thereon is also required. See "THE MERGER -- Conditions to the Merger."

     As of the EFC Record Date, the EFC ESOP owned 241,276 shares (__%) of the EFC Common Stock outstanding and entitled to vote at the EFC Meeting. All shares of EFC Common Stock held by the EFC ESOP have been allocated to the accounts of participants as of the EFC Record Date. The EFC ESOP provides that each participant shall direct the trustee of the EFC ESOP as to the manner in which shares allocated to such participant are to be voted. The trustee has discretion to vote allocated shares for which no instructions are received. See "-- Record Date and Voting."

Solicitation of Proxies

     In addition to solicitation by mail, directors, officers and employees of EFC may solicit proxies for the EFC Meeting from shareholders personally or by telephone or telegram without additional remuneration therefor. The cost of soliciting proxies will be paid by EFC. In addition, EFC, on behalf of itself and MidConn Bank, has retained Morrow & Company, a proxy solicitation firm, to assist in such solicitation. The fee to be paid to such firm is an aggregate $9,500 for both EFC and MidConn Bank, plus reasonable out-of-pocket expenses. Such fee will be paid by EFC. EFC will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.

                                  THE MERGER

     The information in this Section is qualified in its entirety by reference to the full text of the Merger Agreement (including each of the exhibits thereto), the Option Agreement, the MidConn Bank Stockholder Agreement and the Eagle Financial Corp. Stockholder Agreement, all of which are incorporated herein by reference and the material features of which are described in this Joint Proxy Statement/Prospectus. A copy of the Merger Agreement (including each
                                  ----------------------------------------------
of exhibits thereto) and the other documents described in this Joint Proxy
--------------------------------------------------------------------------
Statement/Prospectus will be provided
-------------------------------------
promptly without charge upon oral or written request addressed to Mark J. Blum,
-------------------------------------------------------------------------------
Vice President, Chief Financial Officer and Secretary, Eagle Financial Corp.,
-----------------------------------------------------------------------------
222 Main Street, Bristol, Connecticut 06010, telephone (860) 314-6400.
----------------------------------------------------------------------

The Parties

     The Merger Agreement was entered into among EFC, Eagle Bank and MidConn Bank. The Merger Agreement provides for, among other things, EFC's acquisition of MidConn Bank through the merger of MidConn Bank into Eagle Bank, a wholly-owned subsidiary of EFC.

     EFC. EFC is a Delaware corporation and the holding company of Eagle Bank, its wholly-owned, federally chartered, FDIC insured savings bank subsidiary. Both EFC and Eagle Bank are headquartered in Bristol, Connecticut. Through Eagle Bank, EFC provides a full range of financial services to customers from 19 traditional banking offices and four supermarket branch offices located in Hartford and eastern Litchfield Counties in Connecticut. EFC, as a holding company, is regulated primarily by the OTS at the federal level and by the Connecticut Commissioner. Eagle Bank, as a federal savings bank, is regulated primarily by the OTS and as to certain matters by the FDIC.

     Eagle Bank. Eagle Bank, a federally chartered savings bank, is a wholly-owned subsidiary of EFC. Eagle Bank will be the Surviving Bank in the Merger.

     MidConn Bank. MidConn Bank, a Connecticut-chartered savings bank, is headquartered in Kensington, Connecticut. Deposits at MidConn Bank are FDIC insured. MidConn Bank currently serves customers from eight branch offices located in Hartford County and two branch offices located in Middlesex County. MidConn Bank is engaged primarily in the business of attracting deposits from the general public and using those funds and other sources of funds primarily for residential and commercial mortgage loans. MidConn Bank, as a state-chartered savings bank, is regulated by the Connecticut Commissioner and by the FDIC.

Background of the Merger

     In September 1996, Richard J. Toman, President and Chief Executive Officer of MidConn Bank, met with Robert J. Britton, President and Chief Executive Officer of EFC, at the invitation of Mr. Britton. At such meeting, Mr. Britton inquired as to MidConn Bank's future strategic plans and expressed an interest in a combination of the institutions. Mr. Toman reported such meeting to MidConn Bank's Board of Directors at the regular meeting of the Board held on September 16, 1996.

     At a special meeting on October 11, 1996, the Board of Directors of MidConn Bank considered and discussed various strategic planning alternatives with respect to the future of MidConn Bank. O & Co., MidConn Bank's financial advisor, presented an analysis of a number of strategic alternatives to the Board of Directors, including alternatives to remain an independent bank and to affiliate with potential third party acquirors. The O & Co. presentation included an identification of potential acquirors.

     On October 17, 1996, the MidConn Bank Board of Directors reviewed and discussed the presentation of the previous meeting. After such discussion, the Board of Directors determined that, in order to fully evaluate the available strategic alternatives, it should proceed further with a more detailed analysis of likely potential acquirors and identified three such institutions based on the O & Co. presentation. At a special meeting held on October 29, 1996, O & Co. presented a detailed analysis of combinations of MidConn Bank with each of three previously identified potential acquirors. After a discussion of such presentation, the Board of Directors authorized O & Co. to contact such parties, including EFC.

     At a meeting of the Board of Directors held on November 21, 1996, O & Co. reported on the results of its contacts with potential acquirors. After review and deliberations of the results of such contacts, the Board of Directors authorized O & Co. to pursue further discussions with EFC. Contacts with EFC subsequent to such meeting resulted in a preliminary proposal by EFC to acquire MidConn Bank. On December 11, 1996, O & Co., MidConn Bank's executive committee and MidConn Bank's legal advisors met to discuss the EFC acquisition proposal.

     On December 19, 1996, the MidConn Bank Board of Directors considered the preliminary proposal for acquisition by EFC. After review and deliberations, including discussions regarding the form and terms of potential consideration, the Board determined to seek more information, including pricing, relating to EFC's proposal.

     Subsequent to such meeting, EFC submitted a proposed acquisition offer including a proposed exchange ratio. Such proposal was considered by the Board of Directors of MidConn Bank on December 26, 1996 at a special meeting of the Board.

     At the Board of Directors' regular meeting held on January 16, 1997, the MidConn Bank Board reviewed the results of certain due diligence and the current terms of the EFC acquisition proposal. At such time, they agreed to pursue further negotiations with EFC.

     On January 21, 1997, at a special meeting, the MidConn Bank Board of Directors reviewed with its legal advisors and O & Co. the most current terms of EFC's proposal and draft agreements which had been sent to MidConn Bank subsequent to its previous Board meeting. After a review and discussion of the financial and legal terms of the proposal, the Board authorized that negotiations with EFC continue.

     At a meeting held on January 27, 1997, MidConn Bank's legal advisors and O & Co. presented summaries of the negotiated acquisition agreements with EFC. Upon final review and deliberation, the MidConn Bank Board of Directors determined that the Merger was in the best long-term interests of MidConn Bank's shareholders as compared to remaining an independent bank or other strategic alternatives. The Board of Directors unanimously voted to approve the acquisition of MidConn Bank by EFC and authorized the execution and delivery by MidConn Bank of the Merger Agreement.

     At regular Board meetings held in November and December 1996, EFC's Board of Directors considered management's preliminary analyses of the possible transaction, and authorized management to proceed with the negotiations. Throughout the negotiations, EFC's Board reviewed management's reports and presentations regarding MidConn Bank, and the status of the possible transaction. At a meeting held on January 23, 1997, EFC's legal advisor and Keefe, Bruyette presented summaries of the negotiated acquisition agreements with MidConn Bank and an analysis of the transaction, respectively. Upon final review and deliberation at a meeting held on January 27, 1997, the EFC Board of Directors unanimously authorized the execution and delivery of the Merger Agreement.

Recommendation of the MidConn Bank Board of Directors and Reasons for the Merger

     The MidConn Bank Board of Directors unanimously approved the Merger Agreement and the Merger provided for therein and determined that the Merger is fair to, and in the best interests of, MidConn Bank and its shareholders. The MidConn Bank Board therefore unanimously recommends that holders of MidConn Bank Common Stock vote to approve and adopt the Merger Agreement and the Merger provided for therein. The MidConn Bank Board believes that the Merger will enable holders of MidConn Bank Common Stock to realize increased value due to the premium over market price, net income per share of MidConn Bank Common Stock and book value per share of MidConn Bank Common Stock, as provided by the Exchange Ratio. The relative multiples implied by the Exchange Ratio ($25.16 implied per share value to MidConn Bank shareholders as of January 28, 1997) represented a premium to market price as of January 24, 1997 of 126%, 21 times last 12 months earnings per share for the period ended September 30, 1996 (before giving effect to SAIF assessment) and 140% of book value as of September 30, 1996. The MidConn Bank Board also believes that the Merger may enable MidConn Bank's shareholders to participate in opportunities for appreciation of EFC Common Stock. See "--Background of the Merger" above and "-- Opinion of MidConn Bank Financial Advisor" below. In reaching its decision to approve the Merger Agreement, the MidConn Bank Board consulted with its legal advisor regarding the legal terms of the Merger and the MidConn Bank Board's fiduciary obligations in its consideration of the proposed Merger, with its financial advisor, O & Co., regarding the financial aspects and fairness of the proposed Merger, as well as with management of MidConn Bank, and, without assigning any relative or specific weight, considered the following material factors, many of which are subjective in nature, both from a short-term and long-term perspective:

        (i) The MidConn Bank Board's familiarity with, and review of, MidConn Bank's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability and the business risks associated therewith;

        (ii) The current and prospective environment in which MidConn Bank operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;

        (iii) The potential appreciation in market and book value of MidConn Bank Common Stock on both a short- and long-term basis, as a stand alone entity, in comparison to the Exchange Ratio;

        (iv) Information derived from publicly available data and discussions with EFC management concerning the business, financial conditions, results of operations and asset quality of EFC;

        (v) The competitive position and future growth prospects of EFC following the Merger, the potential synergies resulting from consolidation of the two companies' operations and the related potential for appreciation and growth in earnings and book value of EFC as a result of the proposed Merger;

        (vi) The presentations of O & Co. regarding the Merger and the opinion of O & Co. that as of the date of the Merger Agreement, the merger consideration was fair, from a financial point of view, to the holders of MidConn Bank Common Stock (see "-- Opinion of MidConn Bank Financial Advisor" below);

        (vii) The financial terms and other conditions of the Merger Agreement and the Option Agreement;

        (viii) The expectation that EFC will continue to provide quality services to the communities and customers served by MidConn Bank and EFC's capacity, as a larger institution with a larger capital base, to provide a wider range of services, enhanced access to credit, and greater convenience to such customers and communities; and

        (ix) The compatibility with respect to businesses and management philosophies of MidConn Bank and EFC and EFC's strong commitment to the Connecticut communities it serves.

Recommendation of the EFC Board of Directors and Reasons for the Issuance

        The EFC Board of Directors unanimously approved the Merger Agreement and the Merger provided for therein and determined that the Merger is fair to, and in the best interests of, EFC and its shareholders. The EFC Board also unanimously approved the issuance of shares of EFC Common Stock in connection with the acquisition of MidConn Bank by EFC pursuant to the Merger Agreement. The EFC Board therefore unanimously recommends that holders of EFC Common Stock vote to approve the issuance of additional EFC Common Stock in connection with the Merger Agreement.

        In approving the Merger Agreement and related matters, the Board of Directors of EFC reviewed detailed merger analyses performed by EFC's management. Such analyses took into consideration the material factors regarding MidConn Bank's operations, asset quality, reserves for losses, products, market, deposits and other liabilities, capital, historical financial performance, human resource issues and Merger-related costs. EFC also consulted with its outside financial advisor, Keefe, Bruyette, as to certain issues concerning the Merger, including whether the Exchange Ratio is fair to EFC from a financial point of view. See "-- Opinion of EFC Financial Advisor."

        The EFC Board of Directors concluded that the Merger and the issuance of EFC Common Stock in the Merger is in the best interests of EFC and its shareholders. In reaching such conclusion, the Board considered the following material factors: (i) the Merger would enable EFC to increase its deposit base in Hartford County by almost 40%; (ii) the availability of more branch and ATM locations to allow EFC to better meet the needs of its customers and enhance EFC's ability to offer additional products to an expanded customer base; (iii) EFC's expectation that, after factoring in anticipated cost savings of 30% to 40%, EFC expects the Merger to be accretive to earnings per share within the first year of post-Merger operation; (iv) its knowledge of the business, operations, financial condition, operating results and prospects of MidConn Bank based on an in-depth due diligence review; (v) current industry, economic and market conditions; (vi) the presentation of Keefe, Bruyette regarding the Merger and the opinion of Keefe, Bruyette; (vii) a comparison of prices known to management to have been paid in certain local and regional financial institution mergers and acquisitions in the recent period (see "-- Opinion of EFC Financial Advisor"); (viii) the terms of the Merger Agreement, which were the product of arms' length negotiations; (ix) the structure and accounting treatment of the Merger; and (x) regulatory aspects of the proposed transaction.

        As noted above after factoring in anticipated expense savings of 30% to 40%, the EFC Board expects the Merger to be accretive to earnings per share within the first year of combined operations. The cost savings are estimated to occur primarily in compensation, benefits, and office occupancy expenses, and are based upon the projected closing and/or consolidation of three MidConn Bank branch locations in addition to the elimination of overlapping administrative and operations functions. Considering these factors, EFC's management estimates that annual cost savings could be approximately $3.0 to $4.0 million before income taxes in fiscal 1998. The projected cost savings and future earnings per share are necessarily based on certain estimates and assumptions made as of the date of such information, which could differ significantly from actual results, due to a number of factors. The material factors, a number of which are beyond the control of EFC, are the ability of Eagle Bank to fully realize operational efficiencies and integrate operations relating to such offices, the regulatory environment to which Eagle Bank is subject, economic conditions in general as well as in Eagle Bank's market areas, and no assurances can be given with respect to the ultimate level and composition of cost savings to be realized, or that such savings will be realized in the time frame currently anticipated. These amounts have not been included in any of the unaudited pro forma financial information included in this Joint Proxy Statement/Prospectus. Statements in this paragraph and the foregoing paragraph concerning anticipated future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified herein.

Purpose and Effects of the Merger

        The purpose of the Merger is to enable EFC to acquire the assets and business of MidConn Bank. After the Merger, it is anticipated that seven of MidConn Bank's 10 branch offices will be operated as banking offices of Eagle Bank and three offices will be closed and/or consolidated with Eagle Bank offices.

        The Merger will thus result in an expansion of EFC's primary market area to include MidConn Bank's banking offices in Hartford County, Connecticut. The assets and business of MidConn Bank's 10 banking offices will broaden EFC's existing operations in Hartford and eastern Litchfield Counties where EFC currently has 19 traditional banking offices and four supermarket branch offices. EFC expects to achieve reductions in the current operating expenses of MidConn Bank upon the consolidation of MidConn Bank's operations into Eagle Bank. Upon consummation of the Merger, the issued and outstanding shares of MidConn Bank Common Stock will automatically be converted into EFC Common Stock based on the Exchange Ratio. See "-- Exchange Ratio."

Structure

        The Merger will be effected by merging MidConn Bank into Eagle Bank, a wholly-owned subsidiary of EFC, which will then be the Surviving Bank.

        Upon consummation of the Merger, except as discussed below, each outstanding share of MidConn Bank Common Stock will be converted into .86 of a share of EFC Common Stock, plus cash to be paid in lieu of fractional shares. Shares held as treasury stock or held directly or indirectly by MidConn Bank, EFC or any of EFC's Subsidiaries (other than Trust Account Shares and DPC Shares) shall be canceled. Dissenting Shares will not be converted (see "-- Dissenters' Appraisal Rights"). The Merger will not change the outstanding EFC Common Stock held by EFC shareholders.

        MidConn Bank and EFC expect that the Merger will be consummated in the second quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods. If the Merger is not consummated by September 30, 1997, the Merger Agreement will be terminated unless MidConn Bank and EFC mutually consent to an extension.

        Notwithstanding any provision of the Merger Agreement to the contrary, EFC may elect to modify the structure of the transactions contemplated by the Merger Agreement as noted therein so long as (i) there are no material adverse federal income tax consequences to the MidConn Bank shareholders as a result of such modification, (ii) the consideration to be paid to the MidConn Bank shareholders under the Merger Agreement is not thereby changed or reduced in amount, and

(iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. EFC presently has no intent to modify the structure.

Exchange Ratio

        The Merger Agreement provides that at the Effective Time, except as discussed below, each issued and outstanding share of MidConn Bank Common Stock will be converted automatically into .86 of a share of EFC Common Stock. Shares of treasury stock held directly or indirectly by MidConn Bank, EFC or any of EFC's subsidiaries (other than Trust Account Shares or DPC Shares) shall be canceled. Dissenting Shares will not be converted into the right to receive shares of EFC Common Stock, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right to payment under applicable law. See "-- Dissenters' Appraisal Rights" and Appendix C.
                                                                ----------

        Based on the ______ shares of MidConn Bank Common Stock outstanding on _______ ___, 1997 and an Exchange Ratio of .86, EFC would issue up to _______ shares of EFC Common Stock in the Merger, plus cash in lieu of fractional shares. These numbers do not reflect additional shares of EFC Common Stock to be issued in the event of the exercise prior to the Merger of the _____ shares of MidConn Bank Common Stock that are subject to existing MidConn Options held by directors, officers and employees of MidConn Bank.

        Certificates for fractions of shares of EFC Common Stock will not be issued. Under the Merger Agreement, in lieu of a fractional share of EFC Common Stock, each holder of MidConn Bank Common Stock will be entitled to receive an amount of cash equal to the fraction of a share of EFC Common Stock to which such holder would otherwise be entitled multiplied by the average of the daily closing prices per share of EFC Common Stock, as reported on The Nasdaq National Market, for the 20 consecutive trading days on which shares of EFC Common Stock are actually traded ending on the third trading day preceding the closing date of the Merger. Following consummation of the Merger, no holder of MidConn Bank Common Stock would be entitled to dividends or other rights in respect of any such fraction. The aggregate number of shares of EFC Common Stock, along with any cash to be paid in lieu of a fraction of a share of EFC Common Stock, payable to each holder of MidConn Bank Common Stock, is hereinafter referred to as the "Purchase Price."

        The conversion of MidConn Bank Common Stock held by shareholders of MidConn Bank into shares of EFC Common Stock at the Exchange Ratio will occur automatically upon the Merger. Pursuant to the Merger Agreement, on or after the Effective Time, EFC will cause the Exchange Agent to make payment of the Purchase Price to each holder of shares of MidConn Bank Common Stock who surrenders the certificate or certificates representing such shares to the Exchange Agent, together with a duly executed letter of transmittal.

        The Exchange Agent will mail a letter of transmittal as soon as practicable after the Effective Time to each holder of record of MidConn Bank Common Stock immediately prior to the Effective Time. EFC will cause to be deposited with the Exchange Agent certificates representing the aggregate number of shares of EFC Common Stock to be issued to MidConn Bank shareholders, along with the cash to be paid in lieu of fractional shares. The Exchange Agent shall not be obligated, however, to deliver or cause to be delivered the Purchase Price to which any holder of MidConn Bank Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of MidConn Bank Common Stock for exchange, or, if not available, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by EFC. Likewise, no dividends or distributions with respect to EFC Common Stock payable to any such holder will be paid until such holder surrenders the certificate or certificates representing the shares of MidConn Bank Common Stock for exchange.

No interest will be paid or accrued to MidConn Bank's shareholders on cash in lieu of fractional shares or unpaid dividends and distributions, if any.

        If any certificate representing shares of EFC Common Stock is to be issued in a name other than that in which the certificate for such shares surrendered in exchange is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall either (i) pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate to a person other than the registered holder of the certificate surrendered or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of MidConn Bank of the shares of MidConn Bank Common Stock outstanding immediately prior to the Effective Time and any such shares presented to the Exchange Agent at or after the Effective Time shall be canceled and exchanged for the Purchase Price.

        Any portion of the Purchase Price made available to the Exchange Agent that remains unclaimed by MidConn Bank's shareholders for six months after the Effective Time will be returned to EFC. Any shareholder of MidConn Bank who has not exchanged shares of MidConn Bank Common Stock for the Purchase Price in accordance with the Merger Agreement prior to that time shall thereafter look only to EFC for payment of the Purchase Price in respect of such shares and any unpaid dividends or distributions. Notwithstanding the foregoing, none of EFC, MidConn Bank, the Exchange Agent or any other person will be liable to any shareholder of MidConn Bank for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        STOCK CERTIFICATES FOR SHARES OF MIDCONN BANK COMMON STOCK SHOULD NOT BE
                                                                          ---
RETURNED TO MIDCONN BANK WITH THE ENCLOSED PROXY CARD AND SHOULD ONLY BE FORWARDED TO THE EXCHANGE AGENT AFTER RECEIPT OF THE LETTER OF TRANSMITTAL.

Options

        As of the MidConn Bank Record Date, there were outstanding MidConn Options to purchase _____ shares of MidConn Bank Common Stock at an average exercise price of $___ per share. These options are held as follows: options for ____ shares by non-employee directors; _______ shares by Messrs. _____, respectively; ____ shares by other officers and employees; and shares by retired officers and directors. Under the Merger Agreement, shares of MidConn Bank Common Stock issued prior to consummation of the Merger upon the exercise of the _____ outstanding options held by directors, officers and other employees of MidConn Bank will also be converted into EFC Common Stock at the Exchange Ratio.

        Under the Merger Agreement, (i) if each MidConn Option that is outstanding and unexercised immediately before the Effective Time is then vested and exercisable in full pursuant to the terms thereof and (ii) if the substitution of EFC Common Stock for and cancellation of each MidConn Option is permitted under the terms of each MidConn Option, then each holder of a MidConn Option shall have the right to receive, at the Effective Time, in substitution for and cancellation of such MidConn Option, shares of EFC Common Stock in accordance with the formula set out below. The "Option Value" of each MidConn Option shall be the product of (w) the number of whole shares of MidConn Bank Common Stock that could be purchased immediately before the Effective Time upon exercise of the MidConn Option times the excess of the product of (x) the actual market value of a share of EFC Common Stock (determined as set forth below) (the "AMV") multiplied by (y) the Exchange Ratio over (z) the per share exercise price of such MidConn Option. At the Effective Time, each holder of a MidConn Option shall receive, in substitution for and cancellation thereof, a number of whole shares of EFC Common Stock equal to the Option Value divided by the AMV, plus cash for any fraction of a share. The AMV of the EFC Common Stock shall be deemed to be the average of the daily closing prices per share of EFC Common Stock for the 20 consecutive trading days on which shares of EFC Common Stock are actually traded (as reported on The Nasdaq National Market) ending on the third trading day preceding the Effective Time.

        If the condition set forth in the first sentence of the preceding paragraph is not satisfied as of the Effective Time as to every MidConn Option, each MidConn Option shall be converted automatically into an option to purchase shares of EFC Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable MidConn Bank stock option plans and the option agreement with respect to the MidConn Option):

        (1) The number of shares of EFC Common Stock to be subject to each MidConn Option immediately after the Effective Time shall be equal to the product of (a) the number of shares of MidConn Bank Common Stock subject to the MidConn Option immediately before the Effective Time, multiplied by (b) the Exchange Ratio, provided, that any fractional shares of EFC Common Stock resulting from such multiplication shall be rounded to the nearest share; and

        (2) The exercise price per share of EFC Common Stock under the MidConn Option immediately after the Effective Time shall be equal to the exercise price per share of MidConn Bank Common Stock under such Option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

The conversion of the MidConn Options provided for in the Merger Agreement shall be and is intended to be effected in a manner consistent with Section 424(a) of the Code. The duration and other terms of each such MidConn Option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to MidConn Bank in the MidConn Bank stock option plans (and the corresponding references in the option agreement documenting such MidConn Option) shall be deemed to be references to EFC.

Regulatory Approvals

        Consummation of the Merger is conditioned upon the receipt of required regulatory approvals from the OTS and the Connecticut Commissioner. Applications as to such approvals have been filed and are pending. No other regulatory approvals are required to effect the Merger pursuant to the Merger Agreement. Neither MidConn Bank nor EFC is aware of any reasons why all required regulatory approvals should not be obtained. See "-- Conditions to the Merger."

Conditions to the Merger

        The respective obligations of the parties under the Merger Agreement to consummate the Merger are subject to the satisfaction of the following conditions: (i) the Merger Agreement shall not have been terminated on or before the Effective Time; (ii) the Merger Agreement and the Merger shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to vote thereon at the MidConn Bank Meeting; (iii) the issuance of EFC Common Stock to the MidConn Bank shareholders as part of the Merger shall have been approved by a majority of the total votes cast on the proposal at the EFC Meeting; (iv) the EFC Common Stock which shall be issued in the Merger (including the shares that may be issued upon the exercise of MidConn Options prior to the Effective Time) shall have been authorized for quotation on The Nasdaq National Market; (v) all required regulatory approvals shall have been obtained and shall remain in full force and effect, all statutory waiting periods in respect thereof shall have expired, and no such regulatory approvals shall contain a non-customary condition that EFC reasonably determines to be burdensome or otherwise alters the benefits for which EFC bargained in the Merger Agreement; (vi) the Registration Statement shall have become effective and shall not be subject to a stop order or any threatened stop order; (vii) no injunction preventing consummation of the Merger or any of the other transactions contemplated by the Merger Agreement shall be in effect and such consummation continues to be legal; (viii) EFC shall have received a favorable tax opinion from EFC's special counsel; and (ix) EFC shall have received an opinion from EFC's independent accountants that the Merger will be accounted for as a pooling-of-interests.

        The obligations of EFC and Eagle Bank under the Merger Agreement to consummate the Merger are subject further to the satisfaction or waiver of certain conditions, including the following: (i) the representations and warranties of MidConn Bank contained in the Merger Agreement shall be true and correct when made on the date of the Merger Agreement and as of the Effective Time, except where such failure or failures would not have a material adverse effect on MidConn Bank; (ii) MidConn Bank shall have in all material respects performed all covenants and agreements contained in the Merger Agreement to be performed by MidConn Bank at or prior to the Effective Time; (iii) MidConn Bank shall have obtained the consent, approval or waiver of other persons whose consent or approval is required to permit the succession by the Surviving Bank under any lease or other agreement, except where such failure or failures would not have a material adverse effect on MidConn Bank; (iv) no proceeding initiated by any governmental entity seeking an injunction shall be pending; and (v) specified legal opinions of MidConn Bank's counsel and a comfort letter of MidConn Bank's independent public accountants shall have been received by EFC.

        The obligations of MidConn Bank under the Merger Agreement to consummate the Merger are subject further to the satisfaction or waiver of certain conditions, including the following: (i) the representations and warranties of EFC contained in the Merger Agreement shall be true and correct when made on the date of the Merger Agreement and as of the Effective Time, except where such failure or failures would not have a material adverse effect on EFC; (ii) EFC and Eagle Bank each shall have in all material respects performed all covenants and agreements contained in the Merger Agreement required to be performed by it at or prior to the Effective Time; (iii) EFC shall have obtained the consent or approval of other persons in connection with the transactions contemplated by the Merger Agreement that is required under any lease or other agreement to which EFC or Eagle Bank is a party or otherwise bound; (iv) no proceeding initiated by any governmental entity seeking an injunction shall be pending; and
(v) specified legal opinions of EFC's counsel shall have been received by MidConn Bank.

Conduct of Business Pending the Merger

        The Merger Agreement contains various restrictions on the operations of MidConn Bank prior to the Effective Time. In general, the Merger Agreement obligates MidConn Bank to continue to carry on its business in the ordinary course consistent with past practices and with prudent banking practices, with certain specific limitations on MidConn Bank's lending activities and other operations. MidConn Bank also is prohibited by the Merger Agreement from declaring any dividends on its capital stock other than specified dividends on the MidConn Bank Common Stock; splitting, combining or reclassifying any shares of its capital stock; issuing or authorizing or proposing the issuance of any securities, other than the issuance of additional shares of MidConn Bank Common Stock upon exercise of certain existing stock options held by directors, officers and employees of MidConn Bank or the Option held by EFC; or repurchasing certain specified shares of capital stock. Also, under the terms of the Merger Agreement, MidConn Bank may not amend its

Amended and Restated Certificate of Incorporation or Bylaws, nor may it change its methods of accounting in effect at September 30, 1996, except as required by changes in regulatory or generally accepted accounting principles. In addition, the Merger Agreement restricts MidConn Bank from increasing employee or director benefit arrangements or compensation, including the granting of stock options and entering into any new employment or severance agreements, or paying any bonuses other than to certain specified persons not to exceed a specified aggregate amount which payments may be subject to such persons continuing their employment with Eagle Bank after the Effective Time.

Third Party Proposals

        The Merger Agreement provides generally that MidConn Bank shall not, nor shall MidConn Bank authorize or permit any of its officers, directors, employees or agents, to, solicit, initiate or encourage any inquiries relating to, or the making of, any third party takeover proposal. There is a similar prohibition as to any substantive discussion or negotiation of any third party takeover proposal, or providing third parties with information relating to such inquiry or proposal, unless the MidConn Bank Board of Directors, following receipt of written advice of counsel, reasonably determines in the exercise of its fiduciary duty that such discussions or negotiations should be commenced or such information must be furnished.

Expenses; Breakup Fee

        The Merger Agreement generally provides for EFC and MidConn Bank to pay their own expenses relating to the Merger Agreement, with EFC paying the costs of printing this Joint Proxy Statement/Prospectus and the SEC filing fees for registering the EFC Common Stock to be issued in the Merger. However, if the Merger Agreement is terminated by EFC or MidConn Bank as a result of a material breach of a representation, warranty, covenant or other agreement contained therein by the other party, or if EFC terminates the Merger Agreement by reason of MidConn Bank (i) failing to hold the MidConn Bank Meeting on a timely basis;
(ii) failing to recommend to its shareholders approval of the Merger Agreement and the transactions contemplated thereby; (iii) failing to oppose any third party takeover proposal; or (iv) as a result of MidConn Bank violating the restrictions on third party takeover proposals, the Merger Agreement provides for the non-terminating party to pay all reasonable expenses of the terminating party up to $500,000, plus a breakup fee of $500,000. If the Merger Agreement is terminated by either EFC or MidConn Bank as a result of the non-terminating party failing to obtain the approval of its shareholders necessary to consummate the Merger, the terminating party is entitled to have all of its reasonable expenses up to $500,000 paid by the non-terminating party. Certain events described above that would permit EFC to terminate the Merger Agreement would also constitute Preliminary Purchase Events (as defined) under the Option. See "The Merger -- Option Agreement."

Opinion of MidConn Bank Financial Advisor

        O & Co. has been retained by MidConn Bank as its financial advisor since 1994 and is currently providing, among other services, advice and assistance relating to the evaluation and execution of mergers and acquisitions pursuant to an engagement letter dated February 1, 1995 ("O & Co. Engagement Letter"). MidConn Bank selected O & Co. on the basis of its in-depth knowledge of the bank and thrift industry; the qualifications, experience and reputation of its personnel in the banking and investment communities; as well as its experience in the valuation of bank and thrift institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

As part of the advisory services described above, the Board of Directors of MidConn Bank requested O & Co.'s opinion as to the fairness, from a financial point of view, of the terms of the

Merger Agreement to the holders of MidConn Bank Common Stock. Pursuant to the terms of the Merger Agreement, each share of MidConn Bank Common Stock will be converted into the right to receive .86 of a share of EFC Common Stock, subject to adjustment in certain circumstances as described in the Merger Agreement. On January 27, 1997, O & Co. delivered its opinion to the Board of Directors of MidConn Bank that, as of such date, the consideration to be received by the holders of MidConn Bank Common Stock was fair from a financial point of view.

        THE FULL TEXT OF O & CO.'S FAIRNESS OPINION IS ATTACHED AS APPENDIX A TO
                                                                   ----------
THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FAIRNESS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX A. HOLDERS OF MIDCONN BANK COMMON STOCK ARE
                         ----------
URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS OF THE REVIEW UNDERTAKEN BY O & CO. IN CONNECTION THEREWITH. O & CO.'S OPINION IS DIRECTED SOLELY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE TERMS OF THE MERGER AGREEMENT AND DOES NOT CONSTITUTE ANY RECOMMENDATION TO THE BOARD OF DIRECTORS OF MIDCONN BANK OR TO THE HOLDERS OF MIDCONN BANK COMMON STOCK WITH RESPECT TO ANY VOTE AT THE MIDCONN BANK MEETING.

        In connection with providing its opinion, O & Co. examined and relied upon, among other things, the Merger Agreement, annual reports to shareholders, proxy statements and related audited financial statements for MidConn Bank and EFC for the three fiscal years ended September 30, 1994, 1995, and 1996; certain interim financial reports for MidConn Bank and EFC for the quarter ended December 31, 1996; and certain other financial information for MidConn Bank and EFC, including pro forma financial statements and managements' estimates relating to, among other things, earnings, asset quality and capital. O & Co. conducted discussions with executive management of both MidConn Bank and EFC concerning historical financial performance and condition, market area economic conditions, future business prospects and financial forecasts. O & Co. reviewed stock market prices and trading activity for the common shares of MidConn Bank and EFC. O & Co. also reviewed comparable financial, operating and market data for the banking industry and selected peer groups; compared the terms of the Merger Agreement with other bank merger and acquisition transactions; and considered such additional financial and other information it deemed relevant.

        In preparing its opinion, O & Co. relied upon the accuracy, completeness and fair presentation of all information supplied or otherwise made available to it by, or on behalf of, MidConn Bank and EFC. O & Co. did not independently verify such information or undertake an independent evaluation or appraisal of the assets or liabilities of MidConn Bank or EFC, nor were they furnished any such evaluations or appraisals. With respect to forecasts of expected future financial performance, O & Co. was advised that they reflected the best currently available estimates and judgment of the executive management of MidConn Bank and EFC. O & Co.'s opinion was necessarily based upon the information available to it and the market, economic and other conditions as they existed, and could be evaluated, as of the date of its opinion.

        In connection with providing its fairness opinion to the Board of Directors of MidConn Bank, O & Co. performed a variety of financial analyses. The following is a summary of the material terms of such analyses, but does not purport to be a complete description of O & Co.'s analyses or presentations to the MidConn Bank Board of Directors. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. O & Co. believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying O & Co.'s opinion.

        In performing its analyses, O & Co. made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which may be more or less favorable than actual results. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in O & Co.'s analyses was identical to MidConn Bank or EFC or to the terms of the Merger Agreement. Because such estimates are inherently subject to uncertainty, O & Co. assumes no responsibility for their accuracy.

Stock Trading History

        O & Co. examined the history of trading prices for MidConn Bank Common Stock and EFC Common Stock for the period from January 24, 1996 through January 24, 1997. During that time period, MidConn Bank Common Stock traded in the $13.75 to $20.50 range; from mid-June 1996 through the end of the month there was significant price appreciation and the stock began trading as high as $19.00. From September through December of 1996, MidConn Bank Common Stock traded in the range of $17.50 to $20.50. On January 24, 1997, MidConn Bank Common Stock closed at $20.00.

        From January 24, 1996 through January 24, 1997, EFC Common Stock traded in the $22.25 to $31.00 range. During June 1996, there was significant price appreciation and the stock traded as high as $26.88. The price declined from July through September reaching a low of $23.75 but the stock price rebounded and at the end of September reached a high of $27.25. The price remained fairly steady until late November when it began to appreciate, continuing this trend through the end of 1996, closing at $30.50 on December 31, 1996. The closing price for EFC Common Stock on January 24, 1997 was $29.50.

Contribution Analysis

        O & Co. prepared a contribution analysis showing the percentage contributed by MidConn Bank to the combined company on a pro forma basis of assets, deposits, and equity at September 30, 1996. Net income contributions were considered based upon management's estimates for the twelve months ended September 30, 1997. Both companies reported significant nonrecurring items to earnings in 1996. The 1997 estimates were deemed to more appropriately reflect the recurring earnings levels for both MidConn Bank and EFC. O & Co. compared these percentages to the MidConn Bank shareholders' pro forma ownership of EFC. This analysis showed that MidConn Bank shareholders would contribute 20.4% of pro forma consolidated assets, 22.6% of pro forma consolidated deposits, 26.2% of pro forma consolidated equity and 17.1% of pro forma estimated net income for the twelve months ended September 30, 1997. MidConn Bank shareholders would receive 27.92% of the pro forma ownership of the combined company based on the
 .86 Exchange Ratio.

Comparable Company Analysis

        O & Co. compared the financial condition, financial operating performance and trading market performance of MidConn Bank with a peer group of 28 community thrifts in the Northeast with assets between $250 million and $500 million. MidConn Bank reported a return on average assets of 0.51%, and return on equity of 5.36%, based on September 30, 1996 operating results, and an equity to assets ratio of 9.72%; the peer group reported a median return on average assets of 0.75%; a median return on average equity of 8.80% and a median equity to asset ratio of 8.21%. MidConn Bank reported somewhat weaker operating performance than the peer group, below average return on equity and a higher equity to assets ratio.

        At January 22, 1997, the MidConn Bank Common Stock price was $19.50, or
20.5 times trailing twelve months earnings and 108% of reported September 30, 1996 book value, compared to the peer group median of 14.7 times trailing twelve months earnings and 130% of book value, respectively. MidConn Bank Common Stock's trading performance was above its peers on an earnings multiple basis but below its peers as a percent of book value.

        O & Co. also compared the financial condition, financial operating performance and trading performance of EFC with a peer group of 25 large community thrifts in the Northeast with assets between $850 million and $3.0 billion. EFC reported a return of average assets of 1.00% and a return on equity of 13.82%, based on September 30, 1996 operating results, and an equity to assets ratio of 7.19%; the peer group had median return on average assets of 0.98%; a median return of average equity of 10.62% and median equity to assets ratio of 7.95%. EFC reported operating performance slightly better than the peer group, an above average return on equity and a lower equity to assets ratio.

        At January 22, 1997, the EFC Common Stock price was $30.63, or 10.6 times trailing twelve months earnings and 137% of reported September 30, 1996 book value, compared to the peer group median for these same measures of 14.5 times and 135%, respectively. EFC Common Stock trading performance was below its peers on an earnings multiple basis and slightly greater that its peers as a percent of book value.

Discounted Cash Flow Analysis

        O & Co. performed an analysis which estimated the future cash flows to MidConn Bank shareholders over two years under various circumstances, assuming MidConn Bank performed in accordance with the earnings forecasts of its management. To approximate the terminal value of MidConn Bank Common Stock at the end of the two-year period, O & Co. applied price to earnings multiples ranging from 15.0 times to 20.0 times, which resulted in values that equated to percentages of book value ranging from 125% to 166%. The terminal values were then discounted to present projected values using discount rates ranging from 12.5% to 20.0% chosen to reflect assumptions regarding rates of return and risk premiums required by holders or prospective buyers of MidConn Bank Common Stock. This analysis indicated a range of present values per share of $17.76 to $26.37.

Analysis of Selected Merger Transactions

          O & Co. reviewed certain financial data, as of the date of the announcement, for acquisitions of commercial banks and thrifts in the Northeast announced between September 1995 and December 1996. O & Co. also reviewed acquisitions of commercial banks and thrifts in Connecticut between January 1995 and December 31, 1996. O & Co. calculated the average multiple of price to target's earnings for trailing 12 months, the average percentage of price to book value and the average premium (price in excess of reported equity) as a percentage of deposits, on a quarterly basis beginning September 1, 1995 through December 31, 1996. For transactions announced in the fourth quarter of 1996, the calculations resulted in the following averages: (i) price as a multiple of earnings for Northeast banks 20.6 times, Northeast thrifts 14.6 times, and Connecticut transactions 15.2 times, compared with the value of the EFC proposal of 26.7 times MidConn Bank's trailing twelve months earnings and 21.0 times MidConn Bank's estimated 1997 earnings; (ii) price as a percentage of book value for Northeast banks of 219%, Northeast thrifts of 157%, and Connecticut transactions of 162%, compared with 144% of MidConn Bank's fully converted shareholders' equity; (iii) premium as a percentage of core deposits for Northeast banks of 13.4%, Northeast thrifts of 6.4%, and Connecticut transactions of 5.3%, compared with the value of the EFC proposal equal to a premium of 5.1% of MidConn Bank's deposits.

Impact Analysis

        O & Co. analyzed the changes in the amount of fully diluted earnings per share and book value represented by the issuance of .86 of a share of EFC Common Stock for each share of fully converted MidConn Bank Common Stock. The analysis considered, among other things, the impact on fully diluted earnings per share and book value per share of EFC. The analysis was based upon reported September 30, 1996 balance sheet data for MidConn Bank and EFC and 1997 estimated earnings for the twelve months ended September 30, 1997 for MidConn Bank and EFC. These analyses indicated that the Merger would be approximately 12.12% dilutive to EFC's pro forma fully diluted earnings per share, and approximately 2.30% dilutive to EFC's pro forma book value.

        O & Co. also analyzed certain per share values for fully converted MidConn Bank Common Stock on an independent basis as well as the equivalent values based on the Exchange Ratio of .86 of a share of EFC Common Stock for each share of fully converted MidConn Bank Common Stock as proposed in the Merger. The estimated equivalent 1997 annual earnings per equivalent share of MidConn Bank Common Stock was $2.12 or 59% greater than MidConn Bank's estimated 1997 earnings per share; the book value per equivalent share of MidConn Bank Common Stock as of September 30, 1996 was $18.82 or 6.5% greater than MidConn Bank's book value per share as of the same date; and the annual cash dividend for each equivalent share of MidConn Bank Common Stock was $0.79 per share or 32% greater than MidConn Bank's indicated annual cash dividend of $0.60 per share.

        Pursuant to the O & Co. Engagement Letter, MidConn Bank has agreed to pay O & Co. a fee for its advisory services in connection with the Merger equal to 1.5% of the aggregate value of the consideration received by MidConn Bank shareholders upon the closing of the Merger, or approximately $737,000 based upon an estimated aggregate value of $49,140,000. MidConn Bank has agreed to make interim payments to O & Co. during the pendancy of the proposed Merger which will be credited against the total advisory fee. MidConn Bank has made a total of $___________ of such payments as of the mailing of this Joint Proxy Statement/Prospectus. Pursuant to the O & Co. Engagement Letter, MidConn Bank has also agreed to reimburse O & Co. for its reasonable out-of-pocket expenses, including legal fees, incurred in connection with its engagement, and to indemnify O & Co. and its affiliates and their respective directors, officers, employees, agents and controlling persons against certain expenses and liabilities.

Opinion of EFC Financial Advisor

        EFC retained Keefe, Bruyette in January 1997 to provide certain investment banking advice and services, including advice with respect to mergers and related matters. Keefe, Bruyette was selected to act as EFC's advisor based upon its qualifications, expertise and reputation, as well as Keefe, Bruyette's familiarity with EFC's business and market area. Keefe, Bruyette regularly publishes research reports regarding the New England banking industry and the businesses and securities of publicly owned companies in that industry.

        On January 23, 1997, Keefe, Bruyette made a presentation with respect to the proposed MidConn Bank merger and subsequently delivered a written opinion to the EFC Board of Directors that the consideration to be paid by EFC pursuant to the Merger Agreement was fair from a financial point of view.

        The full text of the updated MidConn Bank opinion dated the date of this Joint Proxy Statement/Prospectus (the "MidConn Bank Opinion"), which sets forth, among other things, the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B and is incorporated
                                             ----------
herein by reference. EFC shareholders are urged to read the MidConn Bank Opinion in its entirety. The MidConn Bank Opinion is directed to the EFC Board of

Directors, and addresses only the fairness of the consideration to be paid by EFC pursuant to the Merger Agreement from a financial point of view and does not constitute a recommendation to any EFC shareholder as to how such shareholder should vote. The MidConn Bank Opinion was rendered to the EFC Board of Directors for its consideration in determining whether to approve the Merger Agreement. The following summary of the MidConn Bank Opinion is qualified in its entirety by reference to the full text of the MidConn Bank Opinion.

        In rendering the MidConn Bank Opinion, Keefe, Bruyette reviewed certain publicly available financial information concerning EFC and MidConn Bank and certain internal financial analyses and other information furnished to it by EFC and MidConn Bank. Keefe, Bruyette also held discussions with members of the senior management of EFC regarding the business and prospects of EFC. In addition, Keefe, Bruyette (i) compared certain financial and stock market information for EFC and MidConn Bank, respectively, with similar information for certain comparable companies whose securities are publicly traded, (ii) reviewed the Merger Agreement, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the potential pro forma impact of the Merger on EFC's financial condition, operating results and per share figures, and (v) performed such other studies and analyses and considered such other factors as Keefe, Bruyette deemed appropriate.

        In conducting its review and arriving at the MidConn Bank Opinion, Keefe, Bruyette assumed and relied upon, without independent verification, the accuracy, completeness and fairness of all the financial and other information reviewed by and discussed with it for purposes of the MidConn Bank Opinion. With respect to the financial forecasts reviewed by Keefe, Bruyette, in rendering the MidConn Bank Opinion, Keefe, Bruyette assumed that such financial forecasts were reasonable and prepared on the basis of information reflecting the best currently available estimates and judgments of the management of EFC as to the likely future performance of EFC. Keefe, Bruyette did not make an independent evaluation or appraisal of the assets or liabilities of MidConn Bank nor was it furnished with any such appraisal.

        While the summary set forth below describes all analyses and factors that Keefe, Bruyette deemed material in its presentation to the EFC Board of Directors, it does not purport to be a complete description of the analyses and factors considered by Keefe, Bruyette in this regard. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Keefe, Bruyette believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the MidConn Bank Opinion. No one of the analyses performed by Keefe, Bruyette was assigned a greater significance than any other. The analyses performed by Keefe, Bruyette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which the businesses actually may be sold. The MidConn Bank Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the MidConn Bank Opinion. Furthermore, no opinion is being expressed as to the prices at which shares of EFC may trade at any future time.

Valuation Summary

        In preparing the MidConn Bank Opinion, Keefe, Bruyette, using publicly available information, compared selected financial information, including book value, tangible book value, latest twelve months ("LTM") earnings, and estimated 1997 earnings, for MidConn Bank and a selected group of Connecticut banking organizations.

        The selected group of peer institutions comprised certain Connecticut savings banks with total assets between $175 million and $650 million, and a total of nine institutions were included, namely American Bank of Connecticut, Bancorp Connecticut, Branford Savings Bank, Dime Financial Corp, New England Community Bancorp, Inc., NewMil Bancorp, Inc., Norwalk Savings Society, Peoples Savings Financial Corp. and Tolland Bank (the "Selected Banks").

        As of January 23, 1997, the relative multiples implied by the market price of MidConn Bank Common Stock and the median market price of the common stock of the Selected Banks to such selected September 30, 1996 financial data was: to stated book value, 108% for MidConn Bank and 138% for the Selected Banks; to tangible book value, 129% for MidConn Bank and 139% for the Selected Banks; to LTM earnings, 20.5x for MidConn Bank and 12.8x for the Selected Banks; and to estimated 1997 earnings, 13.0x for MidConn Bank and 11.6x for the Selected Banks. Keefe, Bruyette noted that none of the Selected Banks was identical to MidConn Bank. From this analysis, Keefe, Bruyette, concluded that MidConn Bank Common Stock traded at a discount to the median trading level of the Selected Banks on a percentage of book value and tangible book value, but traded at a premium to the Selected Banks on LTM earnings and estimated 1997 earnings multiple basis.

Analysis of Selected Acquisition Transactions

        In preparing the MidConn Bank Opinion, Keefe, Bruyette reviewed the financial terms, to the extent publicly available, of certain selected merger and acquisition transactions for banks based upon the acquisition price relative to stated book value, stated tangible book value, and LTM earnings. The analysis included a review and comparison of the average and median multiples represented by a sample of recently effected or pending bank and thrift acquisitions in New England announced since January 1, 1995 (a total of 40 transactions).

        The relative multiples implied by the merger consideration of each of such selected bank and thrift acquisition transactions in New England and MidConn Bank are provided in the following table:


New England Bank Transactions
                                                 Tangible       LTM
                                   Book Value    Book Value     Earnings
                                   ----------    ----------     --------
   Average..................          186%             188%           14.8x
   Median...................          194%             201%           13.6x

New England Thrift Transactions

   Average..................          154%             159%           23.9x
   Median...................          152%             160%           14.1x

MidConn Bank Acquisition              143%             170%           27.2x

        Keefe, Bruyette concluded from its review of selected acquisition transactions that the relevant multiples implied by the per share merger consideration, except for price to LTM earnings, were within the range of multiples implied in each of the aforementioned transaction categories. Because MidConn Bank recorded a non recurring charge in conjunction with the recapitalization of the SAIF, Keefe, Bruyette indicated that the price to LTM earnings was not a meaningful ratio.

Historical Performance

        Keefe, Bruyette reviewed certain operating statistics for MidConn Bank. This review compared MidConn Bank's return on assets, return on equity, net interest margin, efficiency ratio, capital ratio, ratio of nonperforming assets to related assets, and ratio of loan loss reserve to nonperforming loans with comparable data for the Selected Banks. This review also compared such data for EFC to pro forma data for EFC and MidConn Bank combined.

Pro Forma Merger Analysis

        Keefe, Bruyette analyzed certain pro forma effects on EFC from the Merger in 1997 assuming the payment of the merger consideration. Based on certain assumptions, including those by EFC management with respect to cost savings and other synergies from the Merger and the stand alone earnings projections of EFC and MidConn Bank, the analysis showed that the Merger, as a pooling-of-interests, would be accretive to EFC's earnings per share by 1.7%; additionally, the pooling merger analysis showed the Merger would be 1.7% dilutive to EFC's stated book value per share and 2.1% accretive to EFC's tangible book value per share.

Internal Rate of Return Analysis

        Keefe, Bruyette performed an internal rate of return analysis to estimate the rate of return that MidConn Bank could produce over a five year period. In producing a range of returns, Keefe, Bruyette utilized the following assumptions: anticipated cost savings of 30% to 40% of MidConn Bank's non interest expense base, a terminal earnings multiple of 11.5x applied to 2001 forecasted earnings, and a range of base case earnings for MidConn Bank of $1.30 to $1.50. The analysis showed a range of internal rates of return for MidConn Bank of 13.2% to 18.7%. Keefe, Bruyette noted that the internal rate of return analysis was included because it is a widely used valuation methodology, but noted that it relies on numerous assumptions, including earnings growth rates, anticipated cost savings, and terminal values.

Compensation of Financial Advisor

        Pursuant to the terms of an engagement letter dated January 23, 1997, EFC will pay Keefe, Bruyette an aggregate fee of $40,000 for acting as financial advisor in connection with the Merger, including rendering the MidConn Bank Opinion. Of the $40,000 fee, $15,000 was paid following signing of the engagement letter, with the remainder of the fee payable upon consummation of the Merger. Whether or not the Merger is consummated, EFC also has agreed to reimburse Keefe, Bruyette for its reasonable out-of-pocket expenses incurred in connection with the transaction. EFC has also agreed to indemnify Keefe, Bruyette and certain related persons against certain liabilities relating to or arising out of its engagement.

Certain Provisions of the Merger Agreement

        Under the Merger Agreement, MidConn Bank has made certain representations and warranties to EFC and Eagle Bank. The material representations and warranties of MidConn Bank are those with regard to (i) organization and good standing; (ii) insurance of deposit accounts (iii) capitalization; (iv) corporate power and authority; (v) the execution and delivery of the Merger Agreement and the Option Agreement; (vi) consents and approvals required for the Merger; (vii) loan portfolio and reports; (viii) financial statements and books and records; (ix) brokers' fees; (x) absence of any material adverse change; (xi) legal proceedings; (xii) tax matters; (xiii) employee benefit plans; (xiv) certain contracts; (xv) certain regulatory matters; (xvi) charter takeover provisions; (xvii) environmental matters; (xviii) loss reserves; (xix) properties and assets; (xx) insurance matters;
(xxi) liquidation account; (xxii) compliance with applicable laws; (xxiii) loan information; (xxiv) agreements with affiliates and directors; (xxv) ownership of EFC Common Stock; (xxvi) receipt of the fairness opinion of O & Co.; and (xxvii) suspension of the MidConn Bank dividend reinvestment plan.

        Under the Merger Agreement, EFC has made certain representations and warranties to MidConn Bank. The material representations and warranties of EFC are those with regard to (i) the organization and good standing of EFC and the organization of Eagle Bank; (ii) capitalization; (iii) the corporate power and authority of EFC and Eagle Bank; (iv) the execution and delivery of the Merger Agreement and the Option Agreement; (v) consents and approvals required for the Merger; (vi) financial statements and books and records of EFC; (vii) the absence of any material adverse change in EFC; (viii) compliance with applicable laws; (ix) ownership of MidConn Bank Common Stock; (x) employee benefit plans;
(xi) certain regulatory matters; (xii) legal proceedings; (xiii) loss reserves;
(xiv) compliance with applicable laws; (xv) loans; and (xvi) environmental matters.

Termination and Amendment of the Merger Agreement

        The Merger Agreement may be terminated by EFC or MidConn Bank (provided the terminating party is not in violation of the Merger Agreement) as summarized below:

        (i)    by mutual written consent of EFC and MidConn Bank;

        (ii) by EFC or MidConn Bank if (a) 30 days after any required regulatory approval is denied or regulatory application is withdrawn at a regulator's request, unless action is timely taken for a rehearing or to file an amended application; (b) the Merger has not occurred on or before September 30, 1997; or (c) MidConn Bank's shareholders fail to approve the Merger Agreement or EFC's shareholders fail to approve the issuance of the additional shares of EFC Common Stock in connection with the Merger Agreement;

        (iii) by EFC, in the event of a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement by MidConn Bank, if such breach or breaches would have a material adverse effect on MidConn Bank;

        (iv) by MidConn Bank, in the event of a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement by EFC, if such breach or breaches would have a material adverse effect on EFC;

        (v) by EFC, if MidConn Bank or its Board of Directors (a) fails to hold the MidConn Bank Meeting on a timely basis; (b) fails to recommend to MidConn Bank's shareholders the approval of the Merger Agreement and the transactions contemplated thereby; (c) fails to oppose any third party takeover proposal; or (d) violates the covenant relating to third party proposals; and

        (vi) by MidConn Bank, if after the date on which the approvals of the OTS, the Connecticut Commissioner and the EFC and MidConn Bank shareholders all have been received (the "Determination Date"), the closing sales price of EFC Common Stock as reported on The Nasdaq National Market is less than $24.00, unless EFC elects that the Exchange Ratio shall be a quotient, the numerator of which is $24.00 multiplied by .86 and the denominator of which is the AMV of shares of EFC Common Stock, provided, however, that such adjusted Exchange Ratio shall not be less than .86.

        The Merger Agreement also provides that subject to applicable law, the Boards of Directors of the parties may (i) amend the Merger Agreement (except as provided below); (ii) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (iii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto; or (iv) waive compliance with any of the agreements or conditions contained in the Merger Agreement. After approval of the Merger Agreement by MidConn Bank's shareholders, no amendment of the Merger Agreement may be made without further shareholder approval, if the amendment would reduce the amount or change the form of the consideration to be delivered to the MidConn Bank shareholders under the Merger Agreement.

Certain Federal Income Tax Consequences

        The following summary discusses the material federal income tax consequences of the Merger. The summary is based upon the Code, applicable Treasury Regulations thereunder, administrative rulings, and judicial authority, all as of the date hereof. All of the foregoing are subject to change, and any such change could affect the continuing validity of this summary. The summary assumes that the holders of shares of MidConn Bank Common Stock hold such shares as a capital asset. The summary does not address the tax consequences that may be applicable to a particular MidConn Bank shareholder subject to special tax rules, such as tax-exempt organizations, dealers in securities, financial institutions, insurance companies, non-United States persons, shareholders who acquired shares of MidConn Bank Common Stock pursuant to the exercise of options or otherwise as compensation or through a qualified retirement plan, and shareholders who hold shares of MidConn Bank Common Stock as part of a "straddle," "hedge," or "conversion transaction." This summary also does not address any consequences arising under the tax laws of any state, locality, or foreign jurisdiction.

        Consummation of the Merger is subject to the prior receipt by EFC of an opinion from Hogan & Hartson L.L.P., its special counsel, that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368 of the Code. The opinion of Hogan & Hartson L.L.P. will be based on the Code, the U.S. Treasury regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as in effect as of the Effective Time of the Merger, on the assumption that the Merger takes place as described in the Merger Agreement, and on certain certificates and representations provided and to be provided by MidConn Bank and certain shareholders of MidConn Bank regarding the satisfaction of certain requirements to a reorganization within the meaning of Section 368(a) of the Code (including the absence of any plan or intention by certain holders of MidConn Bank Common Stock to sell, exchange or otherwise dispose of shares of EFC Common Stock to be received by such person upon the Merger). Unlike a ruling from the Internal Revenue Service ("IRS"), an opinion of counsel is not binding on the IRS and there can be no assurance that the IRS will not take a position contrary to one or more of the positions reflected in such opinions or that such positions will be upheld by the courts if challenged by the IRS. If such opinion is not received, or if the material tax consequences described therein materially differ from those as stated below, EFC and MidConn Bank will resolicit shareholders.

        If, as concluded in the opinion of counsel, the Merger qualifies as a tax-free reorganization within the meaning of Section 368 of the Code, then:

                (1) Except as discussed in (4) below with respect to cash received in lieu of a fractional share of EFC Common Stock, a MidConn Bank shareholder will recognize no gain or loss upon the exchange of MidConn Bank Common Stock for EFC Common Stock pursuant to the Merger.

                (2) The tax basis of the EFC Common Stock received by a MidConn Bank shareholder in the Merger will be the same as the shareholder's tax basis in the MidConn Bank Common Stock surrendered in exchange therefor.

                (3) The holding period of the EFC Common Stock received by a MidConn Bank shareholder in the Merger will include the holding period of the MidConn Bank Common Stock surrendered in exchange therefor (assuming the MidConn Bank Common Stock was held as a capital asset).

                (4) A MidConn Bank shareholder who receives cash in lieu of a fractional share of EFC Common Stock will be treated as having received the cash in exchange for the fractional share. Generally, the shareholder will recognize gain or loss (capital gain or loss if the shareholder held its MidConn Bank Common Stock as a capital asset) equal to the difference between the shareholder's basis in the fractional share (determined under (2) above) and the cash received in lieu of the fractional share.

                (5) Neither EFC, Eagle Bank, nor MidConn Bank will recognize any gain or loss as a result of the Merger.

MidConn Bank shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other applicable tax laws, and the effect of any proposed changes in the tax laws.

        As is described above (see "THE MERGER -- Options"), holders of MidConn Options will either (i) receive shares of EFC Common Stock and cash in lieu of a fraction of a share in substitution for and in cancellation of their MidConn Options or (ii) have such MidConn Options converted into options to purchase shares of EFC Common Stock, depending upon whether the condition described above is satisfied. Under alternative (i), holders of MidConn Options generally would be treated as having received compensation taxable as ordinary income in an amount equal to the sum of the cash and the value of the EFC Common Stock received by them for their MidConn Options. However, the directors of MidConn Bank and certain affiliates of MidConn Bank have entered into the MidConn Bank Stockholder Agreement, which imposes certain restrictions on transfers of EFC Common Stock following the Merger to enable the Merger to comply with the "Pooling-of-Interests Accounting" rules set forth in Accounting Series Releases Numbered 130 and 135 (the "Restrictions"). See "-- Accounting Treatment." Income realized by an individual who is a party to the MidConn Bank Stockholder Agreement upon receipt of shares of EFC Common Stock will be taxable at the time such Restrictions lapse (and the amount of such income will be determined based on the value of EFC Common Stock at that time) unless such individual files an election to include in gross income for the taxable year of the receipt of the EFC Common Stock the market value of the EFC Common Stock at the time of the transfer, in accordance with section 83(b) of the Code, within 30 days after the Merger. Under alternative (ii), the assumption of the MidConn Options by EFC should not be a taxable event and former holders of MidConn Options who hold options to purchase EFC Common Stock after the Merger should be subject to the same federal income tax treatment upon exercise of such options as would have applied had they exercised their MidConn Options.

        Holders of MidConn Options are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, available elections, the applicability and effect of federal, state, local and other applicable tax laws, and the effect of any proposed changes in the tax laws.

Accounting Treatment

        The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under the pooling of interests method of accounting, the recorded assets and liabilities of MidConn Bank will be carried forward to EFC at their recorded amounts. Revenues and expenses of EFC will include revenues and expenses of MidConn Bank for the entire fiscal year of EFC in which the Merger occurs, and the reported revenues and expenses of MidConn Bank for prior periods will be combined with those of EFC, whose financial statements will then be restated.

        It is a condition to the Merger that EFC receive an opinion of its independent accountants, KPMG Peat Marwick LLP, to the effect that the Merger will be accounted for as a pooling-of-interests. See " -- Conditions to the Merger."

Resales of EFC Common Stock Received in the Merger

        The shares of EFC Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any MidConn Bank shareholder who may be deemed to be an "affiliate" of MidConn Bank for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of EFC Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares, in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. This Joint Proxy Statement/Prospectus does not cover any resales of EFC Common Stock received by persons who may be deemed to be affiliates of MidConn Bank. Persons who may be deemed to be affiliates of MidConn Bank generally include individuals or entities who control, are controlled by or are under common control with MidConn Bank, and may include certain officers or directors, as well as principal shareholders of MidConn Bank.

        Pursuant to the MidConn Bank Stockholder Agreement and the Eagle Financial Corp. Stockholder Agreement, dated as of January 27, 1997, entered into by EFC, all of the directors of EFC and certain affiliates of EFC (the "Eagle Financial Corp. Stockholder Agreement"), all of the directors and certain affiliates at MidConn Bank and EFC have each agreed that prior to the public release by EFC of an earnings report to its shareholders covering at least one month of operations after consummation of the Merger, such shareholder shall not sell or otherwise dispose of a number of shares of his MidConn Bank or EFC Common Stock, as applicable, (i) which is greater than 10% of his/her total beneficial ownership of said shares as of the date of the first such sale and
(ii) which in the aggregate with shares sold or disposed of by the other shareholders who are parties to the stockholder agreement will be greater than 1% of the issued and outstanding shares as of the date of the first such sale.

Dissenters' Appraisal Rights

        The holders of EFC Common Stock have no dissenters' appraisal rights in connection with the Merger.

        Section 36a-125(h) of the CGS provides that, in connection with a merger of Connecticut banks, any shareholder of a constituent bank who dissents from the merger is entitled to assert dissenters' rights under Sections 33-855 to 33-872, inclusive, of the CGS (collectively such rights, "Dissenters' Rights"). In accordance with Section 36a-125(h) and Sections 33-855 through 33-872, inclusive, of the CGS, if the proposed Merger is approved and consummated, holders of shares of MidConn Bank Common Stock who do not vote in favor of the Merger will have the right to demand the purchase of their shares at their "fair value" immediately before effectuation of the Merger

(exclusive of any appreciation or depreciation in anticipation of the Merger) if they fully comply with the provisions of Sections 33-855 to 33-872 of the CGS.

        The following is a brief summary of the procedures set forth in Sections 33-855 to 33-872 which are required to be followed by holders of shares of MidConn Bank Common Stock who wish to dissent from the Merger and demand the purchase of their shares at their fair value. This summary is qualified in its entirety by reference to Sections 36a-125(h) and 33-855 to 33-872, inclusive, the complete texts of which are attached to this Joint Proxy Statement/Prospectus as Appendix C. Dissenting shareholders are advised to seek
                        ----------
independent counsel with respect to exercising their dissenters' rights. This Joint Proxy Statement/Prospectus constitutes notice to holders of shares of MidConn Bank Common Stock concerning the availability of Dissenters' Rights under Sections 36a-125(h) and 33-855 to 33-872 of the CGS.

        Dissenting shareholders must satisfy all of the conditions of Sections 33-855 to 33-872. Each dissenting shareholder must, before the taking of the vote on the adoption of the Merger at the MidConn Bank Meeting, give written notice to the Secretary of MidConn Bank (together with the Surviving Bank, the "Corporation") of such shareholder's intent to demand payment for his shares if the Merger is effectuated. This notice must be in addition to and separate from any abstention or any vote, in person or by proxy, cast against approval of the Merger.

        NEITHER VOTING "AGAINST," ABSTAINING FROM VOTING, OR FAILING TO VOTE ON THE ADOPTION OF THE MERGER WILL CONSTITUTE NOTICE OF INTENT TO DEMAND PAYMENT OR DEMAND FOR PAYMENT OF FAIR VALUE WITHIN THE MEANING OF SECTIONS 33-855 TO 33-872, INCLUSIVE.

        A Dissenting shareholder must NOT vote for approval and adoption of the
                                      ---
Merger. If a holder of shares of MidConn Bank Common Stock returns a signed proxy but does not specify therein a vote "AGAINST" adoption of the Merger Agreement and the Merger provided for therein or an instruction to abstain, the proxy will be voted "FOR" adoption of the Merger Agreement and the Merger, which will have the effect of waiving the rights of that holder of shares of MidConn Bank Common Stock to have his shares purchased at fair value. Abstaining from voting or voting against the adoption of the Merger Agreement and the Merger will NOT constitute a waiver of such shareholder's rights.
     ---

        After the vote is taken at the MidConn Bank Meeting, if the Merger is approved, and in any event no later than 10 days after consummation of the Merger, a "Dissenters' Notice" shall be sent to each dissenting shareholder. The Dissenters' Notice will state where the payment demand must be sent, where and when certificates must be deposited and will set a date, not fewer than thirty nor more than sixty days after delivery of such notice, by which the payment demand must be received from the dissenting shareholder. Such notice will include a form for demanding payment that will require that the dissenting shareholder certify whether or not such shareholder acquired beneficial ownership of the shares before January 28, 1997. (PLEASE NOTE THAT SHARES ACQUIRED AFTER JANUARY 28, 1997 ("AFTER ACQUIRED SHARES"), MAY BE SUBJECT TO DIFFERENT TREATMENT IN ACCORDANCE WITH SECTION 33-867 OF THE CGS THAN ARE SHARES ACQUIRED PRIOR TO SUCH DATE). The Dissenters' Notice will also include a copy of Sections 33-855 to 33-872, inclusive, of the CGS. A dissenting shareholder who receives a Dissenters' Notice must comply with the terms of such notice. A dissenting shareholder who does so by demanding payment, depositing his certificates in accordance with the terms of the notice and certifying that beneficial ownership was acquired before January 28, 1997 will retain all other rights of a shareholder until such rights are canceled or modified by the Merger. A dissenting shareholder who receives a Dissenters' Notice and does not comply with the terms therein is not entitled to payment for his shares under Sections 33-855 to 33-872 of the CGS.

        Dissenters' Rights under Sections 33-855 through 33-872 may be asserted by either a beneficial shareholder or record shareholder. A record shareholder may assert Dissenters' Rights as to fewer than every share registered in his name only if he dissents with respect to all shares beneficially owned by any one person. A beneficial shareholder may assert Dissenters' Rights as to shares held on his behalf only if he submits the record shareholder's written consent prior to or at the time he asserts Dissenters' Rights and he does so with respect to all shares of which he is beneficial owner or over which he has the power to direct the vote.

        After the Merger is consummated, or upon receipt of a payment demand, the Corporation shall pay each dissenting shareholder who complied with the terms of the Dissenters' Notice the amount the Corporation estimates to be the fair value of the shares, plus accrued interest. Within 30 days of such payment, if a dissenting shareholder believes that the amount paid is less than the fair value of the shares or that the interest due is incorrectly calculated, such shareholder may notify the Corporation in writing of his own estimate of the fair value of the shares and interest due. If such a claim is made by a dissenting shareholder, and it cannot be settled, the Corporation will within 60 days after receiving the payment demand, petition the court to determine the fair value of the shares and accrued interest.

        The costs and expenses of any such court proceeding shall be determined by the court and shall be assessed against the Corporation, but such costs and expenses may be assessed as the court shall deem equitable against any or all dissenting shareholders who are parties to the proceeding if the court finds the action of such dissenting shareholders in failing to accept the Corporation's offer was arbitrary or vexatious or not in good faith. Such expenses may include the fees and expenses of counsel and experts employed by the respective parties.

        All written notices of intent to demand payment of fair value should be sent or delivered to Dorothy A. Bialek, Secretary, MidConn Bank, 346 Main Street, Kensington, Connecticut 06037. MidConn Bank suggests that shareholders use registered or certified mail, return receipt requested, for this purpose.

        HOLDERS OF SHARES OF MIDCONN BANK COMMON STOCK CONSIDERING DEMANDING THE PURCHASE OF THEIR SHARES AT FAIR VALUE SHOULD KEEP IN MIND THAT THE FAIR VALUE OF THEIR SHARES DETERMINED UNDER SECTIONS 33-855 TO 33-872, INCLUSIVE, COULD BE MORE, THE SAME, OR LESS THAN THE MERGER CONSIDERATION THEY ARE ENTITLED TO RECEIVE PURSUANT TO THE MERGER IF THEY DO NOT DEMAND THE PURCHASE OF THEIR SHARES AT FAIR VALUE.

        THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE CGS RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS OF SHARES OF MIDCONN BANK COMMON STOCK AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 33-855 THROUGH 33-872 OF THE CGS, WHICH ARE INCLUDED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. HOLDERS OF SHARES OF
----------
MIDCONN BANK COMMON STOCK INTENDING TO DEMAND THE PURCHASE OF THEIR SHARES AT FAIR VALUE ARE URGED TO REVIEW CAREFULLY APPENDIX C AND TO CONSULT WITH LEGAL
                                         ----------
COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

Interests of Certain Persons in the Merger

        The Merger Agreement provides for one MidConn Bank director (selected by the Board of Directors of EFC in consultation with the Board of Directors of MidConn Bank) to be invited to serve as an additional member of the Boards of Directors of EFC and Eagle Bank upon consummation of the Merger. The director will serve until the annual meeting of shareholders following the fiscal year ended September 30, 1999.

        Pursuant to existing employment and severance agreements of MidConn Bank, and as provided in the Merger Agreement, severance payments will be made upon the consummation of the Merger and termination of their employment positions without cause to Richard J. Toman, Robert W. Anderson, Dorothy A. Bialek, Robert C. Rungee and Daniel J. Rys, Jr. These payments, which are limited to the maximum amount that can be paid without adverse tax consequences under Section 280G of the Code would be based on 2.99 times their respective average annual compensation that was paid by MidConn Bank and includible in their gross income for federal tax purposes for the calendar years 1992 through 1996.

        Based on 2.99 times their respective average annual compensation paid by MidConn Bank and includible in gross income for federal tax purposes for the calendar years 1992 through 1996, the severance payments to Messrs. Toman, Anderson, Rungee and Rys and Ms. Bialek upon termination of employment without cause in connection with the Merger would be approximately $515,971, $246,777, $223,467, $164,193 and $206,880, respectively.

        As to each employee of MidConn Bank who was a party to an employment or severance agreement with MidConn Bank on the date of the Merger Agreement and whose employment is terminated after the Effective Time and during the term of such agreement, Eagle Bank will assume the obligations of MidConn Bank under such agreement and, in addition, at the discretion of each such employee, will
(i) pay the applicable premium for health plan continuation (COBRA) coverage in effect from time to time for such employee and the qualified beneficiaries of such employee for a period of 18 months following such termination of employment (or, if less, the period during which the employee or qualified beneficiary is entitled to such continuation coverage); (ii) continue in effect, at Eagle Bank's expense, for the remaining term of such agreement, group term life insurance on the life of such employee with a death benefit equal to the amount of such insurance provided to the employee by MidConn Bank immediately before the Effective Time (but not in excess of three times such employee's annual rate of compensation from MidConn Bank as of the Effective Time); and (iii) will pay such employees for unused vacation and sick leave in accordance with the documented policies of MidConn Bank on the date of the Merger Agreement, provided, however, that Eagle Bank shall have no obligation to make any payment to or on behalf of any such employee or to provide any benefit to such employee to the extent that such payment or benefit would constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and all such payments and benefits shall be reduced to the extent necessary to prevent any such payment or benefit from constituting a parachute payment. Pursuant to the Merger Agreement, MidConn Bank will make a severance payment to Douglas Larson equal to twelve months of his compensation based on his compensation for December, 1996, which amount will be $60,000. In addition, Eagle Bank has agreed to pay for continuation of group term life insurance with a death benefit not in excess of three times such employee's annual rate of compensation from MidConn Bank as of the Effective Time for one year and for accrued and unused vacation and sick leave.

        Also upon consummation of the Merger, Eagle Bank has agreed to employ Mr. Toman as an officer from the Effective Time through December 31, 1997 to assist in the transition at a salary of $14,000 per month, and thereafter to retain him as a part-time independent contractor consultant for the subsequent year with consulting fees at an annual rate of $50,000.

        As of the MidConn Bank Record Date, the directors and executive officers of MidConn Bank and their affiliates owned _________ of the outstanding shares (______%) of MidConn Bank Common Stock. To approve and adopt the Merger Agreement and the Merger, the affirmative vote of at least two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to be voted at the MidConn Bank Meeting is required. As of the EFC Record Date, the directors and executive officers of EFC and their affiliates owned _________ of the outstanding shares (______%) of EFC Common Stock. To approve the issuance of the additional shares of EFC Common Stock in connection with the Merger Agreement, the affirmative vote of a majority of the total votes cast on the proposal at the EFC Meeting is required.

Indemnification

        In the Merger Agreement, EFC has agreed to indemnify, defend and hold harmless each person who is, has been, or becomes prior to the Effective Time, a director, officer or employee of MidConn Bank, to the fullest extent permitted by applicable law and the Restated Certificate of Incorporation and Bylaws of EFC or the Charter and Bylaws of Eagle Bank, as applicable, with respect to any claims made against such person because he or she is or was a director, officer or employee of MidConn Bank or in connection with the Merger Agreement.

Option Agreement

        As a condition of and inducement to EFC's entering into the Merger Agreement, EFC and MidConn Bank entered into the Option Agreement immediately after the execution of the Merger Agreement. Pursuant to the Option Agreement, MidConn Bank granted EFC the Option, which entitles EFC to purchase, subject to the terms thereof, up to 485,319 fully paid and nonassessable shares of MidConn Bank Common Stock, or approximately 19.9% of the shares of MidConn Bank Common Stock then outstanding, under the circumstances described below, at a price per share of $21.00, subject to adjustment in certain circumstances. The Option is intended to significantly increase the cost to a potential third party of acquiring MidConn Bank, under specified circumstances, compared to its cost had MidConn Bank not entered into the Option Agreement and, therefore, is likely to discourage third parties from proposing a competing offer to acquire MidConn Bank, even if such offer involves a higher price per share for the MidConn Bank Common Stock than the per share consideration to be paid pursuant to the Merger Agreement.

        The following brief summary of certain provisions of the Option Agreement is qualified in its entirety by reference to the Option Agreement. A copy of the Option Agreement as well as the other documents described in this Joint Proxy Statement/Prospectus will be provided without charge upon oral or written request to Mark J. Blum, Vice President, Chief Financial Officer and Secretary of Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010, telephone (860) 314-6400.

        Subject to applicable law and regulatory restrictions, EFC may exercise the Option, in whole or in part, following the occurrence of a "Purchase Event" (as defined below), provided that the Option shall not have first terminated upon the occurrence of an "Exercise Termination Event" (as defined below). "Purchase Event" means, in substance, either (i) the acquisition by any third party of beneficial ownership of 25% or more of the outstanding MidConn Bank Common Stock or (ii) the entry by MidConn Bank into a letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any third party, or the recommendation by the Board of Directors of MidConn Bank that its shareholders approve or accept any Acquisition Transaction with any third party.

        For purposes of the Option Agreement, "Acquisition Transaction" means
(x) a merger, consolidation or other business combination involving MidConn Bank, (y) a purchase, lease or other acquisition of all or substantially all of the assets of MidConn Bank, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of 10% or more of the voting power of MidConn Bank as to a Purchase Event (described above) or 25% as to a Preliminary Purchase Event (defined below).

        The Option Agreement defines an "Exercise Termination Event" to mean the earliest to occur of the following: (i) the time immediately prior to the Effective Time of the Merger; (ii) 12 months after the first occurrence of a Purchase Event; (iii) 12 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event unless clause (vii) below is applicable; (iv) upon the termination of the Merger Agreement, prior to the occurrence of a Purchase Event or Preliminary Purchase Event, (A) by MidConn Bank, if at any time following the Determination Date the closing sales price of EFC Common Stock as reported on The Nasdaq National Market is less than $24.00 unless EFC takes certain specified action; (B) by both parties, if the Merger Agreement is terminated by mutual consent; (C) by either EFC or MidConn Bank, if the Merger Agreement has been terminated as a result of regulatory denial or requested withdrawal of a regulatory application, if the Merger has not occurred by September 30, 1997, or if the Merger Agreement is terminated because the approval of the shareholders of EFC or MidConn Bank is not obtained; or (D) by MidConn Bank, if the Merger Agreement is terminated as a result of a material breach of any representation, warranty, covenant or other agreement by EFC; (v) six months after the termination of the Merger Agreement, if the MidConn Bank shareholders have failed to approve the Merger Agreement and no Purchase Event or Preliminary Purchase Event has occurred prior to the MidConn Bank Meeting;
(vi) 12 months after the termination of the Merger Agreement by EFC as a result of a material breach or breaches of any representation, warranty, covenant or other agreement by MidConn Bank, if such breach or breaches were not willful or intentional by MidConn Bank; or (vii) 18 months after the termination of the Merger Agreement by EFC (A) as a result of a willful or intentional material breach or breaches of any representation, warranty, covenant or agreement by MidConn Bank; or (B) as a result of a failure of MidConn Bank or its Board of Directors to hold the MidConn Bank Meeting on a timely basis, to recommend to MidConn Bank's shareholders that they approve the Merger Agreement, to oppose any third party takeover proposal, or based on a violation by MidConn Bank of the covenant on third party takeover proposals.

        "Preliminary Purchase Event", as defined in the Option Agreement, includes (i) the entry by MidConn Bank into a letter of intent or definitive agreement to engage in an Acquisition Transaction with any third party, or the recommendation by the Board of Directors of MidConn Bank that its shareholders approve or accept any Acquisition Transaction with any third party; (ii) an acquisition by any third party of beneficial ownership of 10% or more of the outstanding MidConn Bank Common Stock; (iii) the making of a bona fide proposal for an Acquisition Transaction by any third party to MidConn Bank, or a public announcement or written communication that is publicly disclosed to MidConn Bank's shareholders as to a third party engaging in an Acquisition Transaction;
(iv) a willful or intentional material breach by MidConn Bank of any representation, warranty, covenant or agreement that would entitle EFC to terminate the Merger Agreement; (v) a failure by MidConn Bank's shareholders to approve the Merger Agreement, a failure to recommend or a withdrawal or modification in any manner adverse to EFC by MidConn Bank's Board of Directors of its approval or recommendation as to the Merger Agreement, or a failure by MidConn Bank or its Board of Directors to oppose any third party takeover proposal; or (vi) a filing by any third party of an application or notice with any regulatory authority for approval to engage in an Acquisition Transaction.

        The Option may not be assigned by EFC to any other person without the express written consent of MidConn Bank, except that EFC may assign its rights under the Option Agreement to a wholly-owned subsidiary or may assign its rights in whole or in part after the occurrence of a Preliminary Purchase Event. MidConn Bank also has agreed to prepare and file a registration statement if the Option is exercised with respect to the shares to be issued upon exercise of the Option under applicable federal and state securities laws. Upon the occurrence of a Purchase Event prior to an Exercise Termination Event, at the request of EFC, MidConn Bank will be obligated to repurchase the Option, and any shares of MidConn Bank Common Stock theretofore purchased pursuant to the Option, at prices determined as set forth in the Option Agreement, except to the extent prohibited by applicable law, regulation or administrative policy or to the extent that the repurchase would cause MidConn Bank not to be classified as "adequately capitalized" as defined in the Federal Deposit Insurance Act and the regulations of the FDIC thereunder.

        In the event that prior to an Exercise Termination Event, MidConn Bank enters into a letter of intent or definitive agreement (i) to consolidate or merge with any third party, and MidConn Bank is not the continuing or surviving corporation in such consolidation or merger; (ii) to permit any third party to merge into MidConn Bank, and MidConn Bank is the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of MidConn Bank Common Stock shall be changed into or exchanged for stock or other securities of any third party or cash or any other property or the then outstanding shares of MidConn Bank Common Stock will after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any third party, then, and in each such case, the agreement governing such transaction must make proper provision so that the Option shall, upon the consummation of such transaction, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of EFC, of either (x) the acquiring corporation or (y) any person that controls the acquiring corporation. The Substitute Option will be exercisable for shares of the issuer's common stock in such number and at such exercise price as is set forth in the Option Agreement and will otherwise have the same terms as the Option, except that the number of shares subject to the Substitute Option may not exceed 19.9% of the issuer's outstanding shares of common stock.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following Pro Forma Combined Statement of Financial Condition as of December 31, 1996 combines the historical consolidated statements of financial condition of EFC and MidConn Bank as if the Merger had occurred on December 31, 1996, after giving effect to the pro forma adjustments described in the accompanying notes. The Pro Forma Combined Statements of Income for the three months ended December 31, 1996 and 1995 and the years ended September 30, 1996, 1995 and 1994 are presented as if the Merger had been consummated at the beginning of each period presented.

        The pro forma combined financial statements should be read in conjunction with the separate historical consolidated financial statements and notes of EFC and of MidConn Bank incorporated by reference or presented herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" for information with respect to EFC and Exhibit F for information with respect to MidConn Bank. The
                   ---------
pro forma combined financial statements are not necessarily indicative of the consolidated financial position or results of future operations of the combined entity or of the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

EAGLE FINANCIAL CORP.
MIDCONN BANK
PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1996
(Unaudited)

                                                           EFC         MidConn     Pro Forma       Pro Forma
                                                       (historical) (historical)  Adjustments      Combined
                                                       ------------ ------------  -----------      ---------
                                                                          (In thousands)
Assets

Cash and due from depository institutions.............  $   22,351      $  5,804    $     -       $   28,155
Interest-bearing deposits.............................      27,300         2,527          -           29,827
Investment securities.................................       9,163        46,059          -           55,222
Mortgage-backed securities............................     497,251        11,804          -          509,055
Loans held for sale...................................         265             -          -              265
Loans receivable, net.................................     828,594       278,137     (2,600)(a)    1,104,131
Accrued interest receivable...........................       8,639         2,466          -           11,105
Premises and equipment, net...........................       9,735         4,022       (280)(a)       13,477
Stock in Federal Home Loan Bank of Boston, at cost....      11,355         2,651          -           14,006
Real estate owned, net................................       3,154         2,338          -            5,492
Intangible assets.....................................      26,355         5,376          -           31,731
Prepaid expenses and other assets.....................      13,888         1,992      2,030 (a)       17,910
                                                        ----------      --------    -------       ----------
      Total Assets....................................  $1,458,050      $363,176    $  (850)      $1,820,376
                                                        ==========      ========    =======       ==========
Liabilities and Shareholders' Equity

Deposits..............................................  $1,067,480      $311,794    $     -       $1,379,274
Federal Home Loan Bank advances.......................     226,534        10,641          -          237,175
Other borrowings......................................      14,670             -          -           14,670
Advanced payments by borrowers for taxes and
  insurance...........................................       9,037         3,195          -           12,232
Accrued expenses and other liabilities................      35,120         2,124      3,720 (a)       40,964
                                                        ----------      --------    -------       ----------
      Total Liabilities...............................   1,352,841       327,754      3,720        1,684,315
                                                        ----------      --------    -------       ----------
Shareholders' Equity
  Common stock........................................          46         1,953     (1,936)(b)           63
  Paid in capital.....................................      60,781        15,229      1,936 (b)       77,946
  Retained earnings...................................      44,450        18,220     (4,570)(a)       58,100
  Less treasury stock at cost.........................        (362)            -          -             (362)
  Net unrealized gain on available for sale
    securities........................................         294            20          -              314
                                                        ----------      --------    -------       ----------
Total shareholders' equity............................     105,209        35,422     (4,570)         136,061
                                                        ----------      --------    -------       ----------
Total Liabilities and Shareholders' Equity............  $1,458,050      $363,176    $  (850)      $1,820,376
                                                        ==========      ========    =======       ==========

        The pro forma combined statement of condition has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger of MidConn Bank into Eagle Bank.

EAGLE FINANCIAL CORP.
MIDCONN BANK
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
(Dollars in thousands, except share data)
(Unaudited)



                                                                  EFC        MidConn Bank        Pro Forma
                                                              (historical)   (historical)        Combined
                                                             -------------  --------------     ------------
Interest Income:
  Loans.................................................       $   16,093      $    5,354        $   21,447
  Mortgage-backed securities............................            8,030             206             8,236
  Investment and overnight securities...................              756             770             1,526
                                                               ----------      ----------        ----------
    Total interest income...............................           24,879           6,330            31,209
                                                               ----------      ----------        ----------
Interest Expense:
  Interest on deposits..................................           11,099           2,762            13,861
  Interest on borrowings................................            3,330             131             3,461
                                                               ----------      ----------        ----------
    Total interest expense..............................           14,429           2,893            17,322
                                                               ----------      ----------        ----------
    Net interest income.................................           10,450           3,437            13,887
  Provision for loan losses.............................              525             200               725
                                                               ----------      ----------        ----------
  Net interest income after provision
   for loan losses......................................            9,925           3,237            13,162
                                                               ----------      ----------        ----------
Non-interest Income:
  Fees and service charges..............................              924             171             1,095
  Net gain on sale of securities........................                -               -                 -
  Net gain from mortgage banking activities.............               20               -                20
  Other non-interest income.............................              351              36               387
                                                               ----------      ----------        ----------
    Total non-interest income...........................            1,295             207             1,502
                                                               ----------      ----------        ----------
Non-interest Expense:
  Salaries and employee benefits........................            2,783           1,128             3,911
  Office occupancy expense..............................            1,043             169             1,212
  Federal deposit insurance premiums....................              252               -               252
  Net cost of real estate owned operations..............              192             164               356
  Amortization of intangible assets.....................              635             122               757
  Data processing expenses..............................              383             120               503
  Other operating expenses..............................            1,062             533             1,595
                                                               ----------      ----------        ----------
    Total non-interest expense..........................            6,350           2,236             8,586
                                                               ----------      ----------        ----------
Income before income taxes..............................            4,870           1,208             6,078
Income taxes............................................            1,974             523             2,497
                                                               ----------      ----------        ----------
Net Income..............................................       $    2,896      $      685        $    3,581
                                                               ==========      ==========        ==========
Net Income Per Common Share:(c)
    Primary.............................................       $     0.61      $     0.35        $     0.56
                                                               ==========      ==========        ==========
    Fully diluted.......................................       $     0.61      $     0.35        $     0.55
                                                               ==========      ==========        ==========

Weighted Average Common Shares
    Outstanding:
    Primary.............................................        4,742,496       1,979,424         6,444,801
    Fully diluted.......................................        4,764,111       1,980,675         6,467,492

       The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger of MidConn Bank into Eagle Bank.

EAGLE FINANCIAL CORP.
MIDCONN BANK
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 1995
(Dollars in thousands, except share data)
(Unaudited)


                                                                      EFC            MidConn Bank       Pro Forma
                                                                  (historical)       (historical)       Combined
                                                                 --------------     --------------     -----------
Interest Income:
  Loans.....................................................         $   14,489         $    5,060      $   19,549
  Mortgage-backed securities................................              6,021                258           6,279
  Investment and overnight securities.......................              1,639                962           2,601
                                                                     ----------         ----------      ----------
    Total interest income...................................             22,149              6,280          28,429
                                                                     ----------         ----------      ----------
Interest Expense:
  Interest on deposits......................................             10,264              2,836          13,100
  Interest on borrowings....................................              2,484                142           2,626
                                                                     ----------         ----------      ----------
    Total interest expense..................................             12,748              2,978          15,726
                                                                     ----------         ----------      ----------
    Net interest income.....................................              9,401              3,302          12,703
  Provision for loan losses.................................                225                125             350
                                                                     ----------         ----------      ----------
  Net interest income after provision
   for loan losses..........................................              9,176              3,177          12,353
                                                                     ----------         ----------      ----------
Non-interest Income:
  Fees and service charges..................................                828                161             989
  Net gain on sale of securities............................                631                  -             631
  Net gain from mortgage banking activities.................                  6                  -               6
  Other non-interest income.................................                438                 31             469
                                                                     ----------         ----------      ----------
    Total non-interest income...............................              1,903                192           2,095
                                                                     ----------         ----------      ----------
Non-interest Expense:
  Salaries and employee benefits............................              2,721              1,072           3,793
  Office occupancy expense..................................                679                192             871
  Federal deposit insurance premiums........................                436                 99             535
  Net cost of real estate owned operations..................                222                129             351
  Amortization of intangible assets.........................                347                122             469
  Data processing expenses..................................                405                116             521
  Other operating expenses..................................              1,172                608           1,780
                                                                     ----------         ----------      ----------
    Total non-interest expense..............................              5,982              2,338           8,320
                                                                     ----------         ----------      ----------
Income before income taxes..................................              5,097              1,031           6,128
Income taxes................................................              2,173                421           2,594
                                                                     ----------         ----------      ----------
Net Income..................................................         $    2,924         $      610      $    3,534
                                                                     ==========         ==========      ==========
Net Income Per Common Share:(c)
    Primary.................................................         $     0.63         $     0.32      $     0.56
                                                                     ==========         ==========      ==========
    Fully diluted...........................................         $     0.62         $     0.32      $     0.56
                                                                     ==========         ==========      ==========

Weighted Average Common Shares
   Outstanding:
   Primary..................................................          4,670,281          1,900,575       6,304,776
   Fully diluted............................................          4,686,883          1,900,575       6,321,378

       The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger of MidConn Bank into Eagle Bank.

EAGLE FINANCIAL CORP.
MIDCONN BANK
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 1996
(Dollars in thousands, except share data)
(Unaudited)

                                                      EFC            MidConn Bank       Pro Forma
                                                  (historical)       (historical)       Combined
                                                 --------------     --------------     -----------
Interest Income:
  Loans.........................................     $   61,089         $   20,366      $   81,455
  Mortgage-backed securities....................         28,981                960          29,941
  Investment and overnight securities...........          5,531              3,707           9,238
                                                     ----------         ----------      ----------
    Total interest income.......................         95,601             25,033         120,634
                                                     ----------         ----------      ----------
Interest Expense:
  Interest on deposits..........................         44,256             11,105          55,361
  Interest on borrowings........................         11,586                540          12,126
                                                     ----------         ----------      ----------
    Total interest expense......................         55,842             11,645          67,487
                                                     ----------         ----------      ----------
    Net interest income.........................         39,759             13,388          53,147
  Provision for loan losses.....................          2,041              1,225           3,266
                                                     ----------         ----------      ----------
  Net interest income after provision
   for loan losses..............................         37,718             12,163          49,881
                                                     ----------         ----------      ----------
Non-interest Income:
  Fees and service charges......................          3,247                650           3,897
  Net loss on sale of securities................           (463)                 -            (463)
  Net loss from mortgage banking activities.....         (1,484)                 -          (1,484)
  Gain on sale of deposits......................         15,904                  -          15,904
  Other non-interest income.....................          1,704                207           1,911
                                                     ----------         ----------      ----------
    Total non-interest income...................         18,908                857          19,765
                                                     ----------         ----------      ----------
Non-interest Expense:
  Salaries and employee benefits................         12,441              4,533          16,974
  Office occupancy expense......................          3,532              1,340           4,872
  Federal deposit insurance premiums............          1,443                463           1,906
  Net cost of real estate owned operations......          1,190                464           1,654
  Amortization of Intangible Assets.............          2,276                488           2,764
  Data processing expenses......................          1,609                493           2,102
  SAIF assessment...............................          4,652                746           5,398
  Other operating expenses......................          6,506              1,747           8,253
                                                     ----------         ----------      ----------
    Total non-interest expense..................         33,649             10,274          43,923
                                                     ----------         ----------      ----------
Income before income taxes......................         22,977              2,746          25,723
Income taxes....................................          9,339                891          10,230
                                                     ----------         ----------      ----------
Net income......................................     $   13,638         $    1,855      $   15,493
                                                     ==========         ==========      ==========
Net Income Per Common Share:(c)
    Primary.....................................     $     2.92         $     0.95      $     2.44
                                                     ==========         ==========      ==========
    Fully diluted...............................     $     2.89         $     0.94      $     2.42
                                                     ----------         ----------      ----------
Weighted Average Common Shares
   Outstanding:
   Primary......................................      4,671,482          1,954,203       6,352,097
   Fully diluted................................      4,720,240          1,968,740       6,413,356

        The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger of MidConn Bank into Eagle Bank.

EAGLE FINANCIAL CORP.
MIDCONN BANK
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 1995
(Dollars in thousands, except share data)
(Unaudited)


                                         EFC         MidConn Bank      Pro Forma
                                    (historical)     (historical)       Combined
                                    ------------     ------------      ---------

Interest Income:
  Loans.........................    $   63,227      $   19,559        $   82,786
  Mortgage-backed securities....        14,410           1,057            15,467
  Investment and overnight
   securities...................         5,260           3,291             8,551
                                    ----------      ----------        ----------
    Total interest income.......        82,897          23,907           106,804
                                    ----------      ----------        ----------
Interest Expense:
  Interest on deposits..........        36,449           9,958            46,407
  Interest on borrowings........         6,431             577             7,008
                                    ----------      ----------        ----------
    Total interest expense......        42,880          10,535            53,415
                                    ----------      ----------        ----------
    Net interest income.........        40,017          13,372            53,389
  Provision for loan losses.....         1,500           2,638             4,138
                                    ----------      ----------        ----------
  Net interest income after
   provision for loan losses....        38,517          10,734            49,251
                                    ----------      ----------        ----------
Non-interest Income:
  Fees and service charges......         2,820             733             3,553
  Gain (loss) on sale of
   securities...................           (42)             12               (30)
  Net gain from mortgage
   banking activities...........           244               -               244
  Other non-interest income.....         1,379             205             1,584
                                    ----------      ----------        ----------
    Total non-interest income...         4,401             950             5,351
                                    ----------      ----------        ----------
Non-interest Expense:
  Salaries and employee
   benefits.....................        11,088           4,479            15,567
  Office occupancy expense......         2,687           1,406             4,093
  Federal deposit insurance
   premiums.....................         2,110             778             2,888
  Net cost of real estate
   owned operations.............           744             664             1,408
  Amortization of intangible
   assets.......................         1,414             500             1,914
  Data processing expenses......         1,578             464             2,042
  Other operating expenses......         4,638           1,588             6,226
                                    ----------      ----------        ----------
    Total non-interest expense..        24,259           9,879            34,138
                                    ----------      ----------        ----------
Income before income taxes......        18,659           1,805            20,464
Income taxes....................         7,687             731             8,418
                                    ----------      ----------        ----------
Net Income......................    $   10,972      $    1,074        $   12,046
                                    ==========      ==========        ==========
Net Income Per Common Share:(c)
    Primary.....................    $     2.41      $     0.56        $     1.94
                                    ==========      ==========        ==========
    Fully diluted...............    $     2.38      $     0.56        $     1.92
                                    ==========      ==========        ==========
Weighted Average Common Shares
  Outstanding:
  Primary.......................     4,560,104       1,926,942         6,217,274
  Fully diluted.................     4,614,057       1,931,262         6,274,942

        The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger of MidConn Bank into Eagle Bank.

EAGLE FINANCIAL CORP.
MIDCONN BANK
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 1994
(Dollars in thousands, except share data)
(Unaudited)


                                                  EFC       MidConn Bank     Pro Forma
                                              (historical)  (historical)     Combined
                                              ------------  ------------   ------------
Interest Income:
  Loans......................................  $   51,250   $   14,247    $   65,497
  Mortgage-backed securities.................       4,288          902         5,190
  Investment and overnight securities........       4,549        2,211         6,760
                                               ----------   ----------    ----------
    Total interest income....................      60,087       17,360        77,447
                                               ----------   ----------    ----------
Interest Expense:
  Interest on deposits.......................      27,648        6,264        33,912
  Interest on borrowings.....................       1,368          638         2,006
                                               ----------   ----------    ----------
    Total interest expense...................      29,016        6,902        35,918
                                               ----------   ----------    ----------
    Net interest income......................      31,071       10,458        41,529
  Provision for loan losses..................       1,200          340         1,540
                                               ----------   ----------    ----------
  Net interest income after provision
     for loan losses.........................      29,871       10,118        39,989
                                               ----------   ----------    ----------
Non-interest Income:
  Fees and service charges...................       2,185          510         2,695
  Gain on sale of securities.................           -           25            25
  Net gain from mortgage banking activities..         120            -           120
  Other non-interest income..................         861          160         1,021
                                               ----------   ----------    ----------
    Total non-interest income................       3,166          695         3,861
                                               ----------   ----------    ----------
Non-interest Expense:
  Salaries and employee benefits.............       9,703        3,377        13,080
  Office occupancy expense...................       2,202          883         3,085
  Federal deposit insurance premiums.........       1,597          625         2,222
  Net cost of real estate owned operations...       1,360          656         2,016
  Amortization of intangible assets..........         747          209           956
  Data processing expenses...................       1,257          484         1,741
  Other operating expenses...................       3,222        1,330         4,552
                                               ----------   ----------    ----------
    Total non-interest expense...............      20,088        7,564        27,652
                                               ----------   ----------    ----------
Income before income taxes and cumulative
  change.....................................      12,949        3,249        16,198
Income taxes.................................       5,353        1,394         6,747
                                               ----------   ----------    ----------
Net Income Before Cumulative Change..........  $    7,596   $    1,855    $    9,451
                                               ==========   ==========    ==========
Net Income Before Cumulative Change
 Per Common Share: (c)(d)
    Primary..................................  $     2.14   $     0.97    $     1.82
                                               ==========   ==========    ==========
    Fully diluted............................  $     2.13   $     0.97    $     1.81
                                               ==========   ==========    ==========
Weighted Average Common Shares
  Outstanding:
  Primary....................................   3,551,488    1,911,987     5,195,797
  Fully diluted..............................   3,575,733    1,918,736     5,225,846

        The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that EFC anticipates may occur in the future due to the Merger of MidConn Bank into Eagle Bank.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


(a) Represents the estimated merger costs that will be incurred by EFC and MidConn Bank. These costs are not reflected in the Pro Forma Combined Statements of Income since these items do not have a continuing impact upon EFC. The following table summarizes the financial impact of the additional accruals as reflected in the Pro Forma Combined Statement of Financial Condition (in thousands):


     Credit Related:
            Additions to allowances for loan losses
            to conform to EFC credit policies and to
            provide for EFC's method of resolving
            problem loans                                       $2,600

     Merger Related Costs:
            Compensation (severance and related costs)           2,100
            Writedown of fixed assets ($280) and accrual for
              lease costs ($120)                                   400
            Transaction costs (including investment bankers,
              attorneys and accountants)                         1,250
            Miscellaneous expenses                                 250
                                                                 -----
              Total merger-related costs                         4,000

              Total pre-tax adjustments                          6,600
            Income tax effect                                    2,030
                                                                ------
              Net after tax adjustments                         $4,570
                                                                ======

     The above estimated Merger related costs that will be incurred by EFC and MidConn Bank include expenses that are estimated to be incurred from the transaction. Compensation costs include estimated severance to MidConn Bank employees and other related expenses as a result of merging administrative staff and consolidating overlapping branch locations. The writedown of fixed assets and accrual for lease costs represents the estimated costs associated with the closing and/or consolidation of three MidConn Bank branch offices. Miscellaneous expenses include computer conversion costs.

(b) Represents the elimination of MidConn Bank's historical aggregate $1.00 per share par value of $1.95 million, the issuance of EFC Common Stock at the aggregate $0.01 per share par value of $16,800 and the net effect on paid in capital.

(c) Pro Forma Combined EFC and MidConn Bank Net Income per Common Share data have been determined based upon (i) the combined historical net income of EFC and MidConn Bank and (ii) the combined historical weighted average common equivalent shares of EFC and MidConn Bank. For purposes of this determination, MidConn Bank's historical weighted average common shares outstanding were multiplied by the .86 Exchange Ratio. See "THE MERGER -- Exchange Ratio."

(d) Does not give effect to the loss and additional income, respectively, in 1994 resulting from the cumulative effect of the change in the method of accounting for income taxes and post-retirement benefits other than pensions adopted by each of EFC and MidConn Bank in accordance with FASB 109 and FASB 106, which resulted in a decrease of $0.01 per share in EFC's net income for 1994, an increase of $0.06 per share in MidConn Bank's net income in 1994, and an increase of $0.02 per share on a pro forma combined basis.

                          MARKET PRICES AND DIVIDENDS
EFC Common Stock

     The following sets forth the range of high and low sale prices of EFC Common Stock as reported on The Nasdaq National Market, as well as cash dividends paid during the periods indicated:


                                  Market Price            Cash
                                  ------------            ----
                                 High        Low    Dividends Paid (a)
                                 ----        ---    ------------------
Quarter Ended:
   December 31, 1993            $21.625   $18.750         $.173
   March 31, 1994                20.625    19.125          .173
   June 30, 1994                 23.625    19.125          .173
   September 30, 1994            23.625    19.875          .173

   December 31, 1994             21.000    18.250          .191
   March 31, 1995                21.250    17.750          .210
   June 30, 1995                 22.250    19.000          .210
   September 30, 1995            24.500    21.250          .210

   December 31, 1995             27.750    25.250          .230
   March 31, 1996                26.250    22.750          .230
   June 30, 1996                 26.375    22.250          .230
   September 30, 1996            27.250    23.750          .230

   December 31, 1996             30.500    26.500          .230

   (through _________ ___,
   1997)

---------------
(a) All cash dividends paid have been adjusted retroactively to give effect to 10% stock dividends paid in September 1993 and March 1995.

        On January 27, 1997, the last trading day prior to the public announcement of the Merger, the closing price of EFC Common Stock on The Nasdaq National Market was $29.25. On __________ ___, 1997 (the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus), the closing price of EFC Common Stock on The Nasdaq National Market was $____.

MidConn Bank Common Stock

   The following table sets forth the range of high and low sales prices of MidConn Bank Common Stock as reported on The Nasdaq National Market, as well as cash dividends during the periods indicated:


                                       Market Price                  Cash
                                       ------------                  ----
                                      High        Low            Dividends Paid
                                      ----        ---            --------------
Quarter Ended:
   December 31, 1993               $ 14.50    $ 11.00                $ 0.11
   March 31, 1994                    13.50      11.25                  0.11
   June 30, 1994                     15.75      12.00                  0.11
   September 30, 1994                15.25      14.25                  0.11

   December 31, 1994                 14.75      11.50                  0.13
   March 31, 1995                    14.00      11.50                  0.13
   June 30, 1995                     15.00      12.75                  0.14
   September 30, 1995                15.00      14.00                  0.14

   December 31, 1995                 14.75      13.00                  0.15
   March 31, 1996                    15.50      13.50                  0.15
   June 30, 1996                     18.25      14.50                  0.15
   September 30, 1996                20.00      17.50                  0.15

   December 31, 1996                 20.50      18.00                  0.15

   (through _________ ___,
   1997)

   On January 27, 1997, the last trading day prior to the public announcement of the Merger, the closing price of MidConn Bank Common Stock on The Nasdaq National Market was $20.00. On ___________ ___, 1997 (the most recent practicable date prior to the printing of this Joint Proxy Statement/ Prospectus), the closing price of MidConn Bank Common Stock on The Nasdaq National Market was $_____. For a discussion of the restrictions on MidConn Bank's ability to pay dividends, see "INFORMATION ABOUT MIDCONN BANK -- Management's Discussion and Analysis of Financial Conditions and Results of Operations."

                     DESCRIPTION OF EFC CAPITAL STOCK AND
                       COMPARISON OF SHAREHOLDER RIGHTS

   Set forth below is a description of EFC's capital stock, as well as a summary of the material differences between the rights of holders of MidConn Bank Common Stock and their prospective rights as holders of EFC Common Stock. If the Merger Agreement is approved and adopted and the Merger consummated, the holders of MidConn Bank Common Stock will become holders of EFC Common Stock. As a result, EFC's Restated Certificate of Incorporation and Bylaws, and the applicable provisions of Delaware law, will govern the rights of current shareholders of MidConn Bank Common Stock. The rights of those shareholders currently are governed by the Amended and Restated Certificate of Incorporation and Bylaws of MidConn Bank, and the applicable provisions of Connecticut law.

   The following comparison is based on the current terms of the governing documents of EFC and MidConn Bank and on the provisions of Delaware and Connecticut law. The discussion is intended to highlight important similarities and differences between the rights of holders of EFC Common Stock and MidConn Bank Common Stock.

EFC Capital Stock

   The authorized capital stock of EFC consist of 8,000,000 shares of EFC Common Stock and 2,000,000 shares of serial preferred stock, par value $.01 per share ("EFC Preferred Stock"). As of the EFC Record Date, _______ shares of EFC Common Stock and no shares of EFC Preferred Stock were issued and outstanding. As of the EFC Record Date, EFC had outstanding stock options granted to directors, officers and other employees for _______ shares of EFC Common Stock. Each share of EFC Common Stock has the same relative rights and is identical in all respects to each other share of EFC Common Stock. The EFC Common Stock is non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental entity.

   Holders of EFC Common Stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of EFC Common Stock do not have the right to cumulate their votes for the election of directors, and they have no pre-emptive or conversion rights with respect to any shares that may be issued. EFC Common Stock is not subject to additional calls or assessments by EFC, and all shares of EFC Common Stock currently outstanding are fully paid and nonassessable. For a discussion of the voting rights of EFC Common Stock, classification of EFC's Board of Directors and provisions of EFC's Restated Certificate of Incorporation and Bylaws that may prevent a change in control of EFC or that would operate only with respect to an extraordinary corporate transaction involving EFC or its subsidiaries, see "-- Certificate of Incorporation and Bylaw Provisions."

   Holders of EFC Common Stock and any class or series of stock entitled to participate therewith are entitled to receive dividends when and as declared by the Board of Directors of EFC out of any assets legally available for the payment of dividends. No such dividends may be declared or paid, however, unless all accumulated dividends and any sinking fund, retirement fund or other retirement payments have been paid or declared and set aside for payment to the holders of outstanding shares of any other class of stock having preference as to payments of dividends over the EFC Common Stock.

   In the unlikely event of any liquidation, dissolution or winding up of EFC, the holders of EFC Common Stock and any class or series of stock entitled to participate therewith would be entitled to receive, after payment or provision for payment of all debts and liabilities of EFC and after the liquidation preferences of all outstanding shares of any class of stock having preference over the EFC Common Stock have been fully paid or set aside, all remaining assets of EFC available for distribution, in cash or in kind.

Certificate of Incorporation and Bylaw Provisions

   General. Certain provisions included in EFC's Restated Certificate of Incorporation and Bylaws may serve to entrench current management and to prevent a change in control of EFC even if desired by a majority of shareholders. These provisions are designed to encourage potential acquirers to negotiate directly with the Board of Directors of EFC and to discourage other takeover attempts. The following discussion is a general summary of certain provisions of EFC's Restated Certificate of Incorporation and Bylaws, and a comparison of those provisions to similar types of provisions in MidConn Bank's Amended and Restated Certificate of Incorporation and Bylaws. The discussion is necessarily general and, with respect to provisions contained in EFC's Restated Certificate of Incorporation and Bylaws, reference should be made to the document in question, each of which is an exhibit to EFC's Registration Statement.

   Directors. Certain provisions of EFC's Restated Certificate of Incorporation and Bylaws will impede changes in majority control of EFC's Board of Directors. The Restated Certificate of Incorporation and the Bylaws provide that the Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. The Restated Certificate of Incorporation further provides that the size of the Board of Directors shall be within a seven to 15 range. The Bylaws currently provide that there shall be 10 directors, and will be amended to increase the size of the Board to 11 upon the Merger.

   EFC's Restated Certificate of Incorporation and Bylaws provide that a vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the unexpired term by a majority vote of the directors then in office. EFC's Restated Certificate of Incorporation provides that a director may be removed only for cause and then only by the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for that purpose. It further provides that at least 30 days' written notice must be provided to any director or directors whose removal is to be considered at a shareholders' meeting.

   The provisions of MidConn Bank's Amended and Restated Certificate of Incorporation and Bylaws with regard to directors are substantially similar to those of EFC. MidConn Bank's Amended and Restated Certificate of Incorporation provides that the minimum number of directors is three. The Bylaws provide that the Board of Directors shall be not less than eight nor more than 12 directors and that the number of directors shall be fixed by resolution of the Board of Directors. MidConn Bank currently has 10 directors. The Bylaws provide that with respect to the removal of a director, any director may be removed from office at any time only with cause and only by the vote of a majority of the directors.

   The Bylaws also impose certain restrictions on the nomination by shareholders of candidates for election to the Board of Directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders. EFC's Bylaws provide that each director is required to own not less than 100 shares of EFC Common Stock and that each director must be a resident of Connecticut and be regularly employed on a substantially full-time basis in Connecticut. EFC's Bylaws also provide that more than three consecutive absences from regular meetings of the Board of Directors, unless excused by a Board resolution, shall automatically constitute a resignation. MidConn Bank's Bylaws provide that no more than four officers of the corporation may serve at any one time as directors.

   Purpose. EFC's Restated Certificate of Incorporation provides that EFC may engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL"). MidConn Bank's Amended and Restated Certificate of Incorporation provides that MidConn Bank may engage in any lawful act or activity that may be undertaken by a capital stock savings bank under the laws of the State of Connecticut.

   Stated Capital. MidConn Bank's Amended and Restated Certificate of Incorporation provides that the minimum amount of stated capital with which the corporation shall commence business is $1,000,000, together with a surplus of $1,000,000.

   Call of Special Meetings. EFC's Restated Certificate of Incorporation provides that a special meeting of shareholders may be called at any time but only by the chairman of the board, the president or by the Board of Directors. Shareholders are not authorized to call a special meeting. MidConn Bank's Amended and Restated Certificate of Incorporation provides that a special meeting of shareholders may be called at any time by the president, the Board of Directors, or upon the written request of the holders of one-third of the issued and outstanding shares entitled to vote at a meeting of shareholders.

   Shareholder Action Without a Meeting. EFC's Restated Certificate of Incorporation provides that shareholders may act by unanimous written consent. MidConn Bank's Amended and Restated Certificate of Incorporation provides that any action required or permitted to be taken by shareholders must be taken at a duly called annual or special meeting and may not be effected by any consent in writing.

   Limitation on Liability of Directors. EFC's Restated Certificate of Incorporation provides that no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director other than liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. MidConn Bank's Amended and Restated Certificate of Incorporation provides that the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the compensation received by such director for serving the corporation during the year of the violation, if, and so long as, such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in Subdivision (3) of Section 33-843 of the CGS, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk or serious injury to the corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (e) create liability under Section 36-58 of the CGS.

   Cumulative Voting. The Restated Certificate of Incorporation of EFC denies cumulative voting rights in the election of directors. The Amended and Restated Certificate of Incorporation of MidConn Bank requires a certain shareholder vote for the addition of cumulative voting articles. See "-- Amendment of Certificate of Incorporation and Bylaws."

   Notice of Shareholder Meetings. EFC's Bylaws require that notice be mailed or delivered at least seven days prior to each annual or special meeting of shareholders. MidConn Bank's Bylaws provide that notice be given not less than 10 nor more than 60 days before the date of a meeting.

   Quorum. EFC's Bylaws provide that the holders of one-third of the issued and outstanding capital stock entitled to vote thereat constitutes a quorum.
MidConn Bank's Bylaws provide that a majority of the issued and outstanding stock entitled to vote at a meeting constitutes a quorum.

   General Vote. Except as otherwise provided by law or in the Restated Certificate of Incorporation, EFC's Bylaws provide that all questions shall be decided by a vote of the holders of a majority of the shares present at a meeting. MidConn Bank's Bylaws provide that any matter brought before a meeting with shareholders shall be decided by a majority of the votes cast on the matter.

   Authorized and Outstanding Common Stock. See "-- EFC Capital Stock" as to authorized and currently outstanding shares of EFC Common Stock. MidConn Bank has 8,000,000 authorized shares of MidConn Bank Common Stock, of which ________ shares were outstanding as of the MidConn Bank Record Date. In addition, as of the MidConn Bank Record Date, MidConn Bank had outstanding MidConn Options granted to directors, officers and other employees for _________ shares of MidConn Bank Common Stock, plus the Option for 485,319 shares of MidConn Bank Common Stock granted to EFC in connection with the Merger.

   Authorized and Outstanding Serial Preferred Stock. See "-- EFC Capital Stock" as to the authorized and currently outstanding shares of serial preferred stock of EFC. MidConn Bank's Amended and Restated Certificate of Incorporation authorizes 1,000,000 shares of serial preferred stock, no par value, of which no shares have been issued and are outstanding.

   Dividend and Liquidation Rights. For a description of the provisions of EFC's Restated Certificate of Incorporation with respect to dividends and liquidation rights, see "-- EFC Capital Stock." MidConn Bank's Amended and Restated Certificate of Incorporation provides that dividends on any outstanding shares of MidConn Preferred Stock shall be paid or declared and set aside for payment before payment on the MidConn Bank Common Stock. It further provides that in the event of liquidation, dissolution or winding up, if the assets available for distribution to the holders of MidConn Bank Preferred Stock are not sufficient to pay such holders the full preferential amount to which they are entitled, such assets shall be distributed ratably among the shares of MidConn Bank Preferred Stock in accordance with the respective preferential amounts payable with respect thereto.

   Approvals for Acquisitions of Control and Offers to Acquire Control. EFC's Restated Certificate of Incorporation prohibits any person (whether an individual, company or group acting in concert) from acquiring beneficial ownership of 10% or more of EFC's voting stock, unless the acquisition has received the prior approval of either at least two-thirds of EFC's outstanding shares of voting stock, or in the event that the acquisition has been approved by two-thirds of the directors then in office at a duly constituted meeting called for that purpose, at least a majority of the outstanding shares of voting stock, in either case at a duly called meeting of shareholders held for such purpose. In addition, all required federal regulatory approvals must be obtained. Furthermore, no person may make an offer to acquire 10% or more of EFC's voting stock without obtaining prior approval of the offer by at least two-thirds of EFC's Board of Directors at a duly constituted meeting called for such purpose or, alternatively, before the offer is made, obtaining approval of the applicable federal regulatory authority. These provisions do not apply to the purchase of shares by underwriters in connection with a public offering, and the provisions remain effective only so long as Eagle Bank is a majority-owned subsidiary of EFC. Shares acquired in excess of these limitations are not entitled to vote or take other shareholder action or be counted in determining the total number of outstanding shares of voting stock in connection with any matter involving shareholder action. These excess shares are also subject to transfer to a trustee, selected by EFC, for the sale on the open market or otherwise, with the expenses of the trustee to be paid out of the proceeds of such sale. The limitations on offers and purchases do not apply to a public offering or any employee stock purchase plan or other employee benefit plan of EFC or its subsidiaries.

   MidConn Bank's Amended and Restated Certificate of Incorporation contains similar provisions as to approvals for offers to acquire control of MidConn Bank, except that only the approval of the Connecticut Commissioner is required. Also, MidConn Bank's Amended and Restated Certificate of Incorporation provides that with respect to an offer to acquire control (i) written notice must be provided to the Board of Directors and the Board shall not have disapproved such offer within 15 days of receipt or, alternatively, (ii) prior approval of certain federal and state regulatory authorities must be obtained. MidConn Bank's Amended and Restated Certificate of Incorporation does not contain the limitation discussed above with respect to a majority-owned subsidiary, does not provide an exception for employee stock purchase plans or other employee benefit plans and does not contain a provision in regard to the sale of excess shares by a trustee.

   Procedures for Certain Business Combinations. EFC's Restated Certificate of Incorporation requires that certain business combinations between EFC (or any majority-owned subsidiary thereof) and a 10% or more shareholder or its affiliates or associates (collectively, the "Interested Shareholder") either (i) be approved by at least 80% of the total number of outstanding shares of voting stock of EFC, or (ii) be approved by at least two-thirds of EFC's continuing directors (persons unaffiliated with the Interested Shareholder and serving prior to the Interested Shareholder becoming such) at a duly constituted meeting called for such purpose or involve consideration per share generally equal to that paid by the Interested Shareholder when it acquired its block of stock.
The types of business combinations with an Interested Shareholder covered by this provision include: any merger, consolidation and share exchange; any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets other than in the usual and regular course of business; an issuance or transfer of equity securities having an aggregate market value in excess of 5% of the total market value of EFC's outstanding shares; the adoption of any plan or proposal of liquidation or dissolution proposed by or on behalf of an Interested Shareholder; and any reclassification of securities, recapitalization of EFC, or any merger or consolidation of EFC with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership interest of an Interested Shareholder. EFC's Restated Certificate of Incorporation excludes employee stock purchase plans and other employee benefit plans from the definition of "Interested Shareholder." MidConn Bank's Amended and Restated Certificate of Incorporation contains similar provisions as to business combinations, except that it provides that in addition to approval by the Board of Directors and the holders of at least 80% of the voting power of the then outstanding shares of voting stock, the affirmative vote of the holders of two-thirds of the voting power of the outstanding shares of voting stock is also required (excluding all shares of voting stock beneficially owned by an Interested Shareholder). Also, MidConn Bank's Amended and Restated Certificate of Incorporation provides that for certain mergers, consolidations and share exchanges such voting requirements do not apply if the business combination is approved by the Board of Directors or certain fair price and procedure requirements are satisfied. For other business combinations, the requirement with respect to approval by the Board of Directors described in the preceding sentence must be satisfied. Further, with respect to such Board approval, MidConn Bank's Amended and Restated Certificate of Incorporation provides that the business combination must be approved by a resolution by the Board of Directors at a time prior to the time that the Interested Shareholder first became an Interested Shareholder.

   Anti-Greenmail. EFC's Restated Certificate of Incorporation requires approval by a majority of the outstanding shares of voting stock before EFC may directly or indirectly purchase or otherwise acquire any voting stock beneficially owned by a holder of 5% percent or more of EFC's voting stock, if such holder has owned the shares for less than two years. Any shares beneficially held by such person would be excluded in calculating majority shareholder approval and the total number of outstanding shares. This provision would not apply to a pro rata offer made by EFC to all of its shareholders in compliance with the Exchange Act and the rules and regulations thereunder or a purchase of voting stock by EFC if the Board of Directors has determined that the purchase price per share does not exceed the fair market value of such voting stock. MidConn Bank's Amended and Restated Certificate of Incorporation contains a similar provision, except that it does not contain the market value exception described above, the applicable percentage is 3%, and it also applies to certain affiliates and assignees.

   Criteria for Evaluating Offers. EFC's Restated Certificate of Incorporation provides that the Board of Directors, when evaluating certain acquisition offers, shall give due consideration to all relevant factors, including, without limitation, the economic effects of acceptance of the offer on depositors, borrowers and employees of its insured institution subsidiaries and on the communities in which such subsidiaries operate or are located, as well as to the ability of such subsidiaries to fulfill the objectives of an insured institution under applicable federal statutes and regulations. MidConn Bank's Amended and Restated Certificate of Incorporation contains a similar provision which requires that in evaluating a business combination or certain other acquisition offers, the Board of Directors shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the corporation and its subsidiaries operate or are located; (ii) the business and financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or persons and its or their management.

   Amendment to Certificate of Incorporation and Bylaws. Amendments to EFC's Restated Certificate of Incorporation must be approved by at least two-thirds of EFC's Board of Directors at a duly constituted meeting called for such purpose and thereafter by the shareholders by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon is generally required for certain provisions (the provisions which relate to the Board of Directors, amendment of the Bylaws, the calling of special meetings of shareholders, acquisitions or offers to acquire control, criteria for evaluating certain offers, anti-greenmail, shareholder action without a meeting and amendment of the Restated Certificate of Incorporation); and, provided, further, the provisions regarding certain business combinations may be amended only by the affirmative vote of the holders of at least 80% of the shares entitled to vote thereon. EFC's Bylaws may be amended by the affirmative vote of at least two-thirds of the Board of Directors or by shareholders by at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for such purpose.

   MidConn Bank's Amended and Restated Certificate of Incorporation provides that no article imposing cumulative voting in the election of directors may be added and there may not be any amendment to certain provisions of the Amended and Restated Certificate of Incorporation (the provisions which relate to amendment of the Amended and Restated Certificate of Incorporation, the Board of Directors, certain business combinations, the calling of special meetings of shareholders, vacancies on the Board of Directors, the removal of directors, nominations for directors (other than by the Board of Directors or a committee thereof), shareholder action without a meeting, anti-greenmail and acquisitions or offers to acquire 10%, of the voting stock) unless such action is approved by the holders of not less than 80% of the voting power of the issued and outstanding shares entitled to vote thereon. If there is an Interested Shareholder, such 80% vote must include not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by persons other than the Interested Shareholder. MidConn Bank's

Amended and Restated Certificate of Incorporation provides that the Bylaws may be amended by the Board of Directors or the shareholders. The Bylaws provide that amendment by shareholders requires at least a majority of the voting power of the shares entitled to vote thereon. The Amended and Restated Certificate of Incorporation and the Bylaws further provide that amendments to certain provisions of the Bylaws (the provisions related to the calling of special meetings of shareholders, the Board of Directors and amendments to the Bylaws) require the vote of not less than 80% of the voting power of the issued and outstanding shares entitled to vote thereon, and that if there is an Interested Shareholder, such 80% must include not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by persons other than the Interested Shareholder.

Applicable Law

   The following discussion is a general summary of certain provisions of Delaware, Connecticut and federal statutory and regulatory provisions that may be deemed to have an "anti-takeover" effect.

   Delaware Takeover Statute. Section 203 of the Delaware General Corporation Law (the "Delaware Takeover Statute") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ Stock Market, or held of record by 2,000 or more persons, and restricts transactions which may be entered into by such a corporation and certain of its shareholders. The Delaware Takeover Statute provides, in essence, that a shareholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute and such person's affiliates and associates (each, an "Interested Person") but less than 85% of such shares may not engage in certain "Business Combinations" (as defined) with the corporation for a period of three years subsequent to the date on which the shareholder became an Interested Person unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the shareholder became an Interested Person or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Person.

   The Delaware Takeover Statute defines the term "Business Combination" to include a wide variety of transactions with or caused by an Interested Person in which the Interested Person receives or could receive a benefit on other than a pro rata basis with other shareholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Person, transactions with the corporation which increase the proportionate interest of the Interested Person or transactions in which the Interested Person receives certain other benefits.

   Connecticut Regulatory Restrictions on Acquisitions of Stock. Connecticut banking statutes prohibit any person from directly or indirectly offering to acquire or acquiring voting stock of a Connecticut-chartered savings bank (such as MidConn Bank), a federal savings bank having its principal office in Connecticut (such as Eagle Bank) or a holding company of any such entity (such as EFC), that would result in such person becoming, directly or indirectly, the beneficial owner of more than 10% of any class of voting stock of such entity unless such person had previously filed an acquisition statement with the Connecticut Commissioner and such offer or acquisition has not been disapproved by the Connecticut Commissioner.

   Federal Law. Federal law provides that, subject to certain exemptions, no person acting directly or indirectly or through or in concert with one or more other persons may acquire "control" of an insured institution or holding company thereof, without giving at least 60 days prior written notice providing specified information to the appropriate federal banking agency (i.e., the OTS in the case of EFC and Eagle Bank and the FDIC in the case of MidConn Bank). "Control" is defined for this purpose as the power, directly or indirectly, to direct the management or policies of an insured institution or to vote 25 percent or more of any class of voting securities of an insured institution. Control is presumed to exist where the acquiring party has voting control of at least 10 percent of any class of the institution's voting securities which is registered under Section 12 of the Exchange Act and is actively traded. The term "actively traded" is defined in the regulation to mean securities that are either listed on a securities exchange or quoted on The Nasdaq National Market. The OTS or FDIC may prohibit the acquisition of control if such agency finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition;
(ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or (iii) the competence, experience or integrity of any acquiring person or any of the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.


                        INFORMATION ABOUT MIDCONN BANK

Description of Business of MidConn Bank

General

   MidConn Bank was originally chartered as a mutual savings bank in 1873 under the laws of the State of Connecticut. On September 18, 1986, MidConn Bank converted from a mutual savings bank to a capital stock savings bank (the "Conversion"). Coincident with the Conversion, the name of the bank was changed from Berlin Savings Bank to MidConn Bank.

   From MidConn Bank's offices, MidConn Bank serves depositors and borrowers in an area that extends from Hartford to the northern suburbs of New Haven. MidConn Bank's main office is located at 346 Main Street in Kensington, the central district of the Town of Berlin, the geographical center of the State of Connecticut.

   The primary sources of funds for MidConn Bank's lending and investment activities are deposits, loan interest and principal payments, borrowings, and to a lesser extent, maturing investments and earnings on investments. In recent years, MidConn Bank has concentrated on restructuring its loan portfolio to more closely match the maturities of its assets and liabilities. During the period from 1982 to 1992, MidConn Bank had originated for its own portfolio primarily variable rate loans, selling fixed rate first mortgage loans originated when prudent to reduce its fixed rate portfolio. Since January 1, 1993, it has been MidConn Bank's policy to sell all current production of 30 year, fixed rate loans which are saleable. As MidConn Bank retains the servicing of the fixed rate loans it sells, such loans generate fee income. As of September 30, 1996, the difference, or "gap," between MidConn Bank's assets and liabilities which reprice or mature within one year was (25.82)% of total assets, as compared to (19.24)% at September 30, 1995.

   MidConn Bank commenced a commercial loan program in 1985 and as of September 30, 1996, the commercial loan portfolio totaled $15.2 million, representing 4.2% of total assets, and consisted of $12.6 million in commercial real estate loans and $2.6 million in commercial business loans. MidConn Bank's policy is to limit its commercial lending to loans which expose MidConn Bank to low risk and which originate in its market area. Virtually all of MidConn Bank's commercial business loans are collateralized by real estate or other assets. See "--Lending and Investment Activities."

   MidConn Bank also has a savings bank life insurance department which sells life insurance, group insurance and deferred annuities. MidConn Bank staffs the department, originates policies and collects premiums, while The Savings Bank Life Insurance Company ("SBLI") performs the underwriting functions and services the policies. SBLI reimburses MidConn Bank for expenses and disbursements and pays MidConn Bank fees for collecting insurance premiums.

   MidConn Bank operates under Connecticut law and is subject to supervision, examination, and regulation by the Connecticut Commissioner. MidConn Bank's deposit accounts are insured up to $100,000 per insured depositor by the FDIC, which also has supervisory and regulatory authority over MidConn Bank. MidConn Bank's operations, like those of other financial institutions, are significantly influenced by general economic conditions. MidConn Bank's operations are further influenced by the policies and regulations of financial institution regulatory authorities such as the FDIC and by the monetary, fiscal, legislative and regulatory policies of the United States government.

   The executive offices of MidConn Bank are located at 346 Main Street, Kensington, Connecticut, 06037 and its telephone number is (860) 828-0301.

Lending and Investment Activities

   As a Connecticut-chartered savings bank, MidConn Bank has statutory authority to invest its funds in a variety of assets, principally loans. Changes in Connecticut banking laws have allowed MidConn Bank to diversify its loans from those which are primarily fixed-rate, long-term and real estate-related to include a greater variety of variable rate mortgage loans, consumer loans, and commercial loans.

   Lending Activities. MidConn Bank's principal lending activities have generally consisted of the origination of both conventional permanent and construction loans on residential real estate. MidConn Bank provides first mortgage loans for the purchase and refinancing of residential properties primarily in its service area. MidConn Bank also provides commercial mortgage, consumer installment, home equity, guaranteed education, and loans collateralized by deposits or securities. MidConn Bank also offers commercial business loans, virtually all of which are collateralized with real estate as additional collateral.

   MidConn Bank's loan portfolio totaled $282.8 million at September 30, 1996, representing 78.9% of its total assets. At September 30, 1996, 93.6% of MidConn Bank's loan portfolio consisted of mortgage loans collateralized by residential real estate, 4.5% were commercial real estate loans, 0.5% were consumer loans, 0.5% were construction loans and 0.9% were other commercial loans.

   The following table sets forth the composition of MidConn Bank's loan portfolio as of the dates indicated, as well as the percent of each category of loans to total loans:


                                                                        September 30,
                                       1996                1995               1994                1993                  1992
                                --------------------------------------------------------------------------------------------------
                                                                     (Dollars in thousands)
Residential
real estate.................    $264,816    93.3%   $242,045   93.3%   $254,751    96.1%   $153,985    91.9%     $150,694   92.6%
Commercial
real estate.................      12,622     4.5      11,598    4.5       5,840     2.2       8,156     4.9         7,513    4.6
Real estate
construction................       1,537     0.5       2,246    0.9         916     0.3       1,592     0.9         1,007    0.6
Commercial..................       2,559     0.9       2,085    0.8       2,303     0.9       2,970     1.8         2,430    1.5
Consumer....................       1,262     0.5       1,403    0.5       1,355     0.5         856     0.5         1,111    0.7

                                $282,796   100.0%   $259,377  100.0%   $265.165   100.0%   $167,559   100.0%     $162,755  100.0%

       During fiscal year 1996, MidConn Bank originated $17.5 million in fixed rate mortgage loans, $6.9 million of adjustable rate mortgage loans, and $42.6 million in other loans such as second mortgage loans, home equity loans and lines of credit, collateral loans, and commercial loans. In addition, MidConn Bank purchased $2.0 million of fixed rate and $34.1 million of adjustable rate mortgage loans. During the 1996 fiscal year, MidConn Bank sold $0.4 million of fixed rate mortgage loans with servicing retained. Loan originations and purchases were partially offset by principal repayments, collections, charge-offs and transfers to real estate owned.

       Residential Mortgage Loans. MidConn Bank actively solicits residential and certain commercial mortgage loan applications from customers and realtors, with the majority of its mortgage loan originations derived directly from borrowers. While MidConn Bank is authorized to make loans collateralized by real estate located either within or outside the State of Connecticut, its past and present policy is to concentrate on loans collateralized by properties located in Connecticut, particularly in the geographic areas served by its office facilities. MidConn Bank offers fixed rate loans with contractual terms to maturity of 10 to 30 years, some of which are sold in the secondary mortgage market as market conditions or MidConn Bank's gap position warrants. For its own portfolio, MidConn Bank currently originates primarily adjustable rate first mortgage loans, fixed rate mortgage loans with maturities up to 15 years, and short-term construction loans collateralized by residential properties.

       MidConn Bank currently offers adjustable rate mortgages with one, three and five year adjustment periods. MidConn Bank also offers one year adjustable rate loans where the initial rate is fixed for the first seven or ten years. Adjustable rate mortgage loans carry caps which generally limit MidConn Bank's ability to vary the interest rate at each annual adjustment period to two or three percentage points, while the lifetime cap is usually five or six percentage points. Caps are operative with respect to both increases and decreases in the interest rate. MidConn Bank bases the interest rates on its adjustable rate mortgages on the U.S. Treasury security indices as published by the Federal Home Loan Bank of Boston (the "FHLBB").

       MidConn Bank also offers construction loans both to builders and to private individuals acting as their own general contractors. MidConn Bank also offers land development loans, currently only for property located in the immediate area. MidConn Bank has not participated in any shared appreciation or joint venture development projects.

       In its residential real estate lending, MidConn Bank generally follows the underwriting guidelines established by the Federal Home Loan Mortgage Corporation or the Connecticut Housing Finance Authority. MidConn Bank generally lends up to 80% of the appraised value of owner occupied property. However, on loans with loan-to-value ratios exceeding 80%, residential borrowers are required to obtain private mortgage insurance covering any excess over 80%. MidConn Bank requires title, fire and casualty, and, where appropriate, flood hazard insurance policies on all first mortgage loans. All conventional first mortgage loans include "due-on-sale" clauses giving the lender the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property collateralizing the loan.

       Commercial Loans. MidConn Bank also engages in commercial real estate lending. In dealing with its commercial customers, MidConn Bank distinguishes between commercial real estate first mortgage loans for the purchase of property and other commercial loans made for other business purposes, though it generally collateralizes its other commercial loans with real estate as additional collateral.

       As of September 30, 1996, the commercial loan portfolio was $15.2 million. Most of MidConn Bank's commercial loans are collateralized by real estate or other assets. MidConn Bank's commercial lending program is directed primarily to small businesses in its local market area.

       The table below shows the maturity of commercial real estate, real estate construction loans and commercial loans outstanding as of September 30, 1996. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.


                                                  September 30, 1996
                                                       Maturing
                                        ----------------------------------------

                                                   After one
                                         Within   and within    After
                                        one year  five years five years  Total
                                        --------  ---------- ----------  -----
                                                      (In thousands)

Commercial real estate loans.....       $   450     $ 3,077    $ 9,095  $ 12,622
Real estate construction loans...           175       1,184        178     1,537
Commercial loans.................         1,777         512        270     2,559
                                        -------     -------    -------  --------
                                        $ 2,402     $ 4,773    $ 9,543  $ 16,718
                                        =======     =======    =======  ========

Loans maturing after one year with:
      Fixed interest rates.......                   $ 1,657    $ 2,564  $  4,221
      Variable interest rates....                     3,116      6,979    10,095
                                                    -------    -------  --------

                                                    $ 4,773    $ 9,543  $ 14,316
                                                    =======    =======  ========

       Allowance for Loan Loss. The following table summarizes MidConn Bank's loan loss experience for each of the past five fiscal years:


                                                      Years Ended September 30,
                                       ----------------------------------------------------
                                          1996       1995       1994       1993        1992
                                          ----       ----       ----       ----        ----
                                                        (Dollars in thousands)

Balance at beginning of period.....    $  2,154   $  1,994   $  1,138   $  1,128    $    698

Charge-offs:
 Residential real estate...........       1,102      1,648        535         81         111
 Commercial real estate............         375        794        218          -           -
 Commercial........................           -         43         56          5          15
 Consumer..........................           -          -          8          2           -
                                        -------    -------    -------    -------     -------
Total charge offs..................       1,477      2,485        817         88         126
                                        -------    -------    -------    -------     -------
Recoveries:
 Residential real estate...........           8          2          2          -          13
 Commercial real estate............           5          -          -          -           -
 Commercial........................           -          5          -          1           2
 Consumer..........................           -          -          3          1           1
                                        -------    -------    -------    -------     -------

Total recoveries...................          13          7          5          2          16
                                        -------    -------    -------    -------     -------

Allowance from FSB acquisition.....           -          -      1,328          -           -

Net charge-offs....................       1,464      2,478        812         86         110
Provision for loan losses:.........       1,225      2,638        340         96         540
                                        -------    -------    -------    -------     -------

Balance at end of period...........    $  1,915   $  2,154   $  1,994   $  1,138    $  1,128
                                        =======    =======    =======    =======     =======

Ratio of net charge offs to average
loans outstanding..................        0.56%      0.95%      0.41%      0.06%       0.07%

       The allowance for loan losses is established through charges against income and maintained at a level that MidConn Bank considers adequate to absorb potential losses in the loan portfolio. The estimate of the adequacy of the allowance for loan losses is based on periodic evaluations of the loan portfolio. These evaluations consider special factors including but not limited to economic conditions, loan portfolio composition, current real estate appraisals, individual problem situations, prior loan loss experience, and MidConn Bank's estimation of potential losses. The allowance for loan losses is maintained at a level consistent with (i) identifiable loss potential, including estimated losses on specific loans and when a permanent decline in value has occurred, and (ii) the perceived risk in the portfolio. In connection with its construction and commercial mortgage loan review, MidConn Bank reviews all loans which are 90 days past due, along with consumer and commercial loans in excess of $150,000 or any other loan it determines to involve other credit risks. Such review includes a review of present appraisal values, other known credit risks and present value analysis, as appropriate. Loans are charged against the allowance for loan losses when MidConn Bank believes that collections are unlikely. Any subsequent recoveries are credited to the allowance for loan losses when received.

       The following table shows the allocation of the allowance for loan losses as of the end of each of the past five fiscal years:


                                                                        September 30,
                                  ---------------------------------------------------------------------------------------
                                         1996              1995             1994               1993              1992
                                         ----              ----             ----               ----              ----
                                  Amount      %     Amount      %     Amount      %     Amount      %     Amount      %
                                  ------      -     ------      -     ------      -     ------      -     ------      -
                                                                     (Dollars in thousands)

Residential real estate........   $  774    40.4%   $1,292    60.0%   $1,233    61.8%  $   757    66.5%   $  658    58.3%
Commercial real estate.........      966    50.5       258    12.0       207    10.4       110     9.7       295    26.2
Commercial.....................       39     2.0        54     2.5        25     1.3        30     2.6        15     1.3
Installment....................        6     0.3        11     0.5        10     0.5         6     0.5         -       -
Unallocated....................      130     6.8       539    25.0       519    26.0       235    20.7       160    14.2
                                  ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
                                  $1,915   100.0%   $2,154   100.0%   $1,994   100.0%   $1,138   100.0%   $1,128   100.0%
                                  ======   =====    ======   =====    ======   =====    ======   =====    ======   =====


       MidConn Bank considers any allocation of the allowance to be subjective. Therefore, the entire allowance is available to absorb loan losses from any category of loans.

       During fiscal 1996, $1.2 million was provided for loan losses versus $2.6 million for the prior year. The allowance for loan losses at September 30, 1996 was $1.9 million, representing 0.7% of total loans compared to $2.2 million or 0.8% of the total loans at September 30, 1995. The allowance for loan losses as a percent of nonperforming loans was 73.9% at September 30, 1996, compared to 89.7% at September 30, 1995. Net charge-offs were $1.5 million during fiscal 1996, compared to $2.5 million during fiscal 1995. MidConn Bank believes that the allowance for losses on loans and writedowns of real estate owned are adequate.

       The following table sets forth the non-performing assets of MidConn Bank at September 30, 1996, 1995, 1994, 1993 and 1992:

                                                           Years Ended September 30,
                                               -----------------------------------------------
                                                 1996      1995      1994      1993      1992
                                                 ----      ----      ----      ----      ----
                                                            (Dollars in thousands)

Loans past due 90 days or more:
  Nonaccrual...............................    $ 1,457   $   841   $ 2,056   $   984   $     -
  Accrual..................................      1,134     1,559     2,479       560     2,455
                                               -------   -------   -------   -------   -------
Other real estate owned (OREO):
  In-substance foreclosures................          -        32       163       686     2,039
  Foreclosed properties....................      2,354     3,734     5,623     3,523     7,168
  Allowance for losses.....................        (20)     (100)      (80)        -         -
                                               -------   -------   -------   -------   -------
  Total non-performing assets..............    $ 4,925   $ 6,066   $10,241   $ 5,753   $11,662
                                               =======   =======   =======   =======   =======

Non-performing assets to total
  assets...................................        1.4%      1.7%      2.8%      2.5%      5.2%

Allowance for loan losses to total
  loans past due 90 days or more...........       73.9%     89.8%     44.0%     73.7%     45.9%

As a percentage of total loans:
  Loans past due 90 days or more...........        0.9%      0.9%      1.7%      0.9%      1.5%
  Allowance for loan losses................        0.7%      0.8%      0.8%      0.7%      0.7%

       It is MidConn Bank's policy to manage its loan portfolio so as to recognize problem loans at an early point. MidConn Bank commences internal collection efforts once a loan payment is more than 15 days past due. Loans are classified as nonaccrual and placed on a cash basis for purposes of income recognition when the collectibility of interest and principal become uncertain, generally 90 days after becoming past due. Once a residential or commercial mortgage loan is 90 days past due, MidConn Bank reviews the loan, including the appraisal of the collateral, and will request an updated appraisal if a current appraisal is not on file. If the value of the collateral, based on such appraisal, is not sufficient to cover the loan obligation, such loans will be classified as nonaccrual. Commercial loans are generally automatically classified as nonaccrual after being 90 days past due. Construction loans past due 90 days are subject to a present value analysis, utilizing current appraisal data, to determine whether or not they will be classified as nonaccrual. Generally, any uncollected but previously accrued interest is charged against current income at that time. MidConn Bank's data processing system generates delinquency reports on all of MidConn Bank's loans twice a month and MidConn Bank reviews the loan portfolio on a monthly basis to determine if past due loans should be placed on a nonaccrual basis. Unless the customer is working with MidConn Bank toward repayment, once a loan payment is 90 days past due, MidConn Bank generally initiates foreclosure or other appropriate legal action. Reinstatement of the loan to accrual status is done on a case-by-case basis.

       As of September 30, 1996, nonaccrual loans totaled $1.5 million compared to $841,466 as of September 30, 1995 and $2.1 million as of September 30, 1994. If interest income on nonaccrual loans had been recorded on an accrual basis, the loans would have generated $177,682 interest income for the year ended September 30, 1996. Interest income recorded on nonaccrual loans was $51,420 during the year ended September 30, 1996.

       At September 30, 1996, foreclosed properties totaled $2.4 million, as compared to $3.7 million as of September 30, 1995. Total non-performing assets were 1.4% of total assets as of September 30, 1996, compared to 1.7% as of September 30, 1995. Other real estate owned decreased 38% during the fiscal year from $3.7 million as of September 30, 1995 to $2.3 million as of September 30, 1996. Non-performing loans remain at relatively low levels and comprised only 0.7% of the total assets as of September 30, 1996.

       The New England economy, and the real estate market in particular, experienced a significant downturn in recent years, but showed signs of modest recovery in 1996. Although it is impossible to predict the magnitude and effect of such downturn, or the extent of the recovery, MidConn Bank believes that it has adequately reserved for loan losses based on the factors noted above in conjunction with its systematic loan review process. The downturn may continue to adversely affect borrowers, including those of MidConn Bank. A substantial portion of MidConn Bank's loans are collateralized by real estate in depressed markets in Connecticut. In addition, all of the real estate owned are located in those same depressed markets. Accordingly, the ultimate collectibility of a substantial portion of MidConn Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are particularly susceptible to changes in market conditions in Connecticut.

       Investment Activities. As part of MidConn Bank's attempt to restructure its assets to improve the matching of the maturities and interest rate sensitivity of MidConn Bank's assets and liabilities, MidConn Bank has invested primarily in short term or interest-rate-sensitive assets. In addition to improving the interest rate sensitivity gap, a shift of funds into such assets provides MidConn Bank with increased liquidity.

       The following table sets forth the carrying amount of MidConn Bank's investment and mortgage-backed securities, both held to maturity and available for sale, at the dates indicated:


                                                                               September 30,
                                                                ------------------------------------------
                                                                  1996             1995            1994
                                                                  ----             ----            ----
                                                                            (In thousands)
Available for sale:
        U.S. Treasury securities......................          $ 4,494         $  4,019        $      -
        Marketable equity securities..................           11,273           24,623          26,630
        Net unrealized gain (loss) on
          securities available for sale...............               12               18             (75)
                                                               --------         --------        --------
                                                               $ 15,779         $ 28,660        $ 26,555
                                                               ========         ========        ========
Held to maturity:
        U.S. Treasury securities......................         $  2,542         $  6,070        $ 20,243
        Other U.S. Government agencies
          and corporations............................           17,944           14,926           2,908
        Other bonds...................................            4,071            6,679           3,871
        Mortgage-backed securities....................           12,188           14,271          16,978
                                                               --------         --------        --------
                                                                 36,745         $ 41,946        $ 44,000
                                                               ========         ========        ========

       The following table sets forth the maturities of MidConn Bank's investment securities, both held to maturity and available for sale, (exclusive of marketable equity securities which have no maturity dates) at September 30, 1996, and the weighted average yields of such securities (calculated on the basis of cost and effective yields weighted for the scheduled maturity of each security).

                                                                       September 30, 1996
                                                                            Maturing
                                         -------------------------------------------------------------------------

                                                                   After one      After five years
                                               Within             and within        and within          After
                                              one year            five years         ten years        ten years
                                              --------            ----------         ---------        ---------

                                          Amount    Yield     Amount     Yield    Amount   Yield    Amount   Yield
                                          ------    -----     ------     -----    ------   -----    ------   -----
                                                                  (Dollars in thousands)

Available for sale:
 U.S. Treasury securities............    $     -       -%    $  2,542    6.24%   $     -      -%   $     -      -%

Held to maturity:
 U.S. Treasury securities............    $ 4,494    6.41%    $      -       -%   $     -      -%         -      -%
  Other bonds........................        755    6.62       13,260    6.64      8,000   7.49          -      -%

  Mortgage backed
   securities........................          -       -        4,216    5.88        393   7.58      7,579   7.49
                                         -------    ----     --------    ----    -------   ----    -------   ----
                                         $ 5,249    6.44%    $ 17,476    6.46%   $ 8,393   7.49%   $ 7,579   7.49%
                                         =======    ====     ========    ====    =======   ====    =======   ====

MidConn Bank's investment and mortgage-backed securities portfolio was $52.5 million at September 30, 1996, compared to $70.6 million at September 30, 1995 and $70.6 million at September 30, 1994. At September 30, 1996 gross unrealized losses on marketable equity securities aggregated $5,022.

Deposits and Other Sources of Funds

       Deposits. Deposits have traditionally been MidConn Bank's major source of funds for investment. MidConn Bank also derives funds from loan amortizations, prepayments, interest and dividend income, sales of assets, and borrowings from the Federal Home Loan Bank (the "FHLB").

MidConn Bank offers a wide variety of retail and commercial deposit accounts designed to attract both short- and long-term funds.

       Total deposits were $309.4 million as of September 30, 1996, a decrease of $2.0 million or 0.6% from $311.4 million at September 30, 1995.

       The average monthly amount of deposits and average rates paid on such deposits is summarized for the periods indicated in the following tables:


                                                          September 30,
                               ----------------------------------------------------------------
                                       1996                   1995                  1994
                                       ----                   ----                  ----
                                Amount       Rate      Amount      Rate      Amount      Rate
                                ------       ----      ------      ----      ------      ----
                                                     (Dollars in thousands)

Non-interest bearing
  demand deposits..........    $ 14,366         - %   $ 14,751        - %   $ 11,053        - %
Interest bearing
  demand and money
  market deposit...........      19,535      1.06       19,548     1.06        8,659     1.14
Savings deposits...........     125,690      2.08      136,555     2.09      117,997     2.16
Time deposits..............     155,568      5.32      144,144     4.79       91,853     3.94
                               --------               --------              --------
                               $315,159               $314,998              $229,562
                               ========               ========              ========

       MidConn Bank's deposit acquisition strategies aim at attracting long-term retail deposit relationships that are generally less sensitive to market interest rate changes. In keeping with this strategy MidConn Bank does not currently accept brokered deposits. In addition, MidConn Bank generally will not pay a premium rate to attract or retain time deposits with balances of $100,000 or more, as they are considered by MidConn Bank to be sensitive to even moderate rate changes. As a result, time certificates with balances of $100,000 or more amounted to $14.2 million at September 30, 1996.

       Maturities of MidConn Bank's time certificates of deposit of $100,000 or more outstanding at September 30, 1996 are summarized as follows:

                                                          September 30, 1996
                                                               Maturity
                                                            (In thousands)
                                                            --------------

            Three months or less....................           $ 4,513
            Over three through six months...........             4,061
            Over six through 12 months..............             4,111
            Over 12 months..........................             1,551
                                                               -------

            TOTAL...................................           $14,236
                                                               =======

       Borrowings. MidConn Bank is a member of the FHLB which makes substantial borrowings available to its members. MidConn Bank uses FHLB advances to fund any gap between growth in interest-earning assets and interest bearing deposits. Advances from the FHLB totaled $10.2 million at September 30, 1996 and 1995.

       As a member, MidConn Bank is required to maintain a 5% ratio of liquid assets to total assets. MidConn Bank's ratio was 11.5% at September 30, 1996, compared to 19.1% as of September 30, 1995. MidConn Bank has access to a pre-approved line of credit with the FHLBB totalling $7.3 million at September 30, 1996. MidConn Bank's borrowings from the FHLBB are limited to the amount of qualified collateral that MidConn Bank holds. Based on available collateral, at September 30, 1996, MidConn Bank had potential access to approximately $152.5 million in additional financing.

Capital Resources

       At September 30, 1996, MidConn Bank's leverage capital ratio (Tier 1 equity to assets) was 8.2% of total assets, compared to 7.8% as of September 30, 1995. Depending on the FDIC's rating of MidConn Bank's overall performance, the minimum leverage capital requirement is 3.0% for the highest rated banks, and 4.0% to 5.0% or higher for all other banks. The FDIC also requires banks to meet supplemental capital adequacy standards which measure qualifying capital against risk-weighted assets plus off-balance sheet items such as outstanding loan commitments and letters of credit. The FDIC's minimum risk-based capital ratio requirement is 8.00%. At September 30, 1996, MidConn Bank's Tier I risk-based capital ratio was 13.86% and its total risk-based capital ratio was 14.76%.

       During the year ended September 30, 1996, MidConn Bank paid dividends of $.60 per share, representing a dividend payout ratio of 61.8%. This compares to paid dividends of $.54 per share and a dividend payout ratio of 95.2% in fiscal 1995 and paid dividends of $0.44 per share and a dividend payout ratio of 41.7% in fiscal 1994.

Competition

       In general, competition in the financial services industry in Connecticut is strong. Numerous commercial banks, savings banks and savings and loan associations maintain offices in the central Connecticut area. Commercial banks, savings banks, savings and loan associations, mortgage brokers, finance companies, credit unions, insurance companies, investment firms and private lenders compete with MidConn Bank for deposits, loans and employees. Many of these competitors have far greater resources than MidConn Bank and are able to conduct more intensive and broader based promotional efforts to reach both commercial and individual customers.

Regulation

       As a Connecticut-chartered state savings bank whose deposits are insured by the FDIC, MidConn Bank is subject to extensive regulation and supervision by both the Connecticut Commissioner and the FDIC. MidConn Bank is also subject to various regulatory requirements of the Federal Reserve Board applicable to FDIC-insured financial institutions. Such governmental regulation is primarily intended to protect depositors, not stockholders.

Description of Property of MidConn Bank

       MidConn Bank has 10 branch offices, four of which are owned, five of which are leased, and one of which is a building owned by MidConn Bank on leased land.

Management's Discussion and Analysis of Financial Condition and Results of Operations-Year Ended September 30, 1996

       This discussion focuses on MidConn Bank's financial condition and results of operations. The information contained in this discussion should be considered in conjunction with the financial data and the financial statements and notes appearing elsewhere in this Joint Proxy Statement/ Prospectus.

Sources and Uses of Funds

       MidConn Bank functions as a financial intermediary and, as such, its financial condition should be examined in terms of its sources and uses of funds.

       During fiscal 1996, total assets increased $0.1 million to $358.4 million from $358.3 million at September 30, 1995. During fiscal 1995, total assets decreased $8.0 million or 2.2% primarily as a result of the repayment of $5 million of borrowings from the FHLBB and a net savings outflow.

       Total loans increased $23.4 million or 9.0% to $282.8 million at September 30, 1996 compared to $259.4 million at September 30, 1995. During fiscal 1996, MidConn Bank originated $17.5 million of fixed rate loans, $6.9 million of adjustable rate loans, and $42.6 million of other loans such as second mortgage loans, home equity loans and lines of credit, collateral loans and commercial loans. In addition, MidConn Bank purchased $2.0 million of fixed rate and $34.1 million of adjustable rate mortgage loans. MidConn Bank also sold $0.4 million of fixed rate mortgage loans with servicing retained. During fiscal 1995, total loans decreased $5.8 million or 2.2% to $259.4 million.

       MidConn Bank's non-performing assets at September 30, 1996 were $4.9 million or 1.4% of total assets, and were comprised of $2.3 million of real estate owned and $2.6 million of loans 90 days or more past due. This compares to non-performing assets of $6.1 million or 1.69% of total assets, at September 30, 1995, which was comprised of $3.5 million of real estate owned, $0.2 million of in-substance foreclosed real estate and $2.4 million of loans 90 days or more past due. Non-performing assets were $10.2 million, or 2.8% of total assets at September 30, 1994 and were comprised of $5.5 million of real estate owned, $0.2 million of in-substance foreclosed real estate and $4.5 million of loans 90 days or more past due.

       MidConn Bank's securities portfolio was $52.5 million at September 30, 1996, and was comprised of $15.8 million of available for sale securities and $36.7 million of held to maturity securities. At September 30, 1995, MidConn Bank's securities portfolio was $70.6 million and was comprised of $28.7 million of available for sale securities and $41.9 million of held-to-maturity securities. During fiscal 1996, MidConn Bank invested $72.5 million in securities and realized $90.5 million from sales, maturities and principal reductions of securities. Cash and cash equivalents were $6.9 million at September 30, 1996 compared to $9.3 million at September 30, 1995 and $8.1 million at September 30, 1994.

       Total deposits at September 30, 1996 were $309.4 million compared to $311.4 million at September 30, 1995. Savings deposits decreased $3.3 million to $106.0 million at September 30, 1996 from $109.3 million at September 30, 1995. Time deposits increased $3.0 million to $154.0 million at September 30, 1996 from $151.0 million at September 30, 1995. As a group, all other deposits decreased $1.7 million from $51.1 million at September 30, 1995 to $49.4 million at September 30, 1996. During fiscal 1996, MidConn Bank experienced both a net outflow of funds and a shift in the composition of its deposit base. At September 30, 1996, savings deposits represented 34.3% of total deposits compared to 35.1% at September 30, 1995. Time deposits at September 30, 1996 represented 49.8% of total deposits compared to 48.5% at September 30, 1995. At September 30, 1996 other deposits represented 15.9% of total deposits compared to 16.4% at September 30, 1995.

       Advances from the FHLB are utilized to fund any gap between the growth in interest-bearing assets and deposits. At September 30, 1996, advances from the FHLB totaled $10.2 million which was unchanged from September 30, 1995.

Liquidity

       Liquidity is a measure of MidConn Bank's ability to meet its cash needs at a reasonable cost. Cash needs arise primarily because of the need to fund lending opportunities, the maturity of liabilities such as borrowings and the withdrawal of deposits. Asset liquidity is achieved through the management of earning asset maturities, loan amortization, deposit growth and access to borrowed funds.

       At September 30, 1996, liquid assets totaled $41.3 million or 11.5% of total assets compared to $68.3 million or 19.1% as of September 30, 1995. The decrease in liquidity was the result of a combination of an increase in lending and a net deposit outflow.

       MidConn Bank is a member of the FHLB which makes substantial borrowings available to its members. MidConn Bank's borrowings from the FHLB are limited to the amount of qualified collateral that MidConn Bank holds. Based on available collateral, at September 30, 1996, MidConn Bank had potential access to approximately $152.5 million in additional financing, an amount well in excess of its normal financing requirements. This arrangement allows MidConn Bank to obtain advances from the FHLB rather than having to rely on commercial bank lines of credit.

Capital Resources

       At September 30, 1996, the Tier 1 leverage capital ratio was equal to
8.24 % of total assets. Depending on the FDIC rating of MidConn Bank's overall performance, the minimum leverage capital requirement is 3.00% for the highest rated banks, and 4.00% to 5.00% for all other banks. The FDIC also requires banks to meet supplemental capital adequacy standards that measure qualifying capital against risk-weighted assets plus off-balance sheet items such as outstanding loan commitments and letters of credit. The FDIC's minimum risk-based capital ratio requirement is 8.00%. At September 30, 1996, MidConn Bank's Tier 1 risk-based capital ratio was 13.86% and its total risk-based capital ratio was 14.76%.

       During the year ended September 30, 1996, MidConn Bank paid dividends of $0.60 per share, representing a dividend payout ratio of 61.8%. This compares to dividends paid of $0.54 per share and a dividend payout ratio of 95.2% for the year ended September 30, 1995. During 1991, MidConn Bank revised its dividend payment policy to limit dividends paid in any year to no more than 100% of earnings, absent mitigating factors. This was done in the interest of preserving capital that will be used in the continued growth and expansion of MidConn Bank. MidConn Bank reviews its dividend payment policy based on current earnings and by assessing the need to retain earnings to support long-term growth. Connecticut banking laws limit the amount of annual cash dividends that MidConn Bank may pay to an amount that approximates MidConn Bank's net income for the current year, plus its net income for the prior two years, net of dividends previously paid during the period. MidConn Bank is also prohibited from paying a cash dividend that would reduce its capital to asset ratios below minimum regulatory requirements.

Interest Rate Sensitivity

     The following table summarizes MidConn Bank's short-term interest rate sensitive assets and liabilities at the dates indicated. For this purpose, these assets and liabilities either reprice or mature within one year.




                                                                  Year Ended September 30,
                                                          ---------------------------------------
                                                             1996           1995           1994
                                                             ----           ----           ----
                                                                   (Dollars in thousands)
Interest rate sensitive assets:
    Interest bearing deposits........................    $    684      $    267        $    405
    Securities due within one year...................       5,000         6,720          15,109
    Variable rate securities.........................       4,632         4,299           5,080
    Federal funds sold...............................         150         3,000           2,000
    Other investments, net...........................      13,925        27,275          26,556
    Loans............................................     161,821       159,949         145,128
                                                         --------      --------        --------
       Total interest rate sensitive assets..........    $186,212      $201,510        $194,278
                                                         ========      ========        ========
Interest rate sensitive liabilities:
    Regular accounts.................................    $105,211      $108,446        $129,349
    Money Minder investment accounts.................      16,246        19,005          20,883
    Certificates due within one year.................     135,357       121,121         103,212
    NOW accounts.....................................      21,940        16,865          20,669
    Advances due FHLBB...............................           -         5,000          10,000
                                                         --------      --------        --------
       Total interest rate sensitive liabilities.....    $278,754      $270,437        $284,113
                                                         ========      ========        ========
Interest rate sensitivity gap........................    $(92,542)     $(68,927)       $(89,835)
                                                         ========      ========        ========
Total assets.........................................    $358,429      $358,326        $366,349
                                                         ========      ========        ========
Interest rate sensitivity gap as percentage of
 total assets........................................      (25.82)%      (19.24)%        (24.52)%
                                                         ========      ========        ========
Ratio of interest sensitive assets to interest
 sensitive liabilities...............................       66.80%        74.51%          68.38%
                                                         ========      ========        ========

Distribution of Assets, Liabilities and Stockholders' Equity;
Interest Rates and Interest Differential

     The following table summarizes the components of MidConn Bank's net interest income, net interest spread and net interest margin.


                                                                     Year Ended September 30,
                                ---------------------------------------------------------------------------------------------------

                                                1996                              1995                         1994
                                                ----                              ----                         ----
                                 Average                    Yield/   Average                  Yield/    Average              Yield/
                                Balance(a)    Interest       Rate    Balance(a)     Interest   Rate     Balance(a)  Interest  Rate
                                -------       --------       ----    -------        --------   ----     -------     --------  ----
                                                                            (Dollars in thousands)
Assets
Interest earning assets:
  Loans (b)...................    $ 263,285   $ 20,366      7.74%   $  262,387    $ 19,559      7.45%   $ 195,922   $ 14,247   7.27%
  Investment securities.......       70,448      4,324      6.14        66,270       3,845      5.80       55,787      2,711   4.86
  Federal funds...............        1,677        171     10.20         3,208         308      9.60        4,978        246   4.94
  FHLBB stock.................        2,651        172      6.49         2,646         195      7.37        1,962        156   7.95
                                  ---------   --------     -----         -----    --------      ----     --------   --------   ----
     Total interest
     earning assets...........      338,061     25,033      7.40       334,511      23,907      7.15      258,649     17,360   6.71

Non-interest earning assets:
  Cash and due from banks.....        6,415                              6,253                              6,325
Bank premises and equipment...        7,137                              6,495                              3,192
Accrued income receivable.....        2,569                              3,171                              1,844
Goodwill......................        5,742                              6,382                              3,389
Other assets..................        1,967                              5,202                              5,662
                                  ---------                          ---------                          ---------
  Total Assets................    $ 361,891                          $ 362,014                          $ 279,061
                                  =========                          =========                          =========
Liabilities and
Stockholders' Equity
Interest bearing liabilities:
  Demand deposits.............    $  19,535   $    207      1.06%    $  19,548    $    208      1.06%   $   8,659    $    99   1.14%
  Savings deposits............      125,690      2,615      2.08       136,555       2,849      2.09      117,997      2,550   2.16
  Time deposits...............      155,568      8,283      5.32       144,144       6,901      4.79       91,853      3,615   3.94
Borrowed funds:
  Short-term..................        2,095        115      5.49         5,804         317      5.46       10,508        403   3.84
  Long-term...................        8,227        425      5.17         5,223         260      4.98        4,815        235   4.88
                                  ---------   --------      ----     ---------     -------      ----     --------    -------   ----
     Total interest bearing
     liabilities.............       311,115     11,645      3.74       311,274      10,535      3.38      233,832      6,902   2.95

Non-interest bearing liabilities:
  Demand deposits.............       14,366                             14,751                             11,053
  Other liabilities...........        1,830                              1,833                              1,368
  Stockholders' equity........       34,580                             34,156                             32,808
                                  ---------                          ---------                            -------
Total Liabilities and
  Stockholders' Equity........    $ 361,891                          $ 362,014                          $ 279,061
                                  =========                          =========                          =========
Net interest income...........                $ 13,388                            $ 13,372                           $10,458
                                              ========                            ========                           =======
Net interest spread ..........                              3.66%                             3.77%                            3.76%
                                                            ====                              ====                             ====
Net interest margin(c)........                              3.96%                             4.00%                            4.04%
                                                            ====                              ====                             ====

(a)  Based on monthly average balances.
(b) For purposes of these computations, non-accruing loans are included in the average balances.
(c)  Net interest income divided by average earning assets.

Rate/Volume Analysis

     The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid, resulting from changes in volume and changes in rate.




                                                    1996 compared to 1995             1995 compared to 1994
                                                    ---------------------             ---------------------
                                                 Increase (decrease) due to (a)    Increase (decrease) due to (a)
                                                  Volume       Rate       Net       Volume      Rate        Net
                                                  ------       ----       ---       ------      ----        ---
                                                                            (In thousands)

Interest earned on:
    Loans....................................      $  65       $ 742      $  807     $ 4,951   $  361     $5,312
    Investment securities....................        248         231         479         558      576      1,134
    Federal funds............................       (157)         20        (137)        (36)      98         62
    FHLB stock...............................         (2)        (21)        (23)         49      (10)        39
                                                   -----       -----      ------     -------   ------     ------
      Total interest
      earning assets.........................      $ 154       $ 972      $1,126     $ 5,522   $1,025     $6,547
                                                   =====       =====      ======     =======   ======     ======
Interest paid on:
    Demand deposits..........................      $  (1)      $   -      $   (1)    $   116   $   (7)    $  109
    Savings deposits.........................       (220)        (14)       (234)        377      (78)       299
    Time deposits............................        540         842        1,382      2,385      901      3,286
    Borrowed funds-short term................       (204)          2         (202)    (1,415)   1,329        (86)
    Borrowed funds-long term.................        155          10          165         21        4         25
                                                   -----       -----      -------    -------   ------     ------
      Total interest
      bearing liabilities....................      $ 270       $ 840      $ 1,110    $ 1,484   $2,149     $3,633
                                                   =====       =====      =======    =======   ======     ======

-------------------
(a) The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

Impact of Inflation

     The financial statements and related financial data herein have been presented in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Inflation can affect MidConn Bank in a number of ways, including increased operating costs and interest rate volatility. MidConn Bank management attempts to minimize the effects of inflation by maintaining an approximate match between interest-rate sensitive assets and interest-rate sensitive liabilities and, where practical, by adjusting service fees to reflect changing costs.

Comparative Analysis: Comparison of Years Ended September 30, 1996 and 1995

     Results of Operations. MidConn Bank's earnings depend primarily upon the difference (the "net interest spread") between the yield on its earning assets and the cost of its interest bearing liabilities. The net interest spread is affected by economic factors influencing loan demand, general interest rates, savings flows and competition. MidConn Bank's earnings also depend on the sale of investments, fees generated by loans, and fees for banking services offered by MidConn Bank less operating expenses. The net revenue received is dependent upon the volume of transactions generated, the efficiency of MidConn Bank's operations and the market level of prices for competitive products and services.

     General. MidConn Bank reported net income of $1.9 million or $0.95 per share for the fiscal year ended September 30, 1996 compared to $1.1 million or $0.57 per share for the fiscal year ended September 30, 1995. The increase is attributable to a combination of factors, as described below.

     Interest Income. Interest income increased $1.1 million to $25.0 million for the year ended September 30, 1996 compared to $23.9 million for the year ended September 30, 1995. The increase in interest income is primarily attributable to an increase in the general level of interest rates and the upward repricing of adjustable rate loans.

     Interest Expense. Interest expense increased $1.1 million to $11.6 million for the year ended September 30, 1996 compared to $10.5 million for the year ended September 30, 1995. The increase in interest expense is attributable to an increase in the general level of interest rates and a shift of some of MidConn Bank's lower cost savings deposits into time deposits.

     Net Interest Income. Net interest income increased $15,779 to $13.4 million at September 30, 1996 compared to $13.4 million at September 30, 1995. The net interest spread decreased to 3.66% at September 30, 1996 compared to 3.77% at September 30, 1995. The decrease in net interest spread is the result of MidConn Bank's interest rate sensitive liabilities repricing faster than its interest rate sensitive assets.

     Provision for Loan Losses. The provision for loan losses is based on MidConn Bank management's assessment of the adequacy of the allowance for possible loan losses after considering known and inherent risks in the loan portfolio, existing and expected economic conditions, the level of non-performing loans, charge-offs and past loan loss experience.

     During the fiscal year ended September 30, 1996, $1.2 million was provided for loan losses compared to $2.6 million for the prior fiscal year. The allowance for loan losses totaled $1.9 million or 0.68% of the total loan portfolio at September 30, 1996 compared to $2.2 million or 0.83% of the total loan portfolio at September 30, 1995. At September 30, 1996, the allowance for loan losses represented 38.9% of non-performing assets and 73.9% of non-performing loans, compared to 35.5% and 89.7%, respectively, at September 30, 1995. During the fiscal year ended September 30, 1996, loans charged off, net of recoveries, totaled $1.5 million compared to $2.5 million for the fiscal year ended September 30, 1995.

     While all segments of MidConn Bank's loan portfolio are subject to continuous quality evaluation, there is no precise method for predicting loan losses. An evaluation of the collectibility of a loan requires the exercise of management's judgement. While management believes that actions taken with respect to the provision and the allowance for loan losses have been adequate, further provisions to the allowance for loan losses may be necessary if the market in which MidConn Bank operates continues to deteriorate.

     Other Income. Fees, service charges and other income decreased $81,442 to $0.9 million for the year ended September 30, 1996 compared to $0.9 millon for the year ended September 30, 1995. The decrease in other income is primarily attributable to a decrease in fees associated with checking accounts as more customers maintained higher minimum balances in other accounts to avoid service charges on checking accounts.

     Other Expenses. Other expenses increased by $0.4 million to $10.3 million for the year ended September 30, 1996 compared to $9.9 million for the year ended September 30, 1995. The primary reason for the increase in other expenses is the one-time special assessment totaling $0.7 million imposed on MidConn Bank by the FDIC to cover the capitalization of the SAIF.

     Income Taxes. Income taxes for the year ended September 30, 1996 were $0.9 million, an increase of $0.2 million from $0.7 million for the year ended September 30, 1995. MidConn Bank's effective tax rate was 32.46% in fiscal 1996 compared to 40.48% in fiscal 1995. The decrease in the effective tax rate for fiscal 1996 is primarily attributable to a State of Connecticut tax refund and tax credits received in the current year.

Comparative Analysis: Comparison of Years Ended September 30, 1995 and 1994

     General. MidConn Bank reported net income of $1.1 million or $0.57 per share for the fiscal year ended September 30, 1995 compared to $2.0 million or $1.05 per share for the fiscal year ended September 30, 1994. The decrease is attributable to a combination of factors, as described below.

     Interest Income. Interest income for the year ended September 30, 1995 was $23.9 million compared to $17.4 million for the year ended September 30, 1994. The increase in interest income is primarily attributable to the acquisition of The Federal Savings Bank ("FSB") during the third quarter of fiscal 1994. Of the $6.5 million increase, $5.5 million resulted from an increase in the level of loans and investments due primarily to the acquisition and approximately $1.0 million was due to an increase in the yield on these assets.

     Interest Expense. Interest expense for the year ended September 30, 1995 was $10.5 million compared to $6.9 million for the year ended September 30, 1994. The increase in interest expense is attributable to a combination of the inclusion of FSB for all of 1995 and an increase in the general level of interest rates. Of the $3.6 million increase in interest expense, $1.5 million resulted from an increase in the volume of deposits due primarily to the acquisition and $2.1 million resulted from an increase in interest rates in general.

     Net Interest Income. Net interest income increased by $2.9 million or 27.9% to $13.4 million at September 30, 1995 compared to $10.5 million at September 30, 1994. The net interest spread increased slightly to 3.77% at September 30, 1995 compared to 3.76% at September 30, 1994.

     Provision for Loan Losses. The provision for loan losses is based on MidConn Bank management's assessment of the adequacy of the allowance for possible loan losses after considering known and inherent risks in the loan portfolio, existing and expected economic conditions, the level of non-performing loans, charge-offs and past loan loss experience.

     During the fiscal year ended September 30, 1995, $2.6 million was provided for loan losses versus $0.3 million for the prior fiscal year. The allowance for loan losses totalled $2.2 million or .83% of the total loan portfolio at September 30, 1995 compared to $2.0 milion or .75% of the total loan portfolio at September 30, 1994. At September 30, 1995, the allowance for loan losses represented 35.5% of non-performing assets and 89.7% of non-performing loans, compared to 19.47% and 43.96%, respectively, at September 30, 1994. During the current fiscal year, loans charged off, net of recoveries, reduced the allowance by $2.5 million.

     During the fourth quarter of 1995, MidConn Bank charged-off $1.4 million of loans and provided $1.9 million for future loan losses. This significant level of charge-offs/provision was due, primarily, to two factors: a change in philosophy with respect to one condominium project from a retail approach (hold and sell gradually over an extended period of time) to a wholesale approach (to value as if the entire property were to be sold immediately) and, second, a recognition of the loss on one loan acquired as part of the FSB acquisition due to the departure of two major tenants from an office complex that served as the primary source of repayment. The charge-offs related to these two circumstances totalled $1.1 million in the fourth quarter.

     While all segments of MidConn Bank's loan portfolio are subject to continuous quality evaluation, there is no precise method for predicting loan losses. An evaluation of the collectibility of a loan requires the exercise of management's judgment. While management believes that actions taken with respect to the provision and the allowance for loan losses have been adequate, further provisions to the allowance for loan losses may be necessary if the market in which MidConn Bank operates continues to deteriorate.

     Other Income. Fees, service charges and other income increased by $0.3 million to $0.9 million for the year ended September 30, 1995 compared to $0.7 million for the year ended September 30, 1994. The increase in other income is primarily attributable to increased fees due to FSB being included for all of 1995.

     Net gains in the investment portfolio for fiscal 1995 amounted to $11,946 compared to $25,393 for fiscal 1994.

     Other Expenses. Other expenses increased by $2.3 million to $9.9 million for the year ended September 30, 1995 compared to $7.6 million for the year ended September 30, 1994. The increase in other expenses is primarily attributable to the acquisition of FSB. Fiscal 1995 figures reflect a full 12 months of expenses associated with the combined operations while fiscal 1994 figures reflect only 4 months of combined expenses.

     Income Taxes. Income taxes for the year ended September 30, 1995 were $0.7 million, a decrease of $0.6 million from $1.4 million for the year ended September 30, 1994. MidConn Bank's effective tax rate for fiscal 1995 was 40.48% compared to 42.9% in fiscal 1994.

Management's Discussion and Analysis of Financial Condition and Results of Operations-Quarter Ended December 31, 1996

Financial Condition

     Total assets as of December 31, 1996 were $363.2 million, an increase of $4.7 million or 1.3% from total assets of $358.4 million at September 30, 1996. The increase in total assets resulted primarily from an increase in total deposits and mortgagor's escrow accounts.

     Cash and cash equivalents increased $1.4 million or 20.9% to $8.3 million as of December 31, 1996 compared to $6.9 million as of September 30, 1996. The increase resulted primarily from the repayment of loans and a lower level of lending.

     Securities available for sale increased $6.5 million or 41.0% to $22.3 million as of December 31, 1996 compared to $15.8 million as of September 30, 1996. The increase resulted from a combination of the purchase of available for sale securities, and the maturity of securities in this category.

     Securities in the held to maturity category decreased $1.1 million or 3.1% to $35.6 million as of December 31, 1996 compared to $36.7 million, as of September 30, 1996. The decrease was primarily due to principal repayments on mortgage-backed securities and maturities.

     Total loans and loans held for sale decreased $2.0 million or 0.7% to $278.1 million at December 31, 1996 compared to $280.2 million as of September 30, 1996. The decrease resulted primarily from a combination of loan originations of $3.3 million, loan purchases of $1.0 million, transfers to OREO of $0.2 million and principal repayments of $6.2 million. OREO increased $3,881 to $2.3 million as of December 31, 1996 compared to $2.3 million as of September 30, 1996. During the three months ended December 31, 1996, two loans totaling $0.2 million were transferred to OREO. Also, during the same period, MidConn Bank invested $22,901 of additional funds toward the completion of one of the OREO properties, wrote down properties in the amount of $0.1 million and received $0.1 million in proceeds from the sale of OREO.

     The following table sets forth the activity in MidConn Bank's allowance for loan losses for the periods indicated.


                                           1996            1995
                                           ----            ----
                                              (In thousands)

     Balance at September 30,.........     $ 1,915         $ 2,154
     Provision for loan losses........         200             125
     Charge-offs......................         211             213
     Recoveries.......................           1               6
                                           -------         -------
     Balance at December 31,..........     $ 1,905         $ 2,072
                                           =======         =======

        On October 1, 1995, MidConn Bank adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 114 ("FASB 114"). Under the new standard, a loan is considered impaired based on current information and events, if it is probable that MidConn Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans and the related allowance for loan losses is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral dependent loans are measured for impairment based on the fair value of the collateral. As permitted by FASB 114, smaller balance homogeneous loans, consisting of residential mortgages and consumer loans are evaluated for reserves collectively based on historical loss experience. Prior to October 1, 1995, the allowance for loan losses related to all loans was based on undiscounted cash flows or the fair value of the collateral for collateral dependent loans.

        At December 31, 1996, MidConn Bank's recorded investment in loans for which impairment has been recognized in accordance with FASB 114, consisting of residential and commercial real estate, totaled $4.2 million, with a corresponding valuation allowance of $0.6 million. For the three month period ended December 31, 1996, the average recorded investment in impaired loans was approximately $4.2 million. For the same period MidConn Bank recognized $36,206 of interest on impaired loans, all of which was recognized on the cash basis. As of December 31, 1996, there were no commitments to lend additional funds for loans considered impaired. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

        Deposits, including mortgagor's escrow accounts, increased $3.9 million to $315.0 million as of December 31, 1996 compared to $311.1 million as of September 30, 1996. During the period, non-interest bearing demand deposits increased $0.6 million to $11.8 million, interest bearing NOW and money market deposits increased $2.6 million to $41.0 million, savings deposits decreased $1.9 million to $103.4 million, time deposits increased $1.1 million to $155.8 million and mortgagor's escrow accounts increased $1.5 million to $3.2 million.

        Stockholders' equity at December 31, 1996 was $35.4 million compared to $34.8 million at September 30, 1996. The increase of $0.6 million is attributable to net income of $0.7 million less dividends paid on MidConn Bank Common Stock of $0.3 million, proceeds from the issuance of MidConn Bank Common Stock through the dividend reinvestment plan totaling $24,097, proceeds from the exercise of options totaling $0.2 million and an increase in net unrealized gain on available for sale securities of $12,434.

        At December 31, 1996, MidConn Bank's leverage capital ratio was 8.45% compared to 8.24% as of September 30, 1996. The FDIC also requires banks to meet supplemental capital adequacy standards which measure qualifying capital against risk-weighted assets plus off-balance sheet items such as outstanding loan commitments and letters of credit. At December 31, 1996, MidConn Bank's Tier I risk-based capital ratio was 14.35% and its total risk-based capital ratio was 15.26%.

Results Of Operations

        Net Income. Net income for the three months ended December 31, 1996 was $0.7 million or $.35 per share compared to $0.6 million or $.34 per share for the three months ended December 31, 1995.

        Net Interest Income. Net interest income for the three months ended December 31, 1996 was $3.4 million. This represents an increase of $0.1 million when compared to net interest income of $3.3 million for the three months ended December 31, 1995. The increase in net interest income is primarily attributable to MidConn Bank's earning assets repricing upward at a faster pace than its cost of funds.

        Total interest income increased $50,412 to $6.3 million for the three months ended December 31, 1996 compared to $6.3 million for the three months ended December 31, 1995. MidConn Bank is experiencing an increase in interest income for several reasons, including an increase in the level of earning assets resulting from growth in the loan and investment portfolios and the upward repricing of adjustable rate loans.

        Total interest expense decreased $0.1 million to $2.9 million for the quarter ended December 31, 1996 compared to $3.0 million for the quarter ended December 31, 1995. The primary reason for the decrease in MidConn Bank's cost of funds was a decrease in the overall level of interest rates in general.

        Provision For Loan Losses. The provision for loan losses is charged to operations based on the growth in the loan portfolio, the actual loss experience, and MidConn Bank management's evaluation of the factors which may affect potential future losses. For the three months ended December 31, 1996, $0.2 million was charged to earnings to provide for the allowance for loan losses compared to $0.1 million for the three months ended December 31, 1995. At December 31, 1996, the allowance for loan losses was $1.9 million and represented 38.7% of non-performing loans. Non-performing loans at December 31, 1996 were $4.9 million compared to $3.1 million at December 31, 1995.

        Non-Interest Income And Expense. Non-interest income is comprised of fees, service charges, gains on the sale of loans and fixed assets, miscellaneous income, and securities gains and losses, which increased $15,744 to $0.2 million for the three months ended December 31, 1996 compared to $0.2 million for the three months ended December 31, 1995. This increase is primarily attributable to MidConn Bank's implementation of a new value added interest bearing checking account package which has been well received by customers. For the three months ending December 31, 1996 and 1995, MidConn Bank did not recognize any securities gains or losses.

        Non-interest expense decreased $0.1 million to $2.2 million for the three months ended December 31, 1996 compared to $2.3 million for the three months ended December 31, 1995. The decrease in non-interest expense is primarily attributable to a decrease in FDIC insurance premiums.

Principal Shareholders

        The following table shows as of the MidConn Bank Record Date, those persons known to MidConn Bank (including any "group" as that term is used in section 13(d)(3) of the Exchange Act) to be beneficial owners of more than 5% of the MidConn Bank Common Stock. In preparing the following table, MidConn Bank has relied on information furnished by such persons in their Forms F-11 and F-11A, as filed with the FDIC.

                                          Amount and Nature of    Percent of
Name and Address of Beneficial Owner      Beneficial Ownership      Class
------------------------------------      --------------------    ----------
Annapiga Corporation                           100,000 (1)           ___%
The Colonnade
5500 Wayzata Boulevard, Suite 145
Golden Valley, MN  55416

Dimensional Fund Advisors, Inc.                143,600 (2)           ___%
1299 Ocean Avenue
Santa Monica, CA  90410

PL Capital, LLC                                133,700 (3)           ___%
One Financial Place, Suite 1021
440 S. Lasalle
Chicago, IL  60605

----------------------

(1) Bundi L.P., a Minnesota limited partnership ("Bundi"), is a private investment limited partnership which is managed by its general partner, Annapiga Corporation, a Minnesota corporation ("Annapiga") which is also deemed to beneficially own the 100,000 shares of MidConn Bank Common Stock directly owned by Bundi. Annapiga has sole voting power with respect to such 100,000 shares, but shares the dispositive power with respect to such shares with PL Capital, LLC, as noted below.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 143,600 shares of MidConn Bank Common Stock as of December 31, 1996. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Financial Edge Fund, L.P., a Delaware limited partnership ("Financial") is a private investment limited partnership which is managed by its general partner, PL Capital, LLC, a Delaware limited liability corporation ("Capital"), which is also deemed to beneficially own the 33,700 shares of MidConn Bank Common Stock, or ___% of the total issued and outstanding shares of MidConn Bank Common Stock, directly owned by Financial.

     Capital also shares the right to direct the disposition, but not the vote, of 100,000 shares of MidConn Bank Common Stock, or ___% of the total issued and outstanding shares of MidConn Bank Common Stock, owned directly by Bundi and managed by Annapiga.

Security Ownership of Management

        The following table shows as of the MidConn Bank Record Date, the shares of MidConn Bank Common Stock beneficially owned by each director and named executive officer of MidConn Bank and the directors and executive officers of MidConn Bank as a group. Except as indicated in the notes following the table below, the directors and officers had sole voting and investment power of the MidConn Bank Common Stock listed as being beneficially owned by them.


                                          Amount and Nature          Percent
                                           of Beneficial               of
Name of Beneficial Owner                   Ownership (1)              Class
------------------------                   ---------                 ------
Eugene R. Curcio, Director                   500                        ___%

Frank Fraprie, Director                    9,600 (2)                    ___%

Allan W. Hall, Director                    3,494 (3)                    ___%

John A. Kaestle, Director                  7,800 (4)                    ___%

Francis L. Kinney, Director                3,500 (5)                    ___%

Richard J. Toman, Director, President
and Chief Executive Officer               43,368 (6)                    ___%

Joanne G. Ward, Director                  11,793 (7)                    ___%

Lindsley Wellman, Director                 2,437 (8)                    ___%

David M. Wingfield, Director               1,226 (9)                    ___%

Theresa F. Yerkes, Director                    -                          -

All directors and executive officers     126,254                        ___%
as a group

-------------------
*    Less than one percent.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of MidConn Bank Common Stock (1) over which such person has or shares voting or investment power, or (2) of which such person has the right to acquire beneficial ownership at any time within 60 days from ___________ ___, 1997. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. All persons shown in the table above have sole voting and investment power, except as otherwise indicated. The number of shares reflected for each individual and the group includes shares subject to options which are exercisable. The following individuals and group held such options for the following number of shares as of such date:
     ________________________; and all directors and officers as a group
     __________.

(2) Includes currently exercisable options to purchase 1,500 shares of MidConn Bank Common Stock.

(3) Includes nonexercisable options to purchase 500 shares of MidConn Bank Common Stock and currently exercisable options to purchase 2,000 shares of MidConn Bank Common Stock; 108 shares of MidConn Bank Common Stock owned by spouse; 216 shares of MidConn Bank Common Stock owned by spouse as custodian for daughters; and 670 shares of MidConn Bank Common Stock held in spouse's Individual Retirement Account.

(4) Includes 1,500 options; and 2,500 shares of MidConn Bank Common Stock owned individually; 1,800 shares owned by spouse's Individual Retirement Account; and 2,000 shares held in a living trust.

(5) Includes nonexercisable options to purchase 500 shares of MidConn Bank Common Stock and currently exercisable options to purchase 2,000 shares of MidConn Bank Common Stock; and 1,000 shares of MidConn Bank Common Stock owned jointly with his spouse.

(6) Includes 7300 shares of MidConn Bank Common Stock owned jointly with spouse, 7,138 shares of MidConn Bank Common Stock allocated to his MidConn Bank ESOP account; 800 shares of MidConn Bank Common Stock owned as custodian for son; and currently exercisable options to purchase 28,130 shares of MidConn Bank Common Stock.

(7)  Includes 1,500 options.

(8) Includes 967 shares of MidConn Bank Common Stock held in Individual Retirement Account.

(9) Includes nonexercisable options to purchase 500 shares of MidConn Bank Common Stock and currently exercisable options to purchase 500 shares of MidConn Bank Common Stock.

Legal Proceedings

        MidConn Bank is involved in certain litigation which arose in the ordinary course of business. Management does not believe that any such litigation constitutes material pending legal proceedings, other than ordinary routine litigation incidental to the business of MidConn Bank, to which MidConn Bank or any of its subsidiaries is a party or of which any of their properties is subject.

Independent Accountants

        A representative of MidConn Bank's independent auditors, Coopers & Lybrand L.L.P., is expected to be present at the MidConn Bank Meeting to respond to shareholders' questions and to make a statement if he or she desires to do so.

Section 16(a) Compliance

        Section 16(a) of the Exchange Act requires MidConn Bank's officers and directors, and persons who own more than ten percent of a registered class of MidConn Bank's equity securities, to file reports of ownership and changes in ownership with the FDIC. Officers, directors and greater than ten percent shareholders are required by FDIC regulation to furnish MidConn Bank with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Forms F-7, F-8 and F-8A furnished to it, or written representations from certain reporting persons that no such forms were required for those persons, MidConn Bank believes that during fiscal 1996 all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                 ADJOURNMENT OF MIDCONN BANK AND EFC MEETINGS

        The holders of MidConn Bank Common Stock will be asked to approve, if necessary, the adjournment of the MidConn Bank Meeting to solicit further votes in favor of the Merger Agreement. The proxies of MidConn Bank shareholders voting against the Merger Agreement may not be used by management to vote in favor of an adjournment pursuant to its discretionary authority.

        The holders of EFC Common Stock will be asked to approve, if necessary, the adjournment of the EFC Meeting to solicit further votes in favor of the issuance of additional EFC Common Stock in connection with the Merger Agreement. The proxies of EFC shareholders voting against the issuance may not be used to vote in favor of an adjournment pursuant to its discretionary authority.

                             SHAREHOLDER PROPOSALS

        Any proposal which an EFC stockholder wishes to have included in the proxy materials of EFC with respect to EFC's 1998 Annual Meeting must be received by EFC at EFC's principal executive offices at 222 Main Street, Bristol, Connecticut 06010 no later than August 25, 1997.

        If the Merger Agreement is approved and adopted and the Merger is consummated, there will not be an annual meeting of MidConn Bank's shareholders in 1998. However, if the Merger is not consummated, MidConn Bank anticipates that its 1998 annual meeting will be held in January 1998. Therefore, any proposal intended to be presented by a MidConn Bank shareholder for inclusion in MidConn Bank's proxy statement for its 1998 annual meeting must be received by MidConn Bank at its principal executive offices at 346 Main Street, Kensington, Connecticut 06037 no later than August 20, 1997.

                                 OTHER MATTERS

        It is not expected that any matters other than those described in this Joint Proxy Statement/Prospectus will be brought before the MidConn Bank Meeting or the EFC Meeting. If any other matters are presented, however, it is the intention of the persons named in the MidConn Bank proxy and the EFC proxy to vote such proxy in accordance with the determination of a majority of the Board of Directors of MidConn Bank and EFC, respectively, including, without limitation, a motion to adjourn or postpone the MidConn Bank Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement or otherwise and a motion to adjourn or postpone the EFC Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the issuance of additional EFC Common Stock in connection with the Merger Agreement or otherwise.

                                    EXPERTS

        The consolidated financial statements of EFC at September 30, 1996 and 1995, and for each of the years in the three year period ended September 30, 1996, have been incorporated by reference into the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the September 30, 1996 consolidated financial statements refers to changes in the methods of accounting for investment securities in 1995 and post-retirement benefits other than pensions and income taxes in 1994.

        The consolidated financial statements of MidConn Bank at September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, included at Exhibit F to this Joint Proxy Statement/Prospectus, have been so presented in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, included herein and upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

        The validity of the EFC Common Stock to be issued in the Merger has been passed upon by Hogan & Hartson L.L.P., Washington, D.C. Hogan & Hartson L.L.P. will be passing upon certain tax matters in connection with the Merger.

                                                                      Appendix A
                                                                      ----------

                           OSTROWSKI & COMPANY, INC.
                           Bank and Thrift Advisors


ONE WORLD TRADE CENTER                                    WESTGATE OFFICE CENTER
SUITE 2135                                               700 WEST JOHNSON AVENUE
NEW YORK, NY  10048-0202                                 CHESHIRE, CT 06410-1135
212-432-0055                                                        203-699-1445
FAX:  212-432-1254                                            FAX:  203-699-1447


                                                 January 27, 1997



Board of Directors
MidConn Bank
346 Main Street
Kensington, CT 06037

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, of the terms of an Agreement and Plan of Merger dated January 27, 1997 (the "Merger Agreement"), by and among Eagle Financial Corp. ("Eagle"), Eagle Federal Savings Bank and MidConn Bank ("MidConn"), to the holders of MidConn common stock, par value $1.00 ("MidConn Shareholders"). Pursuant to the terms of the Merger Agreement, each share of MidConn common stock will be converted into the right to receive 0.86 of a share of Eagle common stock, par value $.01, subject to adjustment in certain circumstances as described in the Merger Agreement.

        Ostrowski & Company, Inc., as part of its bank and thrift advisory business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate purposes. We are familiar with MidConn, having provided financial advisory services to the Board of Directors since 1994, and we participated in the negotiations leading to the Merger Agreement. We have received and will receive fees from MidConn for advisory services, and will receive fees for advisory services in connection with the completion of the transactions contemplated in the proposed Merger Agreement.

        In connection with providing this opinion, we have examined and relied upon, among other things: the Merger Agreement; annual reports to shareholders, proxy statements and related audited financial statements for MidConn and Eagle for each of the three fiscal years ended September 30, 1994, 1995 and 1996; certain unaudited interim financial reports for MidConn and Eagle for the quarter ended December 31, 1996, certain other financial information for MidConn and Eagle, including pro forma financial statements and managements' estimates relating to, among other things, earnings, asset quality, and capital. We have conducted discussions with executive management of both MidConn and Eagle concerning historical financial performance and condition, market area economic conditions, future business prospects and financial forecasts. We have reviewed stock market prices and trading activity for the common shares of MidConn and Eagle. We have reviewed comparable financial, operating and market data for the banking industry and selected peer groups; compared the terms of the Merger Agreement with other bank and thrift merger and acquisition transactions; and have considered such additional financial and other information deemed relevant.

        In preparing our opinion, we have relied upon the accuracy, completeness and fair presentation of all information supplied or otherwise made available to us by, or on behalf of,

Ostrowski & Company, Inc.

Board of Directors
January 27, 1997
Page 2


MidConn and Eagle. We have not independently verified such information or undertaken an independent evaluation or appraisal of the assets or liabilities of MidConn or Eagle, nor have we been furnished any such evaluations or appraisals. With respect to forecasts of expected future financial performance, we have been advised that they reflect the best currently available estimates and judgment of the executive managements of MidConn and Eagle. This opinion is necessarily based upon the information available to us and the market, economic and other conditions, as they exist and can be evaluated, as of the date of this letter.

        This opinion is directed solely to the fairness, from a financial point of view, of the terms of the Merger Agreement to MidConn Shareholders and does not constitute a recommendation to any MidConn Shareholder as to how such MidConn Shareholder should vote with respect to the Merger Agreement.

        In reliance upon and subject to the foregoing, it is our opinion that as of the date hereof, the terms of the Merger Agreement are fair, from a financial point of view, to MidConn Shareholders.

                               Very truly yours,

                               /s/  Ostrowski & Company, Inc.

                               OSTROWSKI & COMPANY, INC.

                                                                      Appendix B
                                                                      ----------
                         KEEFE, BRUYETTE & WOODS, INC.
                            SPECIALISTS IN BANKING
          TWO WORLD TRADE CENTER   85TH FLOOR   NEW YORK, N.Y. 10048

                                                          ________________, 1997

The Board of Directors
Eagle Financial Corp.
222 Main Street
Bristol, CT 06010

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Eagle Financial Corp. ("Eagle") of the exchange ratio in the proposed merger (the "Merger") of MidConn Bank ("MidConn") with and into Eagle Federal Savings Bank, a wholly-owned subsidiary of Eagle, pursuant to the Agreement and Plan of Merger, dated as of January 27, 1997, between MidConn and Eagle (the "Agreement"). Pursuant to the terms of the Agreement, each outstanding share of Common Stock, par value $1.00 per share, of MidConn will be converted into .86 of a share of common stock, par value $.01 per share, of Eagle, subject to the terms and conditions of the Agreement.

        Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, MidConn and Eagle, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of MidConn and Eagle for our own account and for the accounts of our customers. To the extent we have any such positions as of the date of this opinion it has been disclosed to Eagle. We have acted exclusively for the Board of Directors of Eagle in rendering this fairness opinion and will receive a fee from Eagle for our services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of MidConn and Eagle and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form F-2 for each of the three years ended September 30, 1996, 1995 and 1994 of MidConn and Annual Reports to Stockholders and Annual Reports on Form 10-K for each of the three years ended September 30, 1996, 1995 and 1994 of Eagle; (iii) certain interim reports to stockholders and Quarterly Reports on Form F-4 of MidConn and on Form 10-Q of Eagle and certain other communications from MidConn and Eagle to their respective stockholders; and (iv) other financial information concerning the businesses and operations of MidConn and Eagle furnished to us by MidConn and Eagle for purposes of our analysis. We have also held discussions with senior management of MidConn and Eagle regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for MidConn and Eagle with similar information for certain other companies the securities of which are publicly traded,

Keefe, Bruyette & Woods,Inc.

reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

        In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the managements of MidConn and Eagle as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed with your consent, that the aggregate allowances for loan and lease losses for MidConn and Eagle are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of MidConn or Eagle, nor have we examined any individual credit files.

        We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others, the following: (i) the historical and current financial position and results of operations of MidConn and Eagle; (ii) the assets and liabilities of MidConn and Eagle; and
(iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the exchange ratio in the Merger is fair, from a financial point of view, to Eagle.


                                                  Very truly yours,



                                                  Keefe, Bruyette & Woods, Inc.

                                                                      Appendix C
                                                                      ----------

            Section 36a-125(h) of the Connecticut General Statutes

      Upon the effectiveness of the agreement of merger or consolidation, the shareholders, if any, of the constituent banks, except to the extent that they have received cash, property or other securities of the resulting bank or shares or other securities of any other corporation in exchange for or upon conversion of their shares, shall be shareholders of a capital stock resulting bank.
Unless such agreement otherwise provides, the resulting bank may require each shareholder to surrender such shareholder's certificates of stock in the constituent bank and in that event no shareholder, until such surrender of that shareholder's certificates, shall be entitled to receive a certificate of stock of the resulting bank or to vote thereon or to collect dividends declared thereon, or to receive cash, property or other securities of the resulting bank, or shares or other securities of any other corporation. Any shareholder of any such constituent bank who dissents from the merger or consolidation is entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive. The rights and obligations of the objecting shareholders and the bank shall be determined in accordance with sections 33-855 to 33-872, inclusive. The stock of a capital stock resulting bank up to an amount of the combined stock of the constituent banks shall be exempt from any franchise tax.



         Sections 33-855 to 33-872 of the Connecticut General Statutes

(S)33-855.   Definitions

As used in sections 33-855 to 33-872, inclusive:

      (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

      (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by section 33-860 to 33-868, inclusive.

      (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

      (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

      (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate file with a corporation.

      (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

(S)33-856.   Right to dissent

      (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

            (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

            (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

            (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

            (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

            (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

      (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

(S)33-857.  Dissent by nominees and beneficial owners

      (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

      (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(S)(S)33-858, 33-859.  Reserved for future use

(S)33-860.  Notice of dissenters' rights

      (a)   If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under section 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

      (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

(S)33-861.  Notice of intent to demand payment

      (a)   If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

      (b)   A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

(S)33-862.  Dissenters' notice

      (a)   If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

      (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

            (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

            (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

            (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

            (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

            (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

(S)33-863.  Duty to demand payment

      (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

      (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

      (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

(S)33-864.  Share restrictions

      (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

      (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(S)33-865.  Payment

      (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

      (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

(S)33-866.  Failure to take action

      (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

      (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

(S)33-867.  After-acquired shares

      (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

      (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

(S)33-868.  Procedure if shareholder dissatisfied with payment or offer

      (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

            (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

            (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

            (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

      (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

(S)(S)33-869, 33-870.  Reserved for future use

(S)33-871.  Court action

      (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

      (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

(S)33-872.  Court costs and counsel fees

      (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

      (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

      (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                       EXHIBIT F


Index to MidConn Bank Financial Statements                               Page
------------------------------------------                               ----
Annual Financial Statements of MidConn Bank............................  F-2

    Report of Independent Accountants..................................  F-2

    Statements of Condition - September 30, 1996 and 1995..............  F-3

    Statements of Income for the years ended
       September 30, 1996, 1995 and 1994...............................  F-4

    Statements of Stockholders' Equity for the years ended
       September 30, 1996, 1995 and 1994...............................  F-6

    Statements of Cash Flows for the years ended
       September 30, 1996, 1995 and 1994...............................  F-7

    Notes to Financial Statements......................................  F-9


Quarterly Financial Statements of MidConn Bank (Unaudited).............  F-27

    Statement of Condition - December 31, 1996,
       September 30, 1996 and December 31, 1995........................  F-27

    Statements of Income for the three months ended
       December 31, 1996 and 1995......................................  F-29

    Statements of Changes in Stockholders' Equity for
       the three months ended December 31, 1996 and 1995...............  F-30

    Statements of Cash Flows for the three months ended
       December 31, 1996 and 1995......................................  F-31

    Basis of Presentation..............................................  F-33


REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and

Stockholders of MidConn Bank:


We have audited the accompanying statements of condition of MidConn Bank (the "Bank") as of September 30, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MidConn Bank as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

As discussed in Notes A and C to the financial statements, effective October 1, 1994 the Bank adopted the provisions of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As discussed in Notes A, N and O to the financial statements, effective October 1, 1993, the Bank adopted the provisions of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 109, "Accounting for Income Taxes."



Coopers & Lybrand L.L.P.

Hartford, Connecticut

October 28, 1996

MIDCONN BANK
STATEMENTS OF CONDITION


As of September 30,                                         1996         1995
--------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                             $  6,057,660  $  6,041,809
  Interest bearing deposits                                684,388       266,617
  Federal funds sold                                       150,000     3,000,000
                                                      --------------------------
        Cash and cash equivalents                        6,892,048     9,308,426
  Securities:
    Available for sale (amortized cost:
      $15,767,584 in 1996 and $28,642,054 in
      1995)                                             15,779,435    28,660,330
    Held to maturity (market value:
      $ 36,671,996
      in 1996 and $42,267,147 in 1995)                  36,744,651    41,945,473
  Loans, net of allowance for loan losses of
    $1,914,878 in 1996 and $2,154,000 in 1995          280,168,275   256,698,745
  Bank premises and equipment                            4,101,015     4,369,033
  Accrued income receivable                              2,356,590     3,030,337
  Federal Home Loan Bank stock -- at cost                2,651,500     2,651,500
  Real estate owned                                      2,333,628     3,665,618
  Goodwill                                               5,497,889     5,986,383
  Other assets                                           1,903,568     2,009,715
                                                      --------------------------
        Total assets                                  $358,428,599  $358,325,560
                                                      ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits                                            $309,422,170  $311,411,087
  Mortgagors' escrow accounts                            1,658,073     1,691,547
  Advances from Federal Home Loan Bank of
    Boston                                              10,150,000    10,150,000
  Other liabilities                                      2,353,920     1,322,188
                                                      --------------------------
        Total liabilities                              323,584,163   324,574,822
Commitments and contingencies (Note P)

Stockholders' Equity
  Preferred stock, no par value, authorized
    1,000,000 shares, none issued and
    outstanding                                                 --            --
  Common stock, par value $1.00; authorized
    8,000,000 shares; issued and outstanding;
    1,936,002 shares in 1996;
    1,899,560 shares in 1995                             1,936,002     1,899,560
  Additional paid-in capital                            15,073,611    14,721,105
  Retained earnings                                     17,827,712    17,119,474
  Net unrealized gain on securities available for
    sale                                                     7,111        10,599
                                                      --------------------------
        Total stockholders' equity                      34,844,436    33,750,738
                                                      --------------------------
        Total liabilities and stockholders' equity    $358,428,599  $358,325,560
                                                      ==========================

The accompanying notes are an integral part of these financial statements.

MIDCONN BANK
STATEMENTS OF INCOME


Year Ended September 30,                                         1996        1995         1994
------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans:
  Mortgage                                                   $18,491,884  $17,770,418  $13,120,594
  Other                                                        1,874,437    1,788,610    1,126,520
Interest and dividends on investment
  securities:
  U.S. Government and other bonds                              3,010,503    2,681,540    2,190,710
  Marketable equity securities                                 1,484,553    1,357,843      676,501
Other interest income                                            171,325      308,343      245,399
                                                             -------------------------------------
  Total interest income                                       25,032,702   23,906,754   17,359,724
                                                             -------------------------------------
INTEREST EXPENSE
  Interest on deposits:
    Savings deposits                                           2,821,115    3,057,030    2,648,606
    Time deposits                                              8,284,385    6,900,579    3,614,953
  Interest on borrowings                                         539,517      577,239      638,062
                                                             -------------------------------------
    Total interest expense                                    11,645,017   10,534,848    6,901,621
                                                             -------------------------------------
    Net interest income                                       13,387,685   13,371,906   10,458,103
Provision for loan losses                                      1,225,000    2,638,444      340,000
                                                             -------------------------------------
    Net interest income after provision for
   loan losses                                                12,162,685   10,733,462   10,118,103
                                                             -------------------------------------
OTHER INCOME
  Fees, service charges and other income                         856,653      938,095      669,785
  Investment securities gains                                        284       11,946       25,393
                                                             -------------------------------------
                                                                 856,937      950,041      695,178
                                                             -------------------------------------
OTHER EXPENSES
  Salaries and employee benefits                               4,532,852    4,479,004    3,376,968
  Professional fees                                              440,311      373,606      410,776
  Insurance expense                                              462,964      778,365      625,103
  Occupancy expense, net                                         768,635      814,473      542,903
  Furniture and equipment expense                                571,109      591,630      340,119
  Computer services                                              493,285      464,041      483,524
  Real estate owned                                              464,023      664,373      655,812
  Amortization of goodwill                                       488,494      500,029      208,686
  SAIF assessment                                                745,900           --           --
  Other                                                        1,305,828    1,212,965      919,920
                                                             -------------------------------------
                                                              10,273,401    9,878,486    7,563,811
                                                             -------------------------------------
     Income before income taxes and
     cumulative effect of changes in
     accounting                                                2,746,221    1,805,017    3,249,470

INCOME TAXES                                                     891,370      730,643    1,394,083
                                                             -------------------------------------

     Income before cumulative effect of changes in
     accounting                                                1,854,851    1,074,374    1,855,387


CUMULATIVE EFFECT OF CHANGES IN
 ACCOUNTING
   Postretirement Benefits (net of tax of
   $309,430)                                                --           --     (434,570)
   Income taxes                                             --           --      561,680
                                                   -------------------------------------
      Net income                                   $ 1,854,851  $ 1,074,374  $ 1,982,497
                                                   =====================================

PER SHARE DATA
  Weighted average shares outstanding                1,906,507    1,893,989    1,879,569
  Income before cumulative effect of changes
      in accounting                                $       .95  $       .57  $       .99
      Net Income                                   $       .95  $       .57  $      1.05


The accompanying notes are an integral part of these financial statements.

MIDCONN BANK
STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                    NET
                                                                                                                 UNREALIZED
                                                                                    EMPLOYEE                   (LOSS) GAIN ON
                                               COMMON STOCK          ADDITIONAL      STOCK                       SECURITIES
                                     -----------------------------    PAID-IN      OWNERSHIP     RETAINED         AVAILABLE
                                        SHARES           AMOUNT       CAPITAL         PLAN       EARNINGS         FOR SALE
                                        ------           ------      --------         ----       --------         --------
YEAR ENDED
SEPTEMBER 30, 1994
 Balance at beginning of year          1,877,440      $1,877,440     $14,489,928   $(158,950)   $15,913,028     $  (3,475)
 Net income                                   --              --              --          --      1,982,497            --
 Issuance of common stock:
   Dividend Reinvestment Plan              4,153           4,153          56,115          --             --            --
   Options exercised                       9,213           9,213          81,081          --             --            --
 Cash dividends paid -- $.44 per
   share                                      --              --              --          --       (827,562)           --
 Increase in net unrealized loss
   on marketable equity
   securities                                 --              --              --          --             --       (71,206)
 Employee stock ownership plan                --              --              --      79,475             --            --
                                      -----------------------------------------------------------------------------------
 Balance at end of year                1,890,806       1,890,806      14,627,124     (79,475)    17,067,963       (74,681)

YEAR ENDED
SEPTEMBER 30, 1995
 Net income                                   --              --              --          --      1,074,374            --
 Issuance of common stock:
   Dividend Reinvestment Plan              5,974           5,974          74,302          --             --            --
   Options exercised                       2,780           2,780          19,679          --             --            --
 Cash dividends paid -- $.54 per
   share                                      --              --              --          --     (1,022,863)           --
 Adoption of FAS 115, net                     --              --              --          --             --       (78,007)
 Increase in net unrealized gain
   on securities available for
   sale                                       --              --              --          --             --       163,287
 Employee stock ownership plan                --              --              --      79,475             --            --
                                      -----------------------------------------------------------------------------------
Balance at end of year                 1,899,560       1,899,560      14,721,105          --     17,119,474        10,599

YEAR ENDED
SEPTEMBER 30, 1996
 Net income                                   --              --              --          --      1,854,851            --
 Issuance of common stock:
   Divident Reinvestment Plan              3,025           3,025          38,594          --             --            --
   Options exercised                      33,417          33,417         313,912          --             --            --
 Cash dividends paid -- $.60 per
   share                                      --              --              --          --     (1,146,613)           --
 Decrease in net unrealized
   gain on securities available
   for sale                                   --              --              --          --             --        (3,488)
                                      -----------------------------------------------------------------------------------
Balance at end of year                 1,936,002      $1,936,002     $15,073,611   $      --    $17,827,712     $   7,111
                                      ===================================================================================

The accompanying notes are an integral part of these financial statements.

MIDCONN BANK
STATEMENTS OF CASH FLOWS


Year Ended September 30,                                           1996           1995           1994
-----------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
   Net income                                                  $  1,854,851   $  1,074,374   $  1,982,497
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Cumulative effect of changes in accounting                            --             --       (127,110)
   Provision for loan losses                                      1,225,000      2,638,444        340,000
   Provision for depreciation and amortization                      500,053        523,947        284,262
   Amortization of investment security discounts and
     premiums                                                        60,426        196,499        246,037
   Amortization of loan fees                                       (321,510)      (195,519)      (386,668)
   Amortization of goodwill                                         488,494        500,029        208,686
   Deferred income taxes (benefit)                                   54,453        (58,145)       184,283
   ESOP contribution                                                     --         79,475         79,475
   Realized investment security gains                                  (284)       (11,946)       (25,393)
   Realized (gains) on real estate owned                            (36,923)      (856,392)      (156,711)
   Writedown of other real estate owned                             318,579        979,905             --
   Gain on sale of fixed assets                                          --        (11,788)          (394)
   Decrease (increase) in accrued interest income
     receivable                                                     673,747         (7,561)      (673,283)
   Other, net                                                     1,086,361        (16,143)       554,133
                                                                -----------------------------------------
       Net cash provided by operating activities                  5,903,247      4,835,179      2,509,814

INVESTING ACTIVITIES:
 Investment securities
   Proceeds from sales and maturities                                    --             --     64,457,279
   Purchases of securities                                               --             --    (50,551,735)
 Available for sale securities
   Proceeds from sales and maturities                            72,750,000     39,068,939             --
   Purchases of securities                                      (56,400,000)   (26,086,093)            --
 Held to maturity securities
   Proceeds from sales and maturities                            13,605,430             --             --
   Principal payments--mortgage backed securities                 4,167,525      2,674,827             --
   Purchases of securities                                      (16,107,803)   (15,799,675)            --
 Proceeds from sale of loans                                      8,799,929        907,181      3,198,443
 Purchase of loans                                              (36,142,150)    (7,932,046)    (4,736,059)
 Other decrease (increase) in loans                               1,974,299      8,932,995     (3,672,707)
 Net proceeds from sale of other real estate owned                2,429,141      4,721,965      2,833,337
 Additional investment in other real estate owned                  (383,905)    (1,287,384)    (1,615,117)
 Proceeds from sale of equipment                                     22,480        443,300          4,900
 Purchases of premises and equipment                               (254,515)      (377,038)    (1,116,961)
 Net cash paid from acquisition                                          --             --     (2,990,669)
 Proceeds from sale of FHLB Stock                                        --             --        190,600
 Purchases of FHLB Stock                                                 --        (12,100)       (78,900)
                                                                ----------------------------------------
          Net cash (used in) provided by
          investing activities                                   (5,539,569)     5,254,871      5,922,411
FINANCING ACTIVITIES:
 Net decrease in demand deposits, NOW accounts,
   savings accounts and escrow                                   (4,994,300)   (24,957,029)    (6,049,697)
 Net increase (decrease) in certificates of deposit               2,971,909     22,057,398     (6,568,209)
 Advances from Federal Home Loan Bank                             5,000,000     20,000,000     55,000,000
 Payments on Federal Home Loan Bank advances                     (5,000,000)   (25,000,000)   (50,000,000)
 Cash dividends                                                  (1,146,613)    (1,022,863)      (827,562)
 Payments on other long-term borrowings                                  --        (79,475)       (79,475)


MIDCONN BANK
STATEMENTS OF CASH FLOWS

Year Ended September 30,                                           1996           1995           1994
-----------------------------------------------------------------------------------------------------------

 Proceeds from exercise of stock options                            347,329         22,459         90,294
 Proceeds from issuance of common stock                              41,619         80,276         60,268
                                                               ------------------------------------------
          Net cash used in financing activities                  (2,780,056)    (8,899,234)    (8,374,381)
                                                               ------------------------------------------
   (Decrease) increase in cash and cash equivalents              (2,416,378)     1,190,816         57,844
 Cash and cash equivalents at beginning of year                   9,308,426      8,117,610      8,059,766
                                                               ------------------------------------------
 Cash and cash equivalents at end of year                      $  6,892,048   $  9,308,426   $  8,117,610
                                                               ==========================================
CASH PAYMENTS:
   Interest                                                    $ 11,620,441   $ 10,507,564   $  6,844,356
   Income taxes                                                   1,005,000      1,211,723      1,331,445
NONCASH INVESTING AND FINANCING
 ACTIVITIES:
   Increase (decrease) in net unrealized loss on securities    $      6,425   $    (92,956)  $     71,206
   Transfer of loans to real estate owned                           994,902      1,517,777      1,914,504


  The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS (SEPTEMBER 30, 1996)

NOTE A / SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed by the Bank and the methods of applying those policies are summarized as follows:

Basis of Financial Statement Presentation: The financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of condition and income for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses, management obtains independent appraisals for significant properties.

A substantial portion of the Bank's loans are collateralized by real estate in depressed markets in Connecticut. In addition, all of the real estate owned is located in those same depressed markets. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned is particularly susceptible to changes in market conditions in Connecticut.

Management believes that the allowance for losses on loans and writedowns of real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and writedowns of real estate owned. Such agencies may require the Bank to recognize additions to the allowance or additional writedowns on real estate owned based on their judgments of information available to them at the time of their examination.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash, interest-bearing deposits and federal funds sold.

Securities: On October 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). Under FAS 115, debt and equity securities are classified into one of three categories.

Debt securities that the Bank has the intent and ability to hold until maturity are classified as held to maturity and carried at amortized cost.

Securities purchased for resale, in anticipation of short-term gains, are classified as trading account securities and are carried at fair value. Both realized and unrealized holding gains and losses are included in trading account gains and losses. The Bank has no trading account securities.

All other debt and equity securities are classified as available for sale. Securities in this classification may be sold in response to changes in a number of factors, including the Bank's liquidity needs and market interest rates. Available for sale securities are carried at fair value and unrealized holding gains and losses, net of income taxes, are reported as a separate component of stockholders' equity.

Gains and losses on the sale of securities are recorded on the trade date, and are calculated utilizing the cost basis of the specific security sold. The cost basis of a security that has experienced other than a temporary decline in fair value is written down to fair value by a charge to security gains and losses.

Upon adoption of FAS 115, the Bank transferred $38.0 million in securities to the available for sale classification. This resulted in a $78,007 reduction of stockholders' equity.

Bank Premises and Equipment: Bank premises and equipment are stated at cost less accumulated depreciation and amortization generally computed on the straight-line method over the estimated useful lives of the assets. Maintenance, repairs and minor improvements are charged to expense as incurred. Major improvements are capitalized. Accumulated depreciation or amortization is reduced upon the sale of bank premises and equipment and any resulting gain or loss is recorded as income or expense.

Allowance for Loan Losses: The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses charged against income. Loans are charged against the allowance for loan losses when management believes that collection is unlikely. Any subsequent recoveries are credited to the allowance for loan losses when received.

Loan Interest: Interest on loans is included in operating income as earned based on rates applied to principal amounts outstanding. The accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal or interest. Management may elect not to reverse all of the accrued interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest. A nonaccrual loan is restored to accrual status when it is no longer delinquent and the collectibility of interest and principal is no longer in doubt. Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the loan's yield generally over the contractual life of the related loan. When a loan is prepaid or sold, any remaining unamortized fees and costs are recognized in income at that time.

Real Estate Owned: Real estate owned (REO) consists principally of properties acquired through mortgage loan foreclosure proceedings and loans that have been in-substance repossessed. These properties are initially transferred to REO at the lower of the carrying value of the related loans or the estimated net realizable value of the real estate acquired or in-substance repossessed. If, on the date of transfer, the loan balance exceeds the estimated fair value of the property, the excess is charged off against the allowance for loan losses. Any subsequent decline in the fair value of the individual properties is charged to REO expense.

Goodwill: The excess of the purchase price over the fair value of the tangible net assets acquired from mergers and acquisitions has been allocated to goodwill. Goodwill is being amortized on a straight-line basis over a period of fifteen years. As part of its ongoing review, management estimates the value of the Bank's intangible assets, taking into consideration any events or circumstances which might have diminished such value.

Employee Benefits: The Bank sponsors postretirement health care and life insurance benefit plans for retired employees that have met certain age and service requirements. The postretirement health care and life insurance expense is based on an actuarial computation of current and future benefits for employees and retirees.

Effective October 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). The cumulative effect upon adoption resulted in a one time decrease to earnings of $434,570.

Income Taxes: Effective October 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"). The cumulative effect upon adoption resulted in a one time increase to earnings of $561,680.

As required by FAS 109, the Bank changed its method of accounting for income taxes from the deferred method to the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates and laws currently in effect for the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in enacted tax rates or laws is recognized in the period that includes the enactment date. A valuation allowance is established when it is more likely than not that all or a portion of the Bank's deferred tax assets will not be realized.

Per Share Data: Net income per share is based on weighted-average shares outstanding during the year plus the dilutive effect of stock options.

Reclassifications: Certain financial statement balances as previously reported have been reclassified to conform to the 1996 financial statement presentation. These reclassifications had no impact on previously reported net income.

NOTE B / FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments" ("FAS 107") requires that the Bank disclose the estimated fair values for certain of its financial instruments. Financial instruments include items such as loans, deposits, securities, Federal Home Loan Bank advances and other items as defined in FAS 107.

Fair value estimates are intended to represent estimates of the amounts at which a financial instrument could be exchanged between willing parties in a current transaction other than in a forced liquidation. However, in many instances current exchange prices are not available for certain of the Bank's financial instruments, since no active market generally exists for a significant portion of the Bank's financial instruments. Accordingly, the Bank uses other valuation techniques to estimate the fair values of its financial instruments such as discounted cash flow methodologies and other methods allowable under FAS 107.

Fair value estimates are subjective in nature and are dependent on a number of significant assumptions based on management's judgment regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. In addition, because FAS 107 allows a wide range of valuation techniques, it may be difficult to compare the Bank's fair value information to independent markets or to other financial institutions' fair value information.

The Bank generally holds its earning assets to maturity and settles its liabilities at maturity. However, fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular instrument. Accordingly, as assumptions change, such as interest rates, fair value estimates change and these amounts could not necessarily be realized in an immediate sale. In addition, differences between carrying values under historical cost accounting and fair value estimates can be significant and, in particular, such differences arise in the loan portfolio, where the net carrying value represents management's estimate of ultimate recoverable amounts versus fair value estimates that represent a theoretical exchange value based on current market conditions.

FAS 107 does not require disclosures about fair value information for items that do not meet the definition of a financial instrument or certain other financial instruments specifically excluded from its requirements. These items include core deposit intangibles and other customer relationships, premises and equipment, leases, income taxes, foreclosed properties, investments accounted for under the equity method of accounting and capital accounts. Further, FAS 107 does not attempt to value future income or business. These items are material and, accordingly, the fair value information presented does not purport to represent, nor should it be construed to represent the underlying "market" or franchise value of the Bank.

The estimated fair value of each material class of financial instruments as of September 30, 1996 and 1995 and the related methods and assumptions used to estimate fair value are as follows:

CASH AND CASH EQUIVALENTS AND ACCRUED INTEREST RECEIVABLE
The carrying amounts are a reasonable estimate of fair value.

SHORT-TERM INVESTMENTS AND FEDERAL HOME LOAN BANK STOCK
The carrying amount of short-term investments and Federal Home Loan Bank Stock is a reasonable approximation of fair value.

INVESTMENT SECURITIES
Fair value of investment securities is based upon quoted market prices. For other items for which no quoted market price exists, the carrying amount is a reasonable estimate of fair value. The estimated fair value of investments at September 30, 1996 and 1995 is $52,451,000 and $70,927,000, respectively.

LOANS
The estimated fair value of loans at September 30, 1996 and 1995 is approximately $283,773,000 and $260,750,000, respectively.

For commercial real estate mortgages, construction loans and fixed rate commercial loans, fair value is estimated by discounting the expected future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. For floating rate commercial loans, the carrying amounts are a reasonable estimate of fair value.

For residential real estate mortgages, fair value is estimated by discounting the expected future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities.

For home equity lines of credit and other variable rate installment loans, the carrying amounts are a reasonable estimate of fair value. For fixed rate installment loans, fair value is estimated by discounting the expected future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities.

For non-accrual loans and other loans with credit deficiencies, fair value is generally estimated by applying a reasonable market value adjustment rate against management's or an independent appraiser's estimate of the particular loan collateral value.

DEPOSIT LIABILITIES
The estimated fair value of deposits at September 30, 1996 and 1995 is $309,295,000 and $311,667,000, respectively.

The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at September 30, 1996 and 1995. The fair value of time deposits (fixed-maturity certificates of deposit and individual retirement accounts) is estimated by discounting the expected future cash flows using the rates currently offered for deposits of similar remaining maturities.

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS
The estimated fair value of FHLB advances and borrowings at September 30, 1996 and 1995 is $10,150,000.

The fair value of Federal Home Loan Bank advances is estimated by discounting the expected future cash flows using the rates currently offered for advances of similar remaining maturities.

NOTE C / SECURITIES
The cost, fair value, and gross unrealized gains and losses on securities held to maturity were as follows:


                                                           GROSS          GROSS
                                                        UNREALIZED     UNREALIZED      FAIR
                                               COST        GAINS         LOSSES       VALUE
------------------------------------------------------------------------------------------------
SEPTEMBER 30, 1996
 U.S. Treasury                              $ 2,541,804    $ 17,571     $     --     $ 2,559,375
 U.S. agencies and corporations:
   Mortgage-backed                           12,187,677     161,086       83,616      12,265,147
   Other                                     17,944,003          --      217,753      17,726,250
 Corporate bonds, notes and debentures        4,071,167      50,711          654       4,121,224
                                            ----------------------------------------------------
   Securities held to maturity              $36,744,651    $229,368     $302,023     $36,671,996
                                            ====================================================
SEPTEMBER 30, 1995
 U.S. Treasury                              $ 6,070,325    $ 54,388     $  3,775     $ 6,120,938
 U.S. agencies and corporations:
   Mortgage-backed                           14,270,539     263,175      109,091      14,424,623
   Other                                     14,926,046      78,193       35,439      14,968,800
 Corporate bonds, notes and debentures        6,678,563      84,657       10,434       6,752,786
                                            ----------------------------------------------------
   Securities held to maturity              $41,945,473    $480,413     $158,739     $42,267,147
                                            ====================================================


The cost, fair value, and gross unrealized gains and losses on securities available for sale were as follows:

                                                           GROSS          GROSS
                                                        UNREALIZED     UNREALIZED      FAIR
                                               COST        GAINS         LOSSES       VALUE
------------------------------------------------------------------------------------------------
SEPTEMBER 30, 1996
   U.S. Treasury                           $ 4,494,377    $18,448       $ 1,575      $ 4,511,250
   Equity securities                        11,273,207         --         5,022       11,268,185
                                           -----------------------------------------------------
     Securities available for sale         $15,767,584    $18,448       $ 6,597      $15,779,435
                                           =====================================================
SEPTEMBER 30, 1995
   U.S. Treasury                           $ 4,018,848    $33,340       $    --      $ 4,052,188
   Equity securities                        24,623,206         --        15,064       24,608,142
                                           -----------------------------------------------------
     Securities available for sale         $28,642,054    $33,340       $15,064      $28,660,330
                                           =====================================================

Cost and fair value of debt securities, by contractual maturity, were as follows:


                                     HELD TO MATURITY           AVAILABLE FOR SALE
                                   COST      FAIR VALUE        COST      FAIR VALUE
-----------------------------------------------------------------------------------

SEPTEMBER 30, 1996
   Due in one year or less      $   755,392  $   755,435   $15,767,584  $15,779,435
   After one year through
    five years                   15,801,582   15,766,754            --           --
   After five years through
    ten years                     8,000,000    7,884,660            --           --
                                ---------------------------------------------------
     Total                       24,556,974   24,406,849    15,767,584   15,779,435
   Mortgage-backed               12,187,677   12,265,147            --           --
                                ---------------------------------------------------
      Total debt securities     $36,744,651  $36,671,996   $15,767,584  $15,779,435
                                ===================================================

Mortgage-backed securities have been disclosed separately as they are not due at a single maturity date.

Proceeds from the sale of available for sale securities amounted to $72,750,000 in 1996 and $5,039,996 in 1995. Gross realized gains on available for sale securities amounted to $284 and $11,946 in 1996 and 1995, respectively. There were no gross realized losses in 1996 and 1995.

Proceeds from the sale and maturities of debt securities amounted to approximately $64,457,000 in 1994. Gross realized gains on sales of debt securities amounted to $8,843 in 1994. There were no realized losses in 1994. Net realized gains on marketable equity securities amounted to $16,550 in 1994.

At September 30, 1996, U.S. Treasury Notes with a book value of $748,216 and a market value of $748,360 were pledged to collateralize public deposits and Treasury Tax and loan deposits.

On October 20, 1995, the Financial Accounting Standards Board granted entities a one-time opportunity to transfer securities from held to maturity category to other categories. Within the allotted time period, the Bank transferred three securities classified as held to maturity to available for sale. The cost of these transferred securities was $3,496,039. The related net unrealized gain associated with these securities was $12,401.

NOTE D / LOANS

A summary of loans follows:

   September 30,                                              1996           1995
   ------------------------------------------------------------------------------
   Residential real estate                            $264,815,362   $241,924,616
   Commercial real estate                               12,622,138     11,597,913
   Real estate construction                              1,537,372      2,246,085
   Commercial                                            2,558,519      2,084,526
   Installment                                           1,262,364      1,403,718
   Residential loans held for sale                              --        120,000
                                                      ---------------------------
                                                       282,795,755    259,376,858
   Less:  Deferred loan fees                              (488,436)      (477,402)
       Unearned discounts                                 (224,166)       (44,439)
       Allowance for loan losses                        (1,914,878)    (2,154,000)
       Valuation reserve -- loans held for sale                 --         (2,272)
                                                      ---------------------------
                                                      $280,168,275   $256,698,745
                                                      ===========================

Changes in the allowance for loan losses were as follows:

   Year Ended September 30,                    1996           1995           1994
   ------------------------------------------------------------------------------
   Balance at beginning of year         $ 2,154,000    $ 1,994,049    $ 1,138,132
   Provision for loan losses              1,225,000      2,638,444        340,000
   Loans charged off, net of
    recoveries                           (1,464,122)    (2,478,493)      (812,518)
   Allowance from The Federal
    Savings Bank acquisition                     --             --      1,328,435
                                         ----------------------------------------
   Balance at end of year               $ 1,914,878    $ 2,154,000    $ 1,994,049
                                         ========================================

Nonperforming loans were as follows:


September 30,                                   1996         1995
---------------------------------------------------------------------
  Accruing loans past due 90 days or more     $1,133,401   $1,558,968
  Nonaccrual                                   1,457,193      841,446
                                              -----------------------
                                              $2,590,594   $2,400,414
                                              =======================

Loans serviced for others totaled $18,828,738 and $21,305,526 at September 30, 1996 and 1995, respectively.

Directors, executive officers, principal holders of the Bank's stock, and certain of their associates were customers of and had other transactions with the Bank in the ordinary course of business. As of September 30, 1996 and 1995, loans to these individuals totaled $723,468 and $759,216, respectively, and were performing currently. During the year ended September 30, 1996, $115,581 in loans were granted to these individuals and payments of $90,602 were received, and 1 loan totalling $60,727 is no longer included as the individual has resigned from the Board.

On October 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114). Under the new standard, a loan is considered impaired based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans and the related allowance for loan losses is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral dependent loans are measured for impairment based on the fair value of the collateral. As permitted by the statement, smaller-balance homogeneous loans, consisting of residential mortgages and consumer loans, are evaluated for reserves collectively based on historical loss experience. Prior to October 1, 1995, the allowance for loan losses related to all loans was based on undiscounted cash flows or the fair value of the collateral for collateral dependent loans.

At September 30, 1996, the Bank's recorded investment in loans for which impairment has been recognized in accordance with SFAS 114, consisting of residential and commercial real estate, totalled $4,149,531, with a corresponding valuation allowance of $630,435. For the twelve month period ended September 30, 1996, the average recorded investment in impaired loans was approximately $3,271,846. For the same period the Bank recognized $149,909 of interest on impaired loans, all of which was recognized on the cash basis. As of September 30, 1996, there were no commitments to lend additional funds for loans considered impaired. Included in Impaired Loans, is one loan totalling $1,010,702 that management believes may become nonperforming in fiscal year 1997.

When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

NOTE E / REAL ESTATE OWNED

Real estate owned consisted of the following:


September 30,                                                1996         1995
---------------------------------------------------------------------------------
Property Type:
   Single Family                                          $  542,297   $1,121,056
   Condominium Developments                                  612,990    1,326,980
   Multi Family                                                5,000       88,600
   Commercial                                              1,162,886    1,039,563
   Land                                                       30,050      189,419
                                                          -----------------------
                                                           2,353,223    3,765,618
Less:  Allowance for losses on real estate owned              19,595      100,000
                                                          -----------------------
                                                          $2,333,628   $3,665,618
                                                          =======================

Changes in the allowance for losses on real estate owned were as follows:

Year Ended September 30,                        1996         1995          1994
---------------------------------------------------------------------------------
Balance at beginning of period               $ 100,000    $  80,000       $    --
Provisions for losses on real estate owned     238,174      999,905        80,000
Writedowns                                    (318,579)    (979,905)           --
                                             ------------------------------------
Balance at end of period                     $  19,595    $ 100,000       $80,000
                                             ====================================

NOTE F / FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments expose the Bank to credit risk in excess of amounts recognized in the accompanying statement of condition.

The Bank's exposure to credit loss in the event of nonperformance by the counterparty is represented by the contractual amount of those instruments. Total credit exposure related to these items is summarized below:

                                                               CONTRACT AMOUNT

September 30,                                                 1996        1995
---------------------------------------------------------------------------------
Loan commitments:
  Commitments to extend credit                             $1,929,300  $  929,300
  Unadvanced commercial lines of credit                     5,456,641   5,781,767
  Unadvanced portion of construction loans                    726,770     553,821
  Unused lines of home equity loans                         6,438,325   4,767,122
  Unused DDA reserve credit                                   275,589     225,593
Standby letters of credit                                     740,000     412,400

Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments are subject to the same credit policies as loans and generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the counterparty. Collateral held is primarily residential and commercial property. Interest rates are generally variable with the exception of the unadvanced portions of construction loans, which have fixed rates of interest and generally mature within one year. At September 30, 1996 the Bank had commitments to purchase adjustable rate loans totalling $1.2 million.

Standby letters of credit commit the Bank to make payments on behalf of third-party customers in the event of nonoccurrence of certain specified future events. Standby letters of credit are subject to the Bank's underwriting and collateral guidelines for extending credit. The amount of collateral, if any, supporting outstanding letters of credit is based upon management's credit analysis of the counterparty. Interest rates are generally variable.

NOTE G / SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

The Bank extends commercial and consumer credit to customers located primarily in Connecticut. Within its portfolio, the Bank has a concentration of credit in real estate related loans, commitments, and standby letters of credit. This concentration includes residential real estate mortgages, real estate construction loans and commercial mortgages. At September 30, 1996 and 1995, such loans totalled approximately $278,974,862 and $255,889,000, respectively, and such commitments and standby letters of credit totalled approximately $9,834,000 and $6,662,000, respectively. All such loans, commitments and standby letters of credit are collateralized by real estate located primarily in Connecticut. Loan to value ratios are based on an analysis of each borrower's creditworthiness.

NOTE H / BANK PREMISES AND EQUIPMENT

Cost and accumulated depreciation and amortization of the various categories of bank premises and equipment were as follows:

                                                    September 30, 1996              September 30, 1995
                                                              ACCUMULATED                    ACCUMULATED
                                                            DEPRECIATION                    DEPRECIATION
                                                  COST     AND AMORTIZATION       COST    AND AMORTIZATION
----------------------------------------------------------------------------------------------------------
Bank buildings and land                       $  3,450,194  $    638,189       $ 3,457,096  $   578,565
Leasehold improvements                             508,979       315,491           507,642      255,869
Furniture and equipment                          2,896,930     1,801,408         2,690,210    1,451,481
                                              ---------------------------------------------------------
                                             $   6,856,103  $  2,755,088      $  6,654,948  $ 2,285,915
                                             ==========================================================
NOTE I / DEPOSITS

An analysis of deposits is as follows:

September 30,                                                                 1996            1995
-------------------------------------------------------------------------------------------------------
Noninterest-bearing demand deposits                                      $ 11,249,455       $15,228,441
Interest-bearing demand and money market deposits                          38,185,487        35,869,827
Savings accounts                                                          105,990,261       109,287,761
Time deposits                                                             153,996,967       151,025,058
                                                                         ------------------------------
                                                                         $309,422,170      $311,411,087
                                                                         ==============================

NOTE J / ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON

Advances were as follows:


September 30,                       Rate       1996         1995
-------------------------------------------------------------------
Maturity Date
   November 14, 1995                5.970%  $       --   $5,000,000
   October 27, 1998                 4.990    5,000,000    5,000,000
   February 16, 1999                5.270    5,000,000           --
   September 24, 2007               4.000      150,000      150,000
                                          -------------------------
                                          $ 10,150,000  $10,150,000
                                          =========================

The weighted average interest rate at September 30, 1996 and 1995 on FHLB advances were 5.11% and 5.46%, respectively. The maximum amount of outstanding short-term advances at any month end was $5.0 million and $10.0 million, respectively, for the years ended September 30, 1996 and 1995. The average amount of outstanding short-term advances for the years ended September 30, 1996 and 1995 was $0.8 million and $5.4 million, respectively. The weighted average interest rate on short-term advances outstanding for the years ended September 30, 1996 and 1995 was 5.97% and 5.73%, respectively.

The Bank has access to a pre-approved line of credit with the Federal Home Loan Bank of Boston (FHLBB) totalling $7,296,000 at September 30, 1996. The Bank's borrowings from the FHLBB are limited to the amount of qualified collateral that the Bank holds. Based on available collateral, at September 30, 1996, the Bank had potential access to approximately $152.5 million in additional financing.

In accordance with an agreement with the FHLBB, the Bank is required to maintain qualified collateral, as defined in the FHLBB Statement of Credit Policy, free and clear of liens, pledges and encumbrances as collateral for the advances.
The Bank maintains adequate qualified collateral as defined by the FHLBB.

NOTE K / OTHER BORROWINGS

In connection with its purchase of the Bank's common stock on September 18, 1986 (See Note N), the Employee Stock Ownership Plan (the "Plan") borrowed $794,750 under term notes which expired October 3, 1995. The interest rate was 86.45% of the lender's prime rate and principal payments were made in equal annual installments of $79,475 over the life of the loan. The lender had the option to call the loan on the anniversary date of any future year. The Bank reflected this debt as other borrowings and as a reduction of stockholders' equity. As of September 30, 1995, this debt has been fully repaid.

NOTE L / STOCKHOLDERS' EQUITY

On September 18, 1986 MidConn Bank converted from a state chartered mutual savings bank to a state chartered stock savings bank. In connection with this, the Bank established a liquidation account for a ten-year period in an amount equal to its capital accounts as of August 31, 1986. The liquidation account, which totalled $5,600,000 at September 30, 1995, is maintained for the benefit of eligible account holders who maintain their savings accounts with the Bank after the conversion. In the event of a complete liquidation (and only in such an event), each eligible account holder will be entitled to receive a distribution from the liquidation account, in the proportionate amount of the lowest adjusted balance as of any subsequent annual closing date for savings accounts held, before any liquidation distribution may be made with respect to common stock.

A portion of retained earnings, approximately $5,254,000 as of September 30, 1996, has been designated as a reserve for bad debts in accordance with provisions of the Internal Revenue Code (the "Code") applicable to savings banks. If the reserve were to be used for any purpose other than to absorb losses on loans or if the Bank's qualifying assets as defined by the Code are less than 60% of total assets, a federal income tax liability could be incurred. It is not anticipated that the reserve will be made available for other purposes or that qualifying assets will be less than 60% or that a tax liability thereon will be imposed.

Connecticut banking laws limit the amount of annual dividends that the Bank may pay to an amount which approximates the Bank's net income for the then current year, plus the Bank's net income for the prior two years. The Bank is also prohibited from paying a cash dividend or repurchasing any of its common stock if the effect thereof would reduce its capital accounts below minimum regulatory requirements, or below the amount required to be maintained in the liquidation account.

NOTE M / STOCK OPTION PLANS

The Bank has an incentive stock option plan for employees and officers under which options become exercisable upon issuance. A stock option plan for outside directors also exists under which options become exercisable one year after the date of grant. Options were granted during 1996, 1995 and 1994 at exercise prices generally ranging from 85% to 100% of the fair market value of Common Stock at the date of grant, and have a term not to exceed ten years. Amounts received upon the exercise of options are credited to stockholders' equity.

A summary of transactions under the plan follows:

                                                        OPTION
                                      SHARES UNDER    PRICE RANGE
                                         OPTION        PER SHARE
                                         ------        ---------
Outstanding at September 30, 1993        109,240    $ 3.88-$14.13
  Granted during 1994                      9,640    $10.51-$11.75
  Expired during 1994                         --    $          --
  Exercised during 1994                   (9,213)   $ 6.59-$12.13
                                         -------

Outstanding at September 30, 1994        109,667    $ 3.88-$14.13
  Granted during 1995                     11,730    $11.88-$12.33
  Expired during 1995                         --    $          --
  Exercised during 1995                   (2,780)   $ 5.53-$ 9.35
                                         -------

Outstanding at September 30, 1995        118,617    $ 3.88-$14.13
  Granted during 1996                      7,000    $11.69-$14.00
  Expired during 1996                     (4,000)   $ 9.35-$ 9.35
  Exercised during 1996                  (33,417)   $ 5.38-$12.06
                                         -------

Outstanding at September 30, 1996         88,200    $ 3.88-$14.13
                                         =======

Shares available for future grants were 157,600, 160,600 and 22,330 at September 30, 1996, 1995 and 1994, respectively. Options exercisable at September 30, 1996, 1995 and 1994 were 86,700, 117,117 and 108,167, respectively.

NOTE N / EMPLOYEE BENEFITS

DEFINED CONTRIBUTION PLAN
On January 1, 1996, the Bank established the MidConn Bank 401(K) Profit Sharing Plan (the "Plan"). The Plan covers substantially all employees. Each employee may elect to contribute to the Plan through payroll deductions, up to 10% of his/her salary, subject to certain limitations. The Plan provides for a Bank match equal to 50% of a participant's contributions not to exceed 6% of a participant's annual compensation, in addition to discretionary contributions as determined by the Board of Directors. During the year ended September 30, 1996, the Bank incurred $51,933 of expense related to the Plan.

DEFINED BENEFIT PLAN
Employees who have completed one full year of service and attained age 21 are eligible for membership in the retirement plan under a noncontributory group annuity contract. At September 30, 1996, all eligible employees were covered under the plan. The plan assets are invested in annuity contracts, fixed income securities, long-term bonds and private placements. The Bank makes annual contributions to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Security Act of 1974, plus such additional amounts as they may determine to be appropriate. Retirement benefits are based on a percentage of compensation for each year of service up to 30 years. Total pension expense for the years ended September 30, 1996, 1995 and 1994 was $383,018, $317,662 and $309,663, respectively.

The following table sets forth the plan's funded status and amounts recorded in the Bank's financial statements.

Actuarial present value of benefit obligations:

September 30,                                          1996           1995
--------------------------------------------------------------------------
  Accumulated benefit obligation, including
  vested benefits of $1,869,394 in 1996 and
   $1,834,756 in 1995                           $ 1,933,530    $ 1,923,462
                                                ==========================
  Projected benefit obligation for
   service rendered to date                     $(3,221,826)   $(3,417,612)
  Plan assets at fair value                       2,423,670      1,947,794
                                                --------------------------
  Projected benefit obligation in excess of
   plan assets                                     (798,156)    (1,469,818)
  Unrecognized net asset                            (12,261)       (13,794)
  Unrecognized net loss                             303,383        981,617
  Unrecognized prior service cost                     4,393          4,849
                                                --------------------------
  Accrued pension cost                          $  (502,641)   $  (497,146)
                                                ==========================

Net pension cost included the following
 components:

  Service cost -- benefits earned during the
   period                                       $   299,304    $   254,469
  Interest cost on projected benefit
   obligation                                       229,117        202,974
  Actual return on plan assets                     (191,340)      (159,492)
  Net amortization and deferral                      45,937         19,711
                                                --------------------------
  Net periodic pension cost                     $   383,018    $   317,662
                                                ==========================

The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.75% and 5.5% at

September 30, 1996 and 6.75% and 5.5% at September 30, 1995, respectively. The expected long-term rate of return on plan assets was 9% in 1996 and 1995.

EMPLOYEE STOCK OWNERSHIP PLAN
The Bank sponsors an Employee Stock Ownership Plan (the "Plan" -- See Note K) covering substantially all full-time employees. The Plan, which is a qualified employee benefit plan, was adopted by the Board on September 18, 1986 to provide retirement benefits for the employees of the Bank.

Subsequent to the Bank's conversion to a stock savings bank, the Plan purchased 85,000 shares of the Bank's newly issued common stock. This purchase was funded by the Plan from the proceeds of a loan with an original balance of $794,750. As of September 30, 1995, this loan has been repaid in full. The annual contributions to the Plan of $0, $80,930 and $81,205 were expensed during the years ended September 30, 1996, 1995 and 1994, respectively.

DEFINED BENEFIT POSTRETIREMENT PLAN
Effective October 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). The cumulative effect upon adoption resulted in a one-time decrease to earnings, net of taxes, of $434,570.

As required by FAS 106, the Bank changed its method of accounting for postretirement benefits other than pensions by accruing the cost and recognizing the liability for benefits to be provided to retired employees over the employees' service period. Prior to the adoption of FAS 106, postretirement benefits other than pensions were expensed as incurred.

The Bank sponsors two defined benefit postretirement plans that cover all employees hired before October 1, 1993. One plan provides medical and dental benefits, and the other provides life insurance benefits. The postretirement health care plan is contributory, with retirees paying a graduated percentage of the cost based on years of service completed; the life insurance plan is noncontributory. Both retirement plans are unfunded.

The following table sets forth the plans' combined status and amounts recorded in the Bank's Statements of Condition.

September 30,                                       1996              1995
--------------------------------------------------------------------------
Accumulated postretirement
 benefit obligation:

    Retirees                                   $(298,000)        $(314,000)
    Fully eligible active plan participants       (5,000)           (5,000)
    Other active plan participants              (402,000)         (360,000)
                                               ---------------------------
                                                (705,000)         (679,000)

  Plan assets at fair value                           --                --
                                               ---------------------------

  Accumulated postretirement benefit
   obligation in excess of plan assets          (705,000)         (679,000)
  Unrecognized net gain from past experience
   different from that assumed and from
   changes in assumptions                       (139,000)          (83,000)
                                               ---------------------------
  Accrued postretirement benefit cost          $(844,000)        $(762,000)
                                               ===========================

Net periodic postretirement benefit cost included the following components:

Service cost-benefits earned during the period          $ 38,000    $ 32,000
Interest cost on accumulated postretirement
  benefit obligation                                      50,000      46,000
Amortization of (gain) due to changes in assumptions      (2,000)     (3,000)
                                                         -------------------
Net periodic postretirement benefit cost                $ 86,000    $ 75,000
                                                        ====================

For measurement purposes, a 9.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1996; the rate was assumed to decrease gradually to 5.5% for 2004 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the accumulated postretirement benefit obligation as of September 30, 1996 by $83,000 and the aggregate of the service cost and interest cost components of net periodic postretirement benefit cost for the year by $13,000. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.75% and 7.50% for 1996 and 1995, respectively. The rate of increase in future compensation levels used in determining the accumulated postretirement benefit obligation was 4% for 1996 and 1995.

NOTE O / INCOME TAXES

The provision for income taxes consisted of the following:

Year Ended September 30,                           1996        1995         1994
--------------------------------------------------------------------------------
Current income taxes:
  Federal                                     $ 645,878   $ 614,409   $  909,300
  State                                         191,039     174,379      300,500
                                              ----------------------------------
     Total current income taxes                 836,917     788,788    1,209,800
                                              ----------------------------------
Deferred income taxes:
  Federal                                       178,079     (52,468)     133,321
  State                                        (123,626)     (5,677)      50,962
                                              ----------------------------------
     Total deferred income taxes (benefit)       54,453     (58,145)     184,283
                                              ----------------------------------
Provision for income taxes                    $ 891,370    $730,643   $1,394,083
                                              ==================================

Following is a reconcilement of the statutory federal income tax rate applied to pre-tax accounting income with the income tax provisions in the statements of income:

Year Ended September 30,                    1996           1995           1994
------------------------------------------------------------------------------
Income tax at statutory federal income
  tax rates                            $ 932,943      $ 613,706     $1,104,820
Increase (decrease) resulting from:
  State tax, net of federal tax
   benefit                                44,493        111,343        231,965
  Dividends received deduction          (161,586)      (157,744)       (62,936)
  Amortization of goodwill               146,815        150,737         51,680
  Other                                  (71,295)        12,601         68,554
                                       ---------------------------------------
  Income tax provision                 $ 891,370      $ 730,643     $1,394,083
                                       =======================================

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                    1996           1995
                                    ASSET          ASSET
September 30,                    (LIABILITY)    (LIABILITY)
----------------------------------------------------------
Deferred loan fees              $  131,532     $  197,764
Allowance for loan losses          794,972        933,720
Securities valuation                82,190        116,171
Depreciation                      (188,117)      (149,864)
Pension                            175,107        187,985
Postretirement benefits            352,754        308,202
Connecticut tax credits            115,437             --
Other, net                          61,941        (13,709)
                                -------------------------
     Net deferred tax asset     $1,525,816     $1,580,269
                                =========================

On August 22, 1996, The Small Business Job Protection Act was signed into law which repeals the tax bad debt method currently available to the Bank in effect for fiscal year ending September 30, 1997. The Bank will be required to change to the method prescribed under Internal Revenue Code Section 585. It is not anticipated that the change will have a material impact on the Bank's financial position or results of operations.

NOTE P / COMMITMENTS AND CONTINGENCIES

The Bank has noncancelable leases on six of its branch offices. The branch office leases contain renewal options which extend for either five or ten years. In connection with the acquisition of Connecticut Valley Bank in fiscal 1992, the Bank assumed a land lease for the property on which the acquired branch is located. Under the lease agreement, which expires April 15, 2018, the Bank has the option (at the end of the lease) to purchase the land from the landlord for a price equal to the sum of the fair market value of the land plus 60% of the fair market value of the building and improvements. If the Bank does not exercise this option, the landlord must purchase the building and improvements from the Bank for 40% of their fair market value.

Rental expense for fiscal years 1996, 1995 and 1994 was $270,453, $294,585 and $178,248, respectively. Future minimum rental commitments as of September 30, 1996 for all noncancelable leases are as follows:

        1997                        $  220,069
        1998                           208,148
        1999                           185,684
        2000                           186,338
        2001                           188,217
        Thereafter                     970,092
                                    ----------
                                    $1,958,548
                                    ==========

The Bank is involved in litigation arising in the normal course of business. The Bank believes that resolution of these matters will not result in any payment that, in the aggregate, would be material to the financial position or results of operations of the Bank.

NOTE Q / RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121") and Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("FAS 125"). The Bank will adopt these pronouncements in 1997, as required, and does not expect their implementation to have a material impact on the Bank's financial condition or results of operations.

In May 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 122, "Accounting for Mortgage Servicing Rights" ("FAS 122"). FAS 122 amends FAS 65 "Accounting for Certain Mortgage Banking Activities" to require that a mortgage banking entity recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. FAS 65 required separate capitalization of the cost of rights which were acquired through a purchase transaction but prohibited separate capitalization when the rights were acquired through loan origination activities. FAS 122 also requires that a mortgage banking entity assess capitalized rights for impairment and establish valuation allowances based on the fair value of those rights which includes rights acquired prior to adoption of FAS 122. Prospective adoption of FAS 122 is required for fiscal years beginning after December 15, 1995, although earlier implementation is encouraged. The Bank has not yet assessed the impact that the adoption of FAS 122 may have on the Bank's operating results or financial condition.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 permits entities to measure stock compensation costs using either the intrinsic value-based method or the fair value-based method. When adopted in fiscal 1997, the Bank intends to continue using the intrinsic value method and will provide the expanded disclosures required by FAS 123.

MIDCONN BANK
STATEMENT OF CONDITION

                                  December 31,   September 30,     December 31,
                                     1996            1996              1995
                                  ------------   -------------    -------------
                                  (Unaudited)                     (Unaudited)
ASSETS

   Cash and due from banks        $  5,804,480    $  6,057,660   $  6,880,664
   Interest bearing deposits            26,530         684,388        113,610
   Federal funds sold                2,500,000         150,000        400,000
                                   -----------     -----------    -----------
       Cash and cash equivalents     8,331,010       6,892,048      7,394,274
   Securities:
       Available for sale
        (at market)                 22,252,061      15,779,435     36,121,664
       Held to maturity (a)         35,610,879      36,744,651     39,710,831
   Loans, net (b)                  278,137,353     280,168,275    260,694,608
   Residential loans held
    for sale (at market)                    --              --        110,000
   Bank premises and
    equipment                        4,021,797       4,101,015      4,293,648
   Real estate owned                 2,337,509       2,333,628      3,408,235
   Accrued interest
    receivable                       2,466,394       2,356,590      2,726,745
   Federal Home Loan Bank
    Stock at cost                    2,651,500       2,651,500      2,651,500
   Goodwill                          5,375,765       5,497,889      5,864,260
   Other assets                      1,991,692       1,903,568      1,833,613
                                  ------------    ------------   ------------
          Total Assets            $363,175,960    $358,428,599   $364,809,378
                                  ============    ============   ============

LIABILITIES AND
 STOCKHOLDERS' EQUITY

Liabilities
   Deposits                       $311,793,591    $309,422,170   $315,468,926
   Mortgagors' escrow
   accounts                          3,195,496       1,658,073      3,310,292
   Advances from Federal
   Home Loan Bank                   10,641,302      10,150,000     10,150,000
   Other liabilities                 2,123,897       2,353,920      1,734,069
                                  ------------    ------------   ------------
           Total Liabilities       327,754,286     323,584,163    330,663,287
                                  ------------    ------------   ------------

Stockholders' Equity
  Preferred stock, no par value,
   authorized 1,000,000 shares,
   none issued and outstanding              --              --             --
  Common stock, par value $1.00;
   authorized 8,000,000 shares;
   issued and outstanding,
   1,953,469 shares at
   December 31, 1996; 1,936,002
   shares at September 30, 1996;
   1,901,590 shares at
   December 31, 1995.                1,953,469      1,936,002      1,901,590
  Additional paid-in capital        15,228,519     15,073,611     14,746,949
  Retained earnings                 18,220,141     17,827,712     17,444,376

   Unrealized gains on securities
     available for sale, net            19,545          7,111         53,176
                                  ------------    ------------   ------------
        Total Stockholders'
          Equity                    35,421,674     34,844,436     34,146,091
                                  ------------    ------------   ------------
        Total Liabilities And
        Stockholders' Equity      $363,175,960    $358,428,599   $364,809,378
                                  ============    ============   ============

(a)  Market value $36,095,178 at December 31, 1996, $36,671,996 at September 30,
     1996 and $40,288,234 at December 31, 1995.
(b) Excludes contingent liability of $740,000 at December 31, 1996, $740,000 at September 30, 1996, and $763,600 at December 31, 1995, and outstanding letters of credit.

MIDCONN BANK
STATEMENTS OF INCOME
(Unaudited)
                                                             Three Months Ended
                                                                December 31,
                                                             1996        1995
                                                             ----        ----
INTEREST INCOME
     Interest and fees on loans:
        Mortgage                                          $4,903,894  $4,555,480
        Other                                                449,893     504,308
     Interest and dividends on securities:
        U. S. government and other
         bonds                                               692,973     782,170
        Marketable equity
         securities                                          253,313     336,375
     Other interest income                                    30,058     101,386
                                                          ----------  ----------
        Total interest income                              6,330,131   6,279,719
                                                          ----------  ----------

INTEREST EXPENSE
     Interest on deposits:
        Savings deposits                                     712,827     697,975
        Time deposits                                      2,048,947   2,137,927
     Interest on borrowings                                  131,524     141,855
                                                          ----------  ----------
        Total interest expense                             2,893,298   2,977,757
                                                          ----------  ----------
        Net interest income                                3,436,833   3,301,962
Provision for loan losses                                    200,000     125,000
                                                          ----------  ----------
        Net interest income after
        provision for loan losses                          3,236,833   3,176,962

OTHER INCOME
     Fees and service charges                                207,599     191,855
     Investment securities gains (losses)                         --          --
                                                          ----------  ----------
        Total other income                                   207,599     191,855

OTHER EXPENSES
     Salaries and employee benefits                        1,128,066   1,072,367
     Occupancy expense, net                                  168,560     192,418
     Computer services                                       119,822     115,961
     Real estate owned                                       164,028     129,389
     Amortization of goodwill                                122,124     122,124
     Other                                                   533,539     705,390
                                                          ----------  ----------
        Total other expenses                               2,236,139   2,337,649
                                                          ----------  ----------

        Income before income taxes                         1,208,293   1,031,168

     Income taxes                                            523,027     421,332
                                                          ----------  ----------

          Net Income                                      $  685,266  $  609,836
                                                          ==========  ==========

     Earnings per share                                        $0.35       $0.32
     Dividends paid per share                                  $0.15       $0.15
     Weighted average share outstanding                    1,940,638   1,900,575

MIDCONN BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS'  EQUITY
(Unaudited)

                                                                 Additional                 Net unrealized gain
                                            Common Stock           paid-in       Retained      on securities
                                         Shares        Amount      capital       earnings    available for sale      Totals
                                         ------        ------      -------       --------    ------------------      ------
Balance at
September 30, 1995                       1,899,560  $1,899,560    $14,721,105   $17,119,474       $10,599          $33,750,738

Net income                                      --          --             --       609,836            --              609,836

Increase in net unrealized
 gain on securities
 available for sale                             --          --             --            --        42,577               42,577

Issuance of common stock
 Dividend Reinvestment Plan                  2,030       2,030         25,844            --            --               27,874

Issuance of common stock by
 exercise of stock options                      --          --             --            --            --                   --

Cash dividends paid --
 $.15 per share                                 --          --             --      (284,934)           --             (284,934)
                                        ----------  ----------    -----------   -----------     ---------          -----------

Balance at
December 31, 1995                        1,901,590  $1,901,590    $14,746,949   $17,444,376       $53,176          $34,146,091
                                        ==========  ==========    ===========   ===========     =========          ===========

Balance at
September 30, 1996                       1,936,002  $1,936,002    $15,073,611   $17,827,712       $ 7,111          $34,844,436

Net income                                      --          --             --       685,266            --              685,266

Increase in net unrealized
 gain on securities
 available for sale                             --          --             --            --        12,434               12,434

Issuance of common stock  by
 Dividend Reinvestment Plan                  1,217       1,217         22,880            --            --               24,097

Issuance of common stock
 exercise of stock options                  16,250      16,250        132,028            --            --              148,278

Cash dividends paid --
 $.15 per share                                 --          --             --      (292,837)           --             (292,837)
                                        ----------  ----------    -----------   -----------     ---------          -----------

Balance at
December 31, 1996                        1,953,469  $1,953,469    $15,228,519   $18,220,141       $19,545          $35,421,674
                                        ==========  ==========    ===========   ===========     =========          ===========

MIDCONN BANK
STATEMENTS OF CASH FLOWS


(Unaudited)                                                  Three Months Ended
                                                 -------------------------------------------
                                                 December 31, 1996         December 31, 1995
                                                 -----------------         -----------------
OPERATING ACTIVITIES:
 Net income                                        $    685,266                 $  609,836
 Adjustments to reconcile net income to cash
  provided by operating activities:
  Provision for loan losses                             200,000                    125,000
  Provision for OREO losses                              95,000                     25,000
  Provision for depreciation and amortization           112,521                    127,279
  Amortization of investments security
   discounts and premiums                                 4,799                     18,020
  Amortization of loan fees discounts and
   premiums                                               7,664                    (70,983)
  Amortization of goodwill                              122,124                    122,124
  Realized investment security (gains) losses                --                         --
  (Gains) losses on sale of other real estate
   owned                                                     --                    (21,132)
  Writedown of other real estate owned                       --                         --
  (Gains) losses on sale of loans                            --                        (53)
  (Gains) losses on sale of fixed assets                 (4,943)                        --
  (Increase) decrease in accrued income
   receivable                                          (109,804)                   303,591
  (Increase) decrease in other assets                   (96,413)                   145,272
  Increase (decrease) in other liabilities             (230,023)                   411,881
                                                    -----------                 ----------
     Net cash provided by operating activities          786,191                  1,795,835
INVESTING ACTIVITIES:
 Proceeds from sales and maturities of
  investment securities                               9,077,070                  9,036,498
 Purchases of investment securities                 (14,400,000)               (14,207,803)
 Proceeds from the sale of loans                            --                    337,424
 Purchases of loans                                         --                 (5,774,226)
 Net (increase) decrease in loans                    1,656,463                    921,494
 Purchases of premises and equipment                   (38,410)                   (60,382)
 Additional investment in other real estate
  owned                                                (22,901)                  (148,151)
 Proceeds from sale of other real estate
  owned                                                 90,815                    757,147
 Proceeds from sale of fixed assets                     10,050                      8,488
 Sale (purchase) of Federal Home Loan Bank
  stock                                                     --                         --
                                                   -----------                 ----------
    Net cash provided (used) by investing
   activities                                       (3,626,913)                (9,129,511)
FINANCING ACTIVITIES:
 Net increase (decrease) in demand deposits,
  N.O.W. accounts, savings accounts and escrow
  accounts                                           2,374,384                  3,499,123
 Net increase (decrease) in certificates of
  deposit                                            1,534,460                  2,177,461
 Proceeds from issuance of common stock                 24,097                     27,874
 Proceeds from exercise of stock options               148,278                         --
 Increase (decrease) in Federal Home Loan
  Bank advances                                        491,302                         --
 Cash dividends paid                                  (292,837)                  (284,934)
                                                   -----------                 ----------
    Net cash provided by (used in) financing
   activities                                        4,279,684                  5,419,524
                                                   -----------                 ----------
  Increase (decrease) in cash and
   cash equivalents                                  1,438,962                 (1,914,152)

Cash and cash equivalents at
  beginning of the period                           6,892,048                  9,308,426
                                                  -----------                 ----------
Cash and cash equivalents at
  end of the period                               $ 8,331,010                 $7,394,274
                                                  ===========                 ==========

Basis of Presentation:

The unaudited historical interim financial statements of MidConn Bank included herein, as of and for the three-month periods ended December 31, 1996 and 1995 contain all adjustments which, in the opinion of MidConn Bank management, are necessary to present a fair statement of the historical financial condition, results of operations and cash flows for the interim periods reported. Operating results for the interim periods are not necessarily indicative of those expected for the full year.

These interim financial statements have been prepared under the presumption that readers of the historical interim financial information have either read or have access to MidConn Bank's audited financial statements for the year ended September 30, 1996. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in those audited financial statements have been omitted from these historical interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such instruction, rules and regulation. Although MidConn Bank believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these unaudited historical interim financial statements be read in conjunction with the audited financial statements and the notes thereto of MidConn Bank for the year ended September 30, 1996.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.
            -----------------------------------------

      Section 145 of the DGCL sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability that they may incur in their capacity as such. Section 145 of the Delaware General Corporation Law, which is filed as Exhibit 99.1 to this Registration Statement, is incorporated herein by reference.

      Article IX of EFC's Bylaws, entitled "Indemnification," provides for indemnification of EFC's directors, officers, trustees, employees and agents under certain circumstances. Article IX of EFC's Bylaws, which are filed as
Exhibit 3.2 to this Registration Statement, is incorporated herein by reference.

      EFC also has the power to purchase and maintain insurance on behalf of its directors, officers, trustees, employees and agents and persons serving in such capacities with other entities at EFC's request. EFC has in effect a policy of liability insurance covering its directors and officers, the effect of which is to reimburse the directors and officers of EFC against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

      The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.    Exhibits and Financial Statement Schedules.
            ------------------------------------------

      (a)   Exhibits.

      2.1 Agreement and Plan of Merger, dated as of January 27, 1997, by and among EFC, Eagle Bank and MidConn Bank (incorporated by reference to
            Exhibit 2.1 to EFC's Current Report on Form 8-K filed with the SEC on February 5, 1997).

      2.2 Option Agreement, dated as of January 27, 1997, between MidConn Bank and EFC (incorporated by reference to Exhibit 2.2 to EFC's Current Report on Form 8-K filed with the SEC on February 5, 1997).

      2.3 MidConn Bank Stockholder Agreement, dated as of January 27, 1997, by and among EFC and the stockholders of MidConn Bank identified therein (incorporated by reference to Exhibit 2.1 to EFC's Current Report on Form 8-K filed with the SEC on February 5, 1997).

      2.4 Eagle Financial Corp. Stockholder Agreement, dated as of January 27, 1997, by and among EFC and the stockholders of EFC identified therein (incorporated by reference to Exhibit 2.1 to EFC's Current Report on Form 8-K filed with the SEC on February 5, 1997).

      3.1 Restated Certificate of Incorporation of EFC (incorporated herein by reference to the Pre-Effective Amendment No. 2 to EFC's Registration Statement on Form S-1 (No. 33-9166), filed with the SEC on December 24, 1986).

      3.2 Bylaws of EFC, as amended to date (incorporated herein by reference to EFC's Current Report on Form 8-K dated November 12, 1993).

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm.

      8 Form of Opinion of Hogan & Hartson L.L.P. as to certain tax matters.*

      23.1  Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5 and
            Exhibit 8).

      23.2  Consent of KPMG Peat Marwick LLP.

      23.3  Consent of Coopers & Lybrand L.L.P.

      23.4  Consent of Ostrowski & Company, Inc.

      23.5  Consent of Keefe, Bruyette & Woods, Inc.

      99.1  Section 145 of the Delaware General Corporation Law.

      99.2  Form of MidConn Bank proxy card.

      99.3  Form of EFC proxy card.

            ----------------
            *  To be filed by amendment.


Item 22.    Undertakings.
            ------------

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of EFC's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (d) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 ((S) 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undertaking concerning indemnification is included as part of the response to Item 20.

      (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on the 17th day of March, 1997.

                                                EAGLE FINANCIAL CORP.


                                                By: /s/ Robert J. Britton
                                                    ----------------------------
                                                    Robert J. Britton
                                                    President and
                                                    Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Robert J. Britton or Mark J. Blum, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of March, 1997.

Signature                                      Title
---------                                      -----

/s/ Robert J. Britton
----------------------------      President and Chief Executive Officer
Robert J. Britton                 (Principal Executive Officer)

/s/ Mark J. Blum
----------------------------      Vice President, Chief Financial Officer and
Mark J. Blum                      Secretary (Principal Financial and Accounting
                                  Officer)

/s/ Richard H. Alden
----------------------------      Director
Richard H. Alden

/s/ George T. Carpenter
----------------------------      Director
George T. Carpenter

/s/ Theodore M. Donovan
----------------------------      Director
Theodore M. Donovan


/s/ Thomas V. LaPorta
----------------------------      Director
Thomas V. LaPorta


/s/ Steven E. Lasewicz, Jr.
----------------------------      Director
Steven E. Lasewicz, Jr.


/s/ Ralph T. Linsley
----------------------------      Director
Ralph T. Linsley


/s/ John F. McCarthy
----------------------------      Director
John F. McCarthy


/s/ Ernest J. Torizzo
----------------------------      Director
Ernest J. Torizzo

                                 EXHIBIT INDEX

Exhibit
-------
  No.                                 Exhibit
  ---                                 -------

  2.1 Agreement and Plan of Merger, dated as of January 27, 1997, by and among EFC, Eagle Bank and MidConn Bank (incorporated by reference to
         Exhibit 2.1 to EFC's Current Report on Form 8-K filed with the SEC on
         February 5, 1997).

  2.2 Option Agreement, dated as of January 27, 1997, between MidConn Bank and EFC (incorporated by reference to Exhibit 2.2 to EFC's Current
         Report on Form 8-K filed with the SEC on February 5 1997).

  2.3 MidConn Bank Stockholder Agreement, dated as of January 27, 1997, by and among EFC and the stockholders of MidConn Bank identified therein
         (incorporated by reference to Exhibit 2.1 to EFC's Current Report on
         Form 8-K filed with the SEC on February 5, 1997).

  2.4    Eagle Financial Corp. Stockholder Agreement, dated as of January 27,
         1997, by and among EFC and the stockholders of EFC identified therein
         (incorporated by reference to Exhibit 2.1 to EFC's Current Report on
         Form 8-K filed with the SEC on February 5, 1997).

  3.1 Restated Certificate of Incorporation of EFC (incorporated herein by reference to the Pre-Effective Amendment No. 2 to EFC's Registration
         Statement on Form S-1 (No. 33-9166), filed with the SEC on
         December 24, 1996).

  3.2 Bylaws of EFC, as amended to date (incorporated herein by reference to EFC's Current Report on Form 8-K dated November 12, 1993).

   5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm.

   8     Form of Opinion of Hogan & Hartson L.L.P. as to certain tax matters.*

 23.1    Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5 and
         Exhibit 8).

 23.2    Consent of KPMG Peat Marwick LLP.

 23.3    Consent of Coopers & Lybrand L.L.P.

 23.4    Consent of Ostrowski & Company, Inc.

 23.5    Consent of Keefe, Bruyette & Woods, Inc.

 99.1    Section 145 of the Delaware General Corporation Law.

 99.2    Form of MidConn Bank proxy card.

 99.3    Form of EFC proxy card.

         ---------
         *  To be filed by amendment.